                                  SCHEDULE 14C
                                AMENDMENT NO. 1


                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Check the appropriate box:
    /X/  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    / /  Definitive Information Statement

                                          KERR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
     (1) Title of each class of securities to which transaction applies:
        Common Stock, par value $0.50 per share, and $1.70 Class B Cumulative Convertible Preferred Stock, Series D, par value $0.50 per share of Kerr Group, Inc. (the "Shares")
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        275,962 being the maximum number of shares of Common Stock and 180,006 shares of Series D Preferred Shares to be acquired by Kerr Acquisition Corporation in the transaction
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        $5.40 per share of Common Stock and $12.50 per share of Series D Preferred Shares
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        $3,740,269.80
        ------------------------------------------------------------------------
     (5) Total fee paid:
        $748.10
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        $5,951.42
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        Schedule 14D-1
        ------------------------------------------------------------------------
     (3) Filing Party:
        Kerr Acquisition Corporation and
        Fremont Acquisition Company, LLC
        ------------------------------------------------------------------------
     (4) Date Filed:
        July 8, 1997
        ------------------------------------------------------------------------

                                KERR GROUP, INC.
                             500 NEW HOLLAND AVENUE
                         LANCASTER, PENNSYLVANIA 17602

                             ---------------------

                             INFORMATION STATEMENT

                             ---------------------


                               DECEMBER   , 1997


                             ---------------------

    This Information Statement is furnished by the Board of Directors (hereinafter the "Board" or the "Board of Directors") of Kerr Group, Inc., a Delaware corporation (the "Company"), to holders of the outstanding shares of
(i) common stock, par value $.50 per share, including the associated rights to purchase shares of preferred stock (the "Rights" and, together with the common stock, the "Common Stock") and (ii) $1.70 Class B Cumulative Convertible Preferred Stock, Series D, par value $0.50 per share (the "Series D Preferred Shares" and, together with the Common Stock, the "Shares"), of the Company, in connection with an Agreement and Plan of Merger, dated as of July 1, 1997, by and among the Company, Fremont Acquisition Company, LLC, a Delaware limited liability company ("Parent"), and Kerr Acquisition Corporation, a Delaware corporation (the "Purchaser") providing for the merger (the "Merger") of Purchaser with and into the Company (the "Merger Agreement"). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent and (i) each issued and outstanding share of Common Stock (other than shares of Common Stock that are owned by the Company, Parent, the Purchaser, any other subsidiary of Parent, or by stockholders who have validly perfected their appraisal rights under Delaware law) will be converted into the right to receive $5.40 in cash (the "Common Stock Merger Consideration") and (ii) each issued and outstanding share of Series D Preferred Shares (other than shares of Series D Preferred Shares that are owned by the Company, Parent, the Purchaser, any other Subsidiary of Parent, or by stockholders who have validly perfected their appraisal rights under Delaware law) will be converted into the right to receive $12.50 in cash (the "Series D Merger Consideration"). A copy of the Merger Agreement is attached hereto as Annex I.

    The Merger is the second step of a two-step transaction pursuant to which Parent, as the owner of all of the capital stock of the Purchaser, will acquire the entire equity interest in the Company. The first step was a tender offer for the outstanding Shares at $5.40 per share of Common Stock and $12.50 per share of Series D Preferred Shares, respectively, net to the seller in cash (the "Offer"). The Purchaser acquired 3,657,133 shares of Common Stock and 307,894 shares of Series D Preferred Shares upon the consummation of the Offer on August 26, 1997, representing approximately 81% of the issued and outstanding Shares on an as-converted, fully diluted basis.

    As a result of the consummation of the Offer, the Purchaser owns and has the right to vote a sufficient number of outstanding Shares to approve and adopt the Merger Agreement without the affirmative vote of any other holder of Common Stock or Series D Preferred Shares, thereby assuring such approval and adoption. The Purchaser has executed and delivered to the Company a written consent in lieu of a meeting of stockholders approving and adopting the Merger Agreement and authorizing the consummation of the Merger.


    SUCH WRITTEN CONSENT PROVIDES THAT THE MERGER WILL BECOME EFFECTIVE NO EARLIER THAN 20 CALENDAR DAYS AFTER THIS INFORMATION STATEMENT IS FIRST MAILED TO STOCKHOLDERS OF THE COMPANY. THE COMPANY CURRENTLY ANTICIPATES THAT THE
EFFECTIVE DATE OF THE MERGER WILL BE ON OR ABOUT DECEMBER   , 1997.


    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.


    This Information Statement is first being mailed to stockholders on or about
December   , 1997.



             THIS INFORMATION STATEMENT IS DATED DECEMBER   , 1997.

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                            ---------
SUMMARY...................................................................................................          4
    GENERAL...............................................................................................          5
    REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING.....................................................          5
    PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION.........................................................          5
    APPRAISAL RIGHTS......................................................................................          6
    THE MERGER............................................................................................          6
    FINANCING ARRANGEMENTS................................................................................          7
GENERAL...................................................................................................          8
VOTE REQUIRED; WRITTEN CONSENT IN LIEU OF MEETING.........................................................          8
PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION.............................................................          8
APPRAISAL RIGHTS..........................................................................................          9
THE MERGER................................................................................................         12
    BACKGROUND OF THE OFFER AND THE MERGER................................................................         12
    OPINION OF CIBC WOOD GUNDY AND LEHMAN BROTHERS FEE....................................................         15
    PURPOSE OF THE OFFER AND THE MERGER...................................................................         20
    INTERESTS OF CERTAIN PERSONS IN THE MERGER............................................................         20
      Management Contracts................................................................................         20
      Certain Consideration Received......................................................................         21
      Stock Option Plans..................................................................................         21
      Director Compensation...............................................................................         21
      Director Liability and Indemnification..............................................................         22
    CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.................................................         22
    REGULATORY APPROVAL...................................................................................         23
THE MERGER AGREEMENT......................................................................................         24
    Merger Agreement......................................................................................         24
    Option Agreement......................................................................................         30
    Guarantee.............................................................................................         31
    Other Matters.........................................................................................         31
FINANCIAL ARRANGEMENTS....................................................................................         32
THE COMPANY...............................................................................................         34
    BUSINESS..............................................................................................         34
      Discontinued Operations.............................................................................         34
      Principal Products and Markets; Sales and Customers.................................................         36
      Competition.........................................................................................         36
      Backlog.............................................................................................         37
      Raw Materials and Supplies; Fuel and Energy Matters.................................................         37
      Product Development, Engineering, Patents and Licensing.............................................         37
      Environmental Matters; Legislation..................................................................         38
      Seasonality.........................................................................................         38
      Working Capital.....................................................................................         38
PROPERTIES................................................................................................         40
LEGAL PROCEEDINGS.........................................................................................         41
MARKET FOR THE COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..............................................         44
SELECTED FINANCIAL DATA...................................................................................         45
CERTAIN PROJECTIONS.......................................................................................         46
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.....................         48

                                                                                                              PAGE
                                                                                                            ---------
      Results of Operations--Nine Months Ended September 30, 1997 Compared to Nine Months Ended September
       30, 1996...........................................................................................         48
        Continuing Operations.............................................................................         48
        Discontinued Operations...........................................................................         49
        Recently Issued Accounting Pronouncements.........................................................         49
        Liquidity and Capital Resources...................................................................         49
      Results of Operations--1996 Compared to 1995........................................................         51
        Continuing Operations.............................................................................         51
        Discontinued Operations...........................................................................         52
        Liquidity and Capital Resources...................................................................         52
      Results of Operations--1995 Compared to 1994........................................................         54
        Continuing Operations.............................................................................         54
        Discontinued Operations...........................................................................         55
        Liquidity and Capital Resources...................................................................         55
AVAILABLE INFORMATION.....................................................................................         56
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT..................................................         56
INDEX TO FINANCIAL PAGES..................................................................................        F-1

ANNEX I--Agreement and Plan of Merger.....................................................................        I-1
ANNEX II--Section 262 of the General Corporation Law of the State of Delaware.............................       II-1
ANNEX III--Opinion of CIBC Wood Gundy Securities Corp.....................................................      III-1

                                    SUMMARY

    The following is a summary of the more detailed information contained in this Information Statement with respect to the Merger which is discussed herein. This Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Information Statement, in the annexes hereto and other documents referred to herein. Terms used but not defined in this Summary have the meanings ascribed to them elsewhere in this Information Statement. Cross references in this Summary are to the captions of sections in the Information Statement.

    Stockholders are urged to read this Information Statement and the Annexes hereto in their entirety.

                                 THE COMPANIES

    THE COMPANY. The Company is a Delaware corporation with its principal executive offices located at 500 New Holland Avenue, Lancaster, Pennsylvania 17602. The Company is a major producer of plastic packaging products.

    PURCHASER. Purchaser is a Delaware corporation organized to acquire all the outstanding Shares pursuant to the Merger Agreement and has not conducted any unrelated activities since its organization. Parent owns 98.2% of the outstanding capital stock of the Purchaser. The principal executive offices of the Purchaser are located at 50 Fremont Street, Suite 3700, San Francisco, California 94105.

    PARENT. Parent is a Delaware limited liability company formed at the direction of Fremont Partners, L.P. ("Fremont Partners") for the purpose of effecting the Offer and the Merger. Fremont Partners, and affiliated partnerships, is a private investment fund headquartered in San Francisco with committed capital of approximately $605 million. The sole general partner of Fremont Partners is FP Advisors, L.L.C., a Delaware limited liability company ("FP Advisors"). The sole managing member of FP Advisors is Fremont Group, L.L.C., a Delaware limited liability company (including predecessor entities, "The Fremont Group"). The sole manager of the Fremont Group is Fremont Investors, Inc., a Nevada corporation ("Fremont Investors"). Fremont Partners, FP Advisors, The Fremont Group and Fremont Investors are collectively referred to herein as the "Fremont Entities." The offices of each of the Fremont Entities are located at 50 Fremont Street, Suite 3700, San Francisco, California 94105. The principal executive offices of Parent are located at 50 Fremont Street, Suite 3700, San Francisco, California 94105.

                                    GENERAL

    This Information Statement is being delivered in connection with the merger of the Purchaser with and into the Company pursuant to the Merger Agreement. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent, each issued and outstanding Share (other than Shares that are owned by the Company, Parent, the Purchaser, any other subsidiary of Parent, or by stockholders who have validly perfected their appraisal rights under Delaware law) will be converted into the right to receive the Common Stock Merger Consideration or the Series D Merger Consideration, as the case may be (i.e., $5.40 or $12.50 in cash, without interest thereon), and the equity interest of all pre-Merger stockholders in the Company will be terminated. Holders of the Series D Preferred Shares will not be entitled to receive any accrued but undeclared and unpaid dividends.


    The Merger is the second step of a two-step transaction pursuant to which Parent will acquire substantially all of equity interest in the Company. The first step was the Offer. The Purchaser acquired 3,657,133 shares of Common Stock and 307,894 shares of Series D Preferred Shares at a price of $5.40 per share of Common Stock and $12.50 per share of Series D Preferred Shares upon the consummation of the Offer on August 26, 1997, representing approximately 81% of the outstanding Shares on an as-converted, fully diluted basis.


    The consummation of the Offer was subject to several conditions, including, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares, on an as-converted basis, which represents at least fifty-one percent (51%) of the shares of Common Stock outstanding on a fully diluted basis (the "Minimum Condition"). The Minimum Condition was satisfied.


    Effective upon the consummation of the Offer, seven of the eight members of the Board of Directors of the Company retired or resigned as directors, and two persons designated by Parent were appointed as members of such Board of Directors.


               REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING

    Under Delaware law, the affirmative vote of holders of a majority of the outstanding common stock entitled to vote thereon is required to approve and adopt the Merger Agreement and the transactions contemplated thereby. (Pursuant to Article FOURTH(E)(f) of the Company's Restated Certificate of Incorporation (the "Charter") except as provided by law or in the Charter with respect to the election of directors by Series D Preferred Shares holders, holders of shares of Series D Preferred Shares are not entitled to vote upon any matter relating to the business or affairs of the Company.) As a result of the consummation of the Offer, the Purchaser owns and has a right to vote a sufficient number of shares of Common Stock to cause the Merger to be approved without the concurrence of any other holder of shares of Common Stock. The Purchaser has executed and delivered to the Company a written consent in lieu of a meeting of stockholders approving and adopting the Merger Agreement and authorizing the consummation of the Merger.

    Such written consent provides that the Merger will become effective no earlier than twenty (20) calendar days after this Information Statement is first mailed to stockholders of the Company.

                 PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION

    A Letter of Transmittal for each share of Common Stock and Series D Preferred Shares will be sent to all stockholders of the Company under separate cover. The Letter of Transmittal must be completed and returned as directed therein along with certificates representing the shares of Common Stock or the shares of Series D Preferred Shares, as the case may be, covered thereby or such shares of Common Stock or shares of Series D Preferred Shares covered thereby must be delivered by book entry transfer. Checks will be sent to stockholders as soon as practicable after the receipt of Letters of Transmittal and certificates or Shares, as applicable. Detailed instructions concerning the procedure for receipt of Merger Consideration are set forth in the Letter of Transmittal and elsewhere herein. See "PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION."


                                APPRAISAL RIGHTS

    Under Delaware law, each of (i) holders of shares of Common Stock who do not vote to approve the Merger and (ii) holders of shares of Series D Preferred Shares, each of whom otherwise strictly comply with the applicable requirements of the General Corporation Law of the State of Delaware may dissent from the Merger and demand payment in cash from the Company of the fair value of their Shares. See "APPRAISAL RIGHTS" and Annex II hereto.

                                   THE MERGER


    BACKGROUND OF THE OFFER AND THE MERGER. For a description of the events leading to the approval of the Merger Agreement by the Board of Directors of the Company and of the other events since such approval, see "THE MERGER--Background of the Offer and the Merger."


    APPROVAL OF THE BOARD OF DIRECTORS. On June 30, 1997, the Board of Directors of the Company unanimously approved the Merger Agreement, the Offer and the Merger and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the holders of both the Common Stock and the Series D Preferred Shares, and unanimously recommended that the Company's stockholders accept the Offer and tender their Shares. See "THE MERGER--Background of the Offer and the Merger."


    POTENTIAL CONFLICTS; INTERESTS OF CERTAIN PERSONS IN THE MERGER. Each of the following individuals formerly held these positions and had employment agreements with the Company: D. Gordon Strickland, President and Chief Executive Officer, Robert S. Reeves, Senior Vice President, Richard H. Dittmar, Vice President, Larry R. Knipple, Vice President and Geoffrey A. Whynot, Vice President and Chief Financial Officer. The Company estimates that the aggregate value of all benefits received by these individuals in connection with the tender in the Offer of shares individually owned, shares held in their accounts in the Company's employee stock ownership plans, and the acceleration and cashout of certain option shares in connection with the Merger was $322,870.50. The Company estimates that the aggregate value of the foregoing for each of Messrs. Strickland, Reeves, Dittmar, Knipple and Whynot was valued at $155,608.50, $63,132, $28,935, $43,668 and $31,527, respectively. In addition, such individuals became entitled to receive cash severance payments from the Company in connection with such individuals' termination of employment following the consummation of the Offer. See "THE MERGER--Interests of Certain Persons in the Merger--Management Contracts" and "THE MERGER AGREEMENT--Other Matters--Management Contracts and Change in Control Agreements."



    Each of the directors and executive officers of the Company prior to the consummation of the Offer held options to purchase shares of Common Stock, which options were granted pursuant to the Company's stock option plans. Each of the directors and officers of the Company who held options to purchase shares of Common Stock executed option cancellation agreements. See "THE MERGER--Interests of Certain Persons in the Merger--Stock Option Plans."



    The Company's Common Stock Purchase Plan for Directors adopted in 1992 allowed non-employee directors to defer receipt of their fees and have the amounts contributed to a trust which then purchased Common Stock on behalf of the participating directors. See "THE MERGER--Interests of Certain Persons in the Merger--Director Compensation."


    The Delaware General Corporation Law permits a company to indemnify its officers and directors under certain specified circumstances and also requires such indemnification under specified circumstances. The Merger Agreement contains covenants that will require the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), to maintain the Company's existing directors' and officers' liability coverage (or replacement or similar coverage) regardless of whether the Merger becomes effective and to indemnify the officers and directors of the Company regardless of whether the Merger becomes effective. See "THE MERGER--Interests of Certain Persons in the Merger--Director Liability and Indemnification", "THE MERGER AGREEMENT--Indemnification" and "THE MERGER AGREEMENT--Indemnification and Insurance."



    OPINION OF FINANCIAL ADVISOR. CIBC Wood Gundy Securities Corp. ("CIBC Wood Gundy"), the Company's financial advisor, delivered its written opinion (the "Fairness Opinion") to the effect that the consideration to be received by the holders of Common Stock, on the one hand, and the Series D Preferred Shares, on the other, pursuant to the Offer and under the terms of the Merger Agreement, is fair to such holders (other than Parent or any other subsidiary of Parent) from a financial point of view. The full text of the CIBC Wood Gundy fairness opinion is set forth in Annex III hereto and should be read in its entirety. See "THE MERGER--Opinion of CIBC Wood Gundy."



    PURPOSE OF THE MERGER. The purpose of the Merger is to enable Parent, through the Purchaser, to acquire substantially all the remaining equity interest in the Company not currently owned by Purchaser.


    CONDITIONS TO THE MERGER. Pursuant to the Merger Agreement, and as a result of the consummation of the Offer, the respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following condition: no statute, rule, regulation, judgment, writ, decree, order or injunction shall have been promulgated enacted, entered or enforced, and no other action shall have been taken by any government or governmental, administrative or regulatory authority or by any court of competent jurisdiction that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger.

    REGULATORY MATTERS. No regulatory approval is required for the Merger. See "THE MERGER-- Regulatory Approval."


    CERTAIN INCOME TAX CONSEQUENCES. The receipt of cash pursuant to the Merger Agreement or the exercise of appraisal rights will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. See "THE MERGER--Certain Federal Income Tax Consequences." Stockholders are urged to consult their tax advisors as to the particular tax consequences of the Merger to them, including the applicability and the effect of Federal, state, local, foreign and other tax laws.


                             FINANCING ARRANGEMENTS


    Parent funded the purchase price of the Shares purchased in the Offer, and the repayment of certain debt of the Company, and intends to fund the aggregate Merger Consideration, through cash on hand of the Purchaser the sale of equity interests to Fremont Partners and affiliated partnerships (and to key management of the Company and related entities) and Parent will in turn contribute such amount to the Purchaser, and through a permanent bank financing. See "FINANCIAL ARRANGEMENTS." Parent and the Purchaser estimate that the total amount of funds required by the Purchaser to fund the aggregate Merger Consideration payable in respect of the remaining 275,962 shares of Common Stock and 180,006 shares of Series D Preferred Shares outstanding is $3,790,849.80. See "FINANCIAL ARRANGEMENTS."

                                    GENERAL


    This Information Statement is being delivered in connection with the merger of Purchaser into the Company pursuant to the Merger Agreement. As a result of the Merger, Parent will own 98.2% of the issued and outstanding Shares of capital stock of the Company, each issued and outstanding Share (other than Shares that are owned by the Company, Parent, Purchaser, any other subsidiary of Parent, or by stockholders who have validly perfected their appraisal rights under Delaware law) will be converted into the right to receive the Merger Consideration and the equity interest of all pre-Merger stockholders in the Company will be terminated.



    The Merger is the second step of a two-step transaction pursuant to which Parent will acquire substantially all of the equity interest in the Company. The first step was the Offer. Purchaser acquired 3,657,133 shares of Common Stock and 307,894 shares of Series D Preferred Shares at a price of $5.40 per share of Common Stock and $12.50 per share of Series D Preferred Shares, respectively, upon the consummation of the Offer on August 26, 1997, representing approximately 81% of the outstanding shares of Common Stock on an as-converted, fully diluted basis.



    The consummation of the Offer was subject to several conditions, including satisfaction of the Minimum Condition. See "THE MERGER--THE MERGER."


               VOTE REQUIRED; WRITTEN CONSENT IN LIEU OF MEETING

    Pursuant to the General Corporation Law of the State of Delaware, the Merger Agreement must be approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock at a duly convened meeting of the stockholders of the Company called for such purpose.

    As a result of the Purchase, the Purchaser owns a sufficient number of Shares to cause the Merger to be approved and adopted without the concurrence of any other holder of shares of Common Stock. Pursuant to Section 228(a) of the Delaware General Corporation Law, any action required by the Delaware General Corporation Law to be taken at any meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote of the stockholders of the Company if a written consent, setting forth the action for taken, shall be signed by the holders of a majority of the outstanding Shares. The Purchaser has executed and delivered to the Company a written consent (the "Consent") in lieu of a meeting of stockholders approving and adopting the Merger Agreement and, in accordance with Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), authorizing the consummation of the Merger no earlier than 20 calendar days after this Information Statement is first mailed to stockholders of the Company. In accordance with Section 228(d) of the Delaware General Corporation Law, this Information Statement constitutes notice of the approval of the Merger Agreement and the consummation of the Merger without a meeting of stockholders by less than unanimous consent to all stockholders of the Company.

    The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law. As used in this Information Statement, "Effective Time" means the effective time of the Merger under the Delaware General Corporation Law.

                 PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION

    VALID SURRENDERS OF SHARES. A Letter of Transmittal will be sent to you under separate cover following the consummation of the Merger. For Shares to be validly surrendered pursuant to the Merger, a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, must be received by Boston EquiServe, L.P., as the depositary (the "Depositary") at one of its addresses set forth in the Letter of Transmittal and either (i) certificates representing Shares must be received by the Depositary or (ii) such Shares must be delivered by book-entry transfer.

    BOOK-ENTRY TRANSFER. The Depositary will establish an account with respect to the Shares at The Depository Trust Company or the Philadelphia Depository Trust Company (each, a "Book-Entry Transfer Facility" and, collectively, the "Book-Entry Transfer Facilities") for purposes of the Merger. Any financial institution that is a participant in any of the Book-Entry Transfer Facilities' systems may make book-entry delivery of Shares by causing a Book-Entry Transfer Facility to transfer such Shares into the Depositary's account at such Book-Entry Transfer Facility in accordance with that Book-Entry Transfer Facility's procedure for such transfer.

    SIGNATURE GUARANTEES. No signature guarantee is required on the Letter of Transmittal (i) if the Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Section, includes any participant in the Book Entry Transfer Facility's systems whose name appears on a security position listing as the owner of the Shares) of Shares tendered therewith and such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal or (ii) if such Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution" and, collectively, "Eligible Institutions"). In all other cases, all signatures on Letters of Transmittal must be guaranteed by an Eligible Institution. See Instructions 1 and 5 to the Letter of Transmittal. If the certificates for Shares are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made, or certificates for Shares not tendered or not accepted for payment are to be returned, to a person other than the registered holder of the certificates surrendered, then the tendered certificates for such Shares must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name or names of the registered holders or owners appear on the certificates, with the signatures on the certificates or stock powers guaranteed as aforesaid. See Instructions 1 and 5 to the Letter of Transmittal.

    THE METHOD OF DELIVERY OF CERTIFICATES FOR SHARES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER. IF DELIVERY IS MADE BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

    THE METHOD OF DELIVERY OF CERTIFICATES FOR SHARES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE STOCKHOLDER. SHARES WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING IN THE CASE OF A BOOK-ENTRY TRANSFER BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS MADE BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    BACKUP FEDERAL INCOME TAX WITHHOLDING. TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING OF 31% OF THE AGGREGATE MERGER CONSIDERATION PAYABLE TO A STOCKHOLDER, SUCH STOCKHOLDER MUST PROVIDE THE PAYING AGENT WITH HIS CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT HE IS NOT SUBJECT TO BACKUP FEDERAL INCOME TAX WITHHOLDING BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL.

                                APPRAISAL RIGHTS

    Stockholders of the Company are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law ("Section 262") as to Shares owned by them. Set forth below is a summary description of Section 262. Section 262 is reprinted in its entirety as Annex II to this Information Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the Shares as to which appraisal rights are asserted. A person having a beneficial interest in Shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

    THE FOLLOWING SUMMARY IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX II. THIS SUMMARY AND ANNEX II SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

    In accordance with Section 262, any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of this Information Statement, demand in writing from the Company, the appraisal of the fair value of such stockholder's Shares. Such demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of the fair value of such stockholder's Shares. Any stockholder (other than a record owner who is acting as a nominee holder for different beneficial owners) seeking to exercise appraisal rights for a portion, but not all, of such stockholder's Shares should consult with legal counsel before taking any such action. The Company believes that Delaware law has not clearly addressed the ability of such a stockholder to exercise appraisal rights with respect to a portion, but not all, of such stockholder's Shares. Stockholders should be aware of the risk that should a stockholder seek to exercise appraisal rights with respect to a portion, but not all, of such stockholder's Shares, the Company may assert that by doing so such stockholder has waived such stockholder's appraisal rights and a Delaware court may find that such stockholder has so waived such stockholder's appraisal rights. A stockholder who elects to exercise appraisal rights must mail or deliver such stockholder's written demand to the President of the Company at 500 New Holland Avenue, Lancaster, Pennsylvania 17602.

    A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing his Shares. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

    A record owner, such as a broker, who holds Shares as a nominee for others, may exercise appraisal rights with respect to the Shares held for all or less than all beneficial owners of Shares as to which such person is the record owner. In such case, the written demand must set forth the number of Shares covered by such demand. Where the number of Shares is not expressly stated, the demand will be presumed to cover all Shares outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights.

    Within 120 days after the Effective Time, either the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the fair value of the Shares of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the Shares formerly owned by such stockholders, determining the fair value of such Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Chancery Court is to take into account all relevant factors.

    Stockholders considering seeking appraisal should note that the "fair value" of their Shares determined under Section 262 could be more than, the same as or less than $5.40 per share of Common Stock and $12.50 per share of Series D Preferred Shares, and that opinions of investment banking firms as to fairness, from a financial point of view, are not opinions as to fair value under Section
262. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all Shares entitled to appraisal.

    From and after the Effective Time, no stockholder who has duly demanded appraisal in compliance with Section 262 will be entitled to vote for any purpose the Shares subject to such demand or to receive payment of dividends or other distributions on such Shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time. Holders of Series D Preferred Shares are not entitled to receive any accrued but undeclared and unpaid dividends.

    At any time within 60 days after the Effective Time, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered in the Merger Agreement; after this period, a stockholder may withdraw such stockholder's demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all stockholders who had previously demanded appraisal shall thereafter be entitled to receive the Merger Consideration in cash, without interest thereon, upon surrender of the certificates that formerly represented their Shares. Inasmuch as the Company has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just.

                                   THE MERGER

BACKGROUND OF THE OFFER AND THE MERGER

    Set forth below is a description of the background of the Offer and the Merger, including a summary of certain material meetings of the Board of Directors of the Company regarding the transactions described herein. Until the consummation of the Offer, the Board of Directors of the Company consisted of the following eight individuals: Herbert Elish, Gordon C. Hurlbert, Michael C. Jackson, John D. Kyle, James R. Mellor, Robert M. O'Hara, Harvey L. Sperry and
D. Gordon Strickland.

    In October 1995, a representative of Lehman Brothers Inc. ("Lehman Brothers") contacted representatives of The Fremont Group to inquire as to The Fremont Group's potential interest in pursuing a transaction with the Company. Following this contact, The Fremont Group initiated a review of certain publicly available information concerning the Company.

    On November 6, 1995, The Fremont Group entered into a confidentiality agreement with Lehman Brothers on behalf of the Company, pursuant to which The Fremont Group agreed to treat as confidential certain information provided to it by or on behalf of the Company and agreed for a period of two years not to acquire any voting securities of the Company without the consent of the Board of Directors of the Company. On November 7, 1995, Lehman Brothers furnished to The Fremont Group a descriptive memorandum containing limited non-public information concerning the Company.

    On November 30, 1995, in compliance with bid instructions provided by Lehman Brothers, The Fremont Group submitted an initial indication of interest together with a due diligence request list. Based on an indication of interest to acquire all the outstanding Common Stock for $10 to $12 a share, The Fremont Group was invited to attend a due diligence session at the Company's headquarters. On January 11, 1996, The Fremont Group met with the senior management of the Company and reviewed documents provided in a data room set up by the Company and Lehman Brothers. Over the next several weeks, The Fremont Group and its advisors engaged in a series of telephone conversations, plant tours and meetings with senior and operating management of the Company to further investigate the business, strategies and prospects of the Company. During this time period, The Fremont Group, with the assistance of its outside advisors, also conducted a detailed independent due diligence review of the Company's assets and liabilities, including its underfunded pension plan liabilities, unfunded retiree medical and health liabilities and potential environmental liabilities.

    At the end of January 1996, The Fremont Group communicated to Lehman Brothers that following its review of the data room documents, discussions with senior management and its independent due diligence review of the assets and liabilities of the Company, it was no longer willing to proceed at the valuation levels indicated in its initial indication of interest of November 30, 1995. The Fremont Group indicated that its current view was based on the understanding it had now acquired with respect to the Company's significant off-balance sheet liabilities and deteriorating operating performance and financial condition. The Fremont Group communicated that it would, however, continue to have an interest in pursuing a transaction with the Company at substantially lower valuations.

    At the time, representatives of Lehman Brothers discouraged The Fremont Group from further proceeding with its review of the Company or further discussions, indicating that the Company's Board of Directors was unwilling to accept an offer below the approximate range of $10 to $12 per share of Common Stock provided by The Fremont Group in its initial indication of interest. At the time of these discussions, the Common Stock was trading within a range of approximately $8 to $10 per share.

    In early March 1996, a representative of Lehman Brothers contacted a representative of Fremont Partners, which had been formed in the meantime in February 1996 to carry on the direct investment activities of The Fremont Group, and suggested the Board of Directors of the Company might now be prepared to consider Fremont Partners' proposal if Fremont Partners remained interested in an acquisition of the Company. On March 7, 1996, Fremont Partners submitted a transaction proposal that provided for the acquisition of all equity interests in the Company and contemplated an arrangement where repayment of a portion of the existing senior notes would be contingent upon the receipt of a specified level of net proceeds from the sale of the Company's consumer products division, which was then actively being undertaken. Under this structure, Fremont Partners indicated that it was prepared to pay $2.62 to $4.00 per share of Common Stock, assuming the disposition of the Company's consumer products division.

    On April 3, 1996, a representative of Lehman Brothers informed a representative of Fremont Partners that following the sale of the consumer products division, Lehman Brothers would no longer be actively working with the Company. Lehman Brothers indicated that the Company continued to have a need for new capital and that if Fremont Partners remained interested in a transaction with the Company, Fremont Partners should communicate with the new Chief Executive Officer, Mr. D. Gordon Strickland, directly. Fremont Partners telephoned Mr. Strickland on April 3, 1996 and inquired whether the Company would have an interest in pursuing a recapitalization transaction led by Fremont Partners.

    On April 4, 1996, Mr. Strickland provided Fremont Partners with a package of updated financial information that detailed the Company's planned restructuring. Fremont Partners held a number of discussions during the month of April with Mr. Strickland and other members of senior management of the Company regarding a potential recapitalization of the Company. On April 19, 1996, Mr. Strickland met with Fremont Partners in Fremont Partners' offices in San Francisco. In this meeting, representatives of Fremont Partners outlined a number of recapitalization alternatives that generally involved a capital infusion by Fremont Partners of up to $25 million in return for a substantial but minority stake in the Company. Mr. Strickland expressed an interest in pursuing such a transaction, but expressed concern with the proposed financial terms of the proposed investment as it implied a valuation of the common equity below the then-current market price of the Common Stock of approximately $6 per share. Mr. Strickland agreed to discuss the proposal with members of the Board of Directors of the Company and the Company's advisors. Several days later, Mr. Strickland responded that the Company was unwilling to pursue a recapitalization with an implied common equity valuation below current market prices.

    On August 12, 1996, a representative of Fremont Partners spoke to Mr. Strickland, inquiring as to the current status of its negotiations with its noteholders concerning a financial restructuring of the Company. Mr. Strickland indicated an interest in reopening discussions with Fremont Partners concerning a possible investment in the Company. Fremont Partners requested updated financial information with respect to the Company, which was provided. A series of conversations were held over the next several weeks between senior management of the Company and representatives of Fremont Partners, but did not result in significant progress concerning the terms of a possible recapitalization transaction.

    On November 19, 1996, a representative of Fremont Partners spoke with Mr. Strickland regarding the Company's recent public announcement that the holders of the Company's long-term unsecured debt had sold such debt to third parties.


    On December 18, 1996, a representative of Fremont Partners spoke to Mr. Herbert Elish, Chairman of the Board of the Company, inquiring whether the Company would have an interest in pursuing a recapitalization transaction lead by Fremont Partners that would provide sufficient capital to the Company to facilitate a repurchase of the Company's unsecured long-term debt from the new debtholders.


    On January 7, 1997, Mr. Elish requested that Fremont Partners contact the Company's new financial advisor, CIBC Wood Gundy, in order to obtain updated financial information needed to prepare and resubmit a transaction proposal.

    In a series of conversations throughout January 1997, representatives of Fremont Partners discussed a potential recapitalization of the Company with CIBC Wood Gundy and the Company's senior management. Fremont Partners also reviewed with the Company's senior management the progress of its various business and financial restructuring efforts and the Company's operating prospects in the aftermath of its disappointing performance in fiscal year 1996. Fremont Partners also updated its independent due diligence review of the Company's assets and liabilities, including its underfunded pension plan liabilities, unfunded retiree medical and health liabilities and potential environmental liabilities. On January 16,

1997, Fremont Partners submitted to CIBC Wood Gundy a letter detailing the terms of its recapitalization proposal. These terms included a new equity investment of $25 million in the form of new preferred and new common equity with an implied common equity valuation of approximately $2.00 per share.

    On January 28, 1997, a representative of CIBC Wood Gundy contacted Fremont Partners and indicated that CIBC Wood Gundy had presented Fremont Partners' proposal to the Company's Board of Directors along with a number of other transaction alternatives. According to the representative of CIBC Wood Gundy, the Company's Board of Directors chose to pursue a refinancing transaction that would not involve a new equity capital contribution, but instead would effect a refinancing of the Company's existing unsecured debt obligations with a new senior secured credit facility together with senior subordinated secured notes with equity warrants. CIBC Wood Gundy indicated that it expected this transaction would be completed within two to three weeks.

    On March 12, 1997, a representative of Fremont Partners contacted CIBC Wood Gundy and inquired regarding the apparent delay in completing the refinancing previously discussed. CIBC Wood Gundy responded that it still expected the refinancing transaction to be completed shortly. Fremont Partners submitted another proposal letter to CIBC Wood Gundy that reiterated Fremont Partners' interest in pursuing a recapitalization transaction and indicated a willingness to improve its terms by providing an effective common equity valuation of approximately $3.00 per share. CIBC Wood Gundy responded that the Board of Directors remained unwilling to consider Fremont Partners' proposal and would continue to pursue the refinancing alternative.

    On May 23, 1997, a representative of CIBC Wood Gundy contacted Fremont Partners and stated that the Company had received and was reviewing an acquisition proposal from a third party and was willing to reconsider an acquisition proposal from Fremont Partners. CIBC Wood Gundy indicated that the refinancing transaction remained an alternative that was also under active consideration. Fremont Partners commenced a series of discussions and meetings with the Company's senior and operating management and Kerr's advisors that culminated in a letter to Mr. Strickland, dated June 10, 1997 that proposed a Fremont Partners acquisition of all Common Stock at a price of $4.50 per share.

    The Company and its advisors responded to this proposal by asking Fremont Partners to clear all due diligence issues and to resubmit its letter as a formal offer with a marked-up purchase contract provided by counsel to the Company by no later than June 16, 1997. Fremont Partners accelerated its already commenced full due diligence review and prepared a final proposal, including a contract mark-up, which Fremont Partners submitted to CIBC Wood Gundy, in accordance with CIBC Wood Gundy's instructions, on June 16, 1997. The proposal provided for, among other things, a tender offer for all outstanding shares of Common Stock and Series D Preferred Shares at $4.50 per share and $8.50 per share, respectively, to be followed by a back-end merger at the same price. The proposal provided for an option for a number of newly issued shares of Common Stock equal to approximately 19.9% of the then-outstanding shares of Common Stock at an exercise price equal to the price to be paid for the Common Stock in the tender offer, to be exercisable in certain circumstances, and for a termination fee, payable in certain circumstances, of $5 million, plus expenses not to exceed $1.5 million.

    Fremont Partners and its legal counsel held a number of discussions over the telephone with the Company and its advisors and counsel in the days following June 16 to negotiate the terms of the proposed acquisition, including various contractual provisions. On June 25, a member of the Company's Executive Committee telephoned a representative of Fremont Partners and stated that the Company was prepared to work with Fremont Partners toward the signing of a definitive agreement and to recommend Fremont Partners' proposal to the Company's Board of Directors, subject to resolution of a number of contractual issues and subject to Fremont Partners' agreeing to pay $5.90 per share for the Common Stock and $14.50 per share for the Series D Preferred Shares. Fremont Partners and the Company and the Company's advisors negotiated over the next several days to resolve the open issues including the price differential, the amount of the termination fee and the circumstances under which the termination fee would become payable and the Option would become exercisable.

    At a meeting of the Board of Directors of the Company held on June 30, 1997, the Board of Directors unanimously approved the Merger Agreement, the Offer and the Merger and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the holders of both the Common Stock and the Series D Preferred Shares, and unanimously recommend that stockholders of the Company accept the Offer and tender their Shares. On June 30, 1997, CIBC Wood Gundy delivered to the Company's Board of Directors its opinion to the effect that, based on the assumptions, limited procedures and matters referred to therein, the consideration to be received by the holders of Common Stock, on the one hand, and the Series D Preferred Shares, on the other, pursuant to the Offer and under the terms of the Merger Agreement, is fair to such holders (other than Fremont or any other subsidiary of Fremont), from a financial point of view. The written opinion of CIBC Wood Gundy is set forth in full as an exhibit to the Company's Schedule 14D-9 which was mailed to stockholders of the Company. Stockholders of the Company were urged to read that opinion in its entirety.


    On Tuesday, July 1, 1997, Fremont Partners and the Company issued a joint press release announcing the execution and delivery of the Merger Agreement.


    On July 8, 1997, Parent commenced the Offer. Beginning on Monday, August 4, 1997, (the original expiration date of the Offer), Purchaser extended the Offer several times to 12:00 noon, New York City time, Tuesday, August 26, 1997. On August 24, 1997, the Company and the Pension Benefit Guaranty Corporation (the "PBGC") entered into a definitive agreement pursuant to which the PBGC agreed to dismiss its lawsuit then pending before the United States District court for the Eastern District of Pennsylvania seeking to terminate the Company's pension plan, withdraw its Notice of Determination and forbear from instituting new proceedings with respect to the acquisition. Pursuant to the terms of the definitive agreement, the Company agreed to (i) future enhanced pension plan contributions, (ii) grant to the PBGC a second lien in the amount of $40.7 million secured by substantially all of the assets of the Company, (iii) various restrictions on future secured indebtedness and (iv) provisions regarding notice of certain events. The definitive agreement became effective upon the consummation of the Offer. Approximately 93% of the outstanding shares of Common Stock and 63% of the outstanding shares of Series D Preferred Shares were tendered prior to the expiration of the Offer at noon on August 26, 1997. Parent consummated the Offer on August 26, 1997.



    On October 15, 1997, the Company filed a preliminary draft of this Information Statement with the Securities and Exchange Commission (the "Commission").


OPINION OF CIBC WOOD GUNDY AND LEHMAN BROTHERS FEE


OPINION OF CIBC WOOD GUNDY



    FAIRNESS OPINION. CIBC Wood Gundy was retained by the Company to render an opinion (the "Fairness Opinion") to the Board of Directors as to the fairness from a financial point of view of the consideration to be received by the holders of Common Stock, par value $0.50 per share (the "Common Stock"), on the one hand, and to the holders of Class B Cumulative Convertible Preferred Stock, Series D (the "Preferred Stock"), on the other, in a series of transactions (collectively, the "Transactions") and pursuant to the Agreement and Plan of Merger among the Company, Fremont Acquisition Company, LLC ("Fremont") and Kerr Acquisition Corporation ("Purchaser"), dated as of July 1, 1997 (the "Merger Agreement"). On June 30, 1997, pursuant to the Company's request, CIBC Wood Gundy delivered its oral and written opinion to the Board of Directors of the Company to the effect that, as of July 1, 1997, the effective date of the Merger Agreement, the consideration to be received by the holders of the Company's Common Stock, on the one hand, and Preferred Stock, on the other, was fair from a financial point of view. CIBC Wood Gundy has consented to the use of its name and the Fairness Opinion in this Information Statement.



    THE SUMMARY OF THE OPINION OF CIBC WOOD GUNDY SET FORTH IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS

ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY CIBC WOOD GUNDY. IN ARRIVING AT ITS OPINION, CIBC WOOD GUNDY DID NOT ASCRIBE A SPECIFIC RANGE OF FAIR VALUE TO THE COMPANY, BUT MADE ITS DETERMINATIONS AS TO THE FAIRNESS OF THE MERGER CONSIDERATION ON THE BASIS OF THE FINANCIAL AND COMPARATIVE ANALYSIS DESCRIBED BELOW.



    CIBC WOOD GUNDY'S OPINION WAS PREPARED FOR THE BOARD OF DIRECTORS AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW AS OF JULY 1, 1997, OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF THE COMPANY'S COMMON STOCK, ON THE ONE HAND, AND PREFERRED STOCK, ON THE OTHER, PURSUANT TO THE MERGER AGREEMENT. CIBC WOOD GUNDY'S FAIRNESS OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDERS AS TO HOW TO VOTE AT ANY SPECIAL MEETING OF STOCKHOLDERS. IN ADDITION, CIBC WOOD GUNDY WAS NOT ASKED TO OPINE AS TO, AND ITS OPINION DOES NOT ADDRESS, THE UNDERLYING BUSINESS DECISION OF THE BOARD TO PROCEED WITH OR TO EFFECT THE TRANSACTION.



    In connection with rendering its opinion, CIBC Wood Gundy, among other things: (i) reviewed the Merger Agreement in substantially final form; (ii) reviewed the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and its Quarterly Report on Form 10-Q setting forth its financial results for the period ended March 31, 1997; (iii) reviewed certain operating and financial information, including projections, provided to CIBC Wood Gundy by the management of the Company relating to the Company's business and prospects (the "Projections"); (iv) met with certain members of the Company's senior management to discuss its operations, historical financial statements and future prospects; (v) visited the Company's facilities; (vi) reviewed Kerr's Annual Report to Shareholders for the fiscal year ended December 31, 1996; (vii) reviewed the historical prices and trading volumes of the Company's Common Stock and Preferred Stock; (viii) reviewed publicly available financial data and stock market performance data of companies that it deemed generally comparable to the Company; (ix) reviewed the terms of recent acquisitions of companies that it deemed generally comparable to the Company; and (x) conducted such other studies, analyses, inquiries and investigations as it deemed appropriate.



    With respect to the Projections, CIBC Wood Gundy assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the expected future performance of the Company. CIBC Wood Gundy did not assume any responsibility for the information or Projections provided to it, and CIBC Wood Gundy further relied upon the assurances of the management of the Company that they have no actual knowledge of any facts that would make the information or projections provided to CIBC Wood Gundy incomplete or misleading. Stockholders are cautioned, however, that the Projections are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, general economic conditions and competitive conditions within the industry and that the inclusion of such information should not be regarded as an indication that the Company or any persons who received such information consider it other than an estimate of future events. The Projections reflect the then current best judgment of management of the Company as to the future financial performance of the Company and are not necessarily indicative of future results of the Company, which may be significantly more or less favorable than suggested by such Projections. The material assumptions upon which the Projections were based relate to various matters, including: 1) levels of industry growth in the Company's markets; 2) the competitive environment in the plastic and closure manufacturing market; 3) the degree of the Company's success in competing against the new entrants in its markets; and 4) levels of indebtedness and debt service requirements of the Company. These financial projections were not publicly available and were not disseminated to any party other than the Board of Directors and CIBC Wood Gundy. In arriving at its opinion, CIBC Wood Gundy did not perform or obtain any independent appraisal of the assets of the Company.



    In rendering its opinion, CIBC Wood Gundy assumed, without independent verification, the accuracy, completeness and fairness of all the financial and other information that was available to it from public sources or that was provided to it by the Company or its representatives. CIBC Wood Gundy's Fairness Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of such opinion. It should be understood that, although subsequent developments may affect its opinion, except as agreed upon by CIBC Wood Gundy, CIBC Wood Gundy does not have any obligation to update, revise or reaffirm its opinion.



    The following is a summary of the material factors considered and the principal financial analyses performed by CIBC Wood Gundy to arrive at its opinion dated June 30, 1997. In arriving at its opinion, CIBC Wood Gundy did not quantify or attempt to reassign relative weights to the specific factors considered and financial analyses performed.



        1. STOCK TRADING HISTORY. CIBC Wood Gundy examined the history of the trading prices and volume for the Common Stock and Preferred Stock. Although the Company's Common Stock and Preferred Stock have traded on the New York Stock Exchange, both under the symbol "KGM", there has been limited float on these securities. As a result, the Common Stock and Preferred Stock are, to a large extent, illiquid.



        2. ANALYSIS OF CERTAIN OTHER PUBLICLY TRADED COMPANIES. CIBC Wood Gundy compared selected historical share prices, earnings, operating and financial ratios for the Company to the corresponding data and ratios for selected plastic and closure manufacturing companies whose securities are publicly traded and that CIBC Wood Gundy believed were comparable in certain respects to the Company. Such data and ratios included the ratio of market capitalization of common stock plus the principal amount of long-term debt outstanding less cash on hand ("Total Enterprise Value") to (x) latest twelve-month ("LTM") revenues, (y) LTM operating earnings before depreciation, amortization, interest and taxes ("EBITDA") and (z) LTM operating earnings before interest and taxes ("EBIT"). The companies selected for this comparison were Crown Cork & Seal Company, Inc., West Company, Inc., Owens-Illinois, Inc., SEDA Specialty Packaging Corp., Sun Coast Industries, Inc., and Aptargroup, Inc. CIBC Wood Gundy then compared those ratios to the ratios being paid for the Company in the Transactions based upon the prices offered by Fremont for the Company's Common Stock of $5.40 per share (the "Common Stock Offer") and the Company's Preferred Stock of $12.50 per share (the "Preferred Stock Offer"). Based on the Common Stock Offer and Preferred Stock Offer, the implied purchase price of the Company's total equity was approximately $29.8 million, and the implied total value of the Company pursuant to the Common Stock Offer and Preferred Stock Offer (the "Transaction Value" defined as the total purchase price of the Common Stock plus the total purchase price of the Preferred Stock plus the principal amount of debt outstanding plus the amount of the Company's underfunded pension plan and the Company's retiree health liability, less cash, cash equivalents and investments of the Company) was approximately $110.7 million.



        An analysis of Total Enterprise Value to LTM revenue for the above selected plastic and closure manufacturing companies yielded a range of relevant multiples from 0.4x to 1.9x compared to 1.0x for the Company at the Transaction Value. An analysis of Total Enterprise Value to LTM EBITDA for plastic and closure manufacturing companies yielded a range of relevant multiples from 5.1x to 9.7x compared to 7.6x for the Company at the Transaction Value. An analysis of Total Enterprise Value to LTM EBIT for the plastic and closure manufacturing companies yielded a range of relevant multiples from 9.4x to 16.5x compared to 19.8x for the Company at the Transaction Value.



        In arriving at its opinion, CIBC Wood Gundy took into account that, in general, the multiples available to the Company at the Common Stock Offer of $5.40 per share and Preferred Stock Offer of $12.50 per share compared favorably to the multiples derived for the selected companies. CIBC Wood Gundy noted that no company utilized in the above comparable company analysis is identical to the Company. Accordingly, an analysis of the foregoing is not purely mathematical and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect their public trading value.



        3. COMPARABLE PRECEDENT TRANSACTION ANALYSIS. CIBC Wood Gundy conducted a review of selected plastic and closure manufacturing company transactions in which a majority ownership position was purchased. These transactions were analyzed to provide a reference point as to the

    "enterprise" valuation multiples for Kerr. From the universe of transactions selected, there was a wide disparity in the multiples, which was directly related to the quality and size of the markets where the target company operated. Therefore, the transactions were further separated into a small peer group consisting of transactions where the target company operated in similar markets (the "Comparable Transactions"). The small peer group consists of the following transactions (target company/acquiring company):
    CFI Industries, Inc./Ivex Packaging Corp.; American Safety Closure Corp./SEDA Specialty Packaging Corp.; Wheaton Inc./Alusuisse-Lonza Holding Ltd.; CarnaudMetalbox/Crown Cork & Seal company, Inc.; Constar International Inc./Crown Cork & Seal Company, Inc.; and Continental Plastic Containers Inc./Viatech, Inc. CIBC Wood Gundy calculated multiples for each transaction based on the ratios of Total Enterprise Value to each company's pre-acquisition LTM revenues, EBITDA and EBIT. An analysis of Total Enterprise Value to LTM revenues for these companies yielded a range of relevant multiples from 0.6x to 1.1x compared to 1.0x for the Company at the Transaction Value. An analysis of Total Enterprise Value to LTM EBITDA for these companies yielded a range of relevant multiples from 4.8x to 13.2x compared to 7.6x for the Company at the Transaction Value. An analysis of Total Enterpirse Value to LTM EBIT for these companies yielded a range of relevant multiples from 8.8x to 27.4x compared to 19.8x for the Company at the Transaction Value.



        In arriving at its opinion, CIBC Wood Gundy took into account that, in general, the multiples available to the Company at the Common Stock Offer of $5.40 per share and Preferred Stock Offer of $12.50 per share compared favorably to the multiples derived for the selected transactions. CIBC Wood Gundy noted that no transaction utilized in the above selected acquisition transaction analysis is identical to the Transactions. Accordingly, an analysis of the foregoing is not purely mathematical and involves complex considerations and judgments concerning differences in financial and operating characteristics of the acquired companies in such transactions and other factors that could affect their acquisition and public trading values.



        CIBC Wood Gundy also reviewed the premium of offer price to the trading price one month prior to the announcement dates for the Comparable Transactions and compared these premiums to the premiums represented by the Common Stock Offer and the Preferred Stock Offer. The one-month premiums paid in the Comparable Transactions ranged from -36.0% to 46.9%, compared to a one-month premium paid for the Company's Common Stock of 127.4% and Preferred Stock of 78.6%.



        4. DISCOUNTED CASH FLOW ANALYSIS. CIBC Wood Gundy performed a discounted cash flow analysis for the Company on a stand-alone basis based upon the Projections prepared by management of the Company. The discounted cash flow analysis estimated the theoretical present value of the Company based on the sum of (i) the discounted cash flows that the Company could generate over a five-year period and (ii) a terminal value for the Company assuming the Company performs in accordance with the Projections.



        In arriving at its opinion, CIBC Wood Gundy took into account that, in general, the Common Stock Offer of $5.40 per share and Preferred Stock Offer of $12.50 were within the range of present values of the Common Stock and Preferred Stock derived from the discounted cash flow analysis based upon the Projections.



        CIBC Wood Gundy's calculation of a theoretical terminal value of the Company was based upon a multiple of EBITDA at the end of the fifth year. This terminal value and the cash flows generated by the Company were discounted using a discount rate to derive the Total Enterprise Value of the Company. The value of the equity was calculated by taking the Total Enterprise Value and subtracting the principal amount of long-term debt outstanding, preferred stock, the Company's underfunded pension plan and the Company's underfunded retiree health liability and adding cash on hand. Using discount rates ranging from 12% to 20% and exit multiples of LTM EBITDA ranging from 5.0x to 6.0x, CIBC Wood Gundy estimated that, based on a discounted cash flow analysis of the Projections, the Total Enterprise Value of the Company ranged from $95.0 million to $143.4 million and the common equity value of the Company ranged from $2.51 to $13.55 per share.



    In addition to the financial analyses set forth above, CIBC Wood Gundy considered a number of qualitative factors in arriving at its opinion, including, without limitation, the following: (i) the Company's current businesses, operations, and prospects and the possibility that the Company's operating results from its current operations could stagnate without raising and expending significant amounts of capital; (ii) the competitive environment in the plastic and closure manufacturing market; (iii) the Company's inconsistent historical operating record; (iv) the lack of institutional research analyst coverage, which decreases the visibility of the Company in the financial markets; (v) the recent distressed trading of certain of the Company's securities; (vi) the unsuccessful previous attempt by the Company to complete a sale transaction; (vii) the Company operating in violation of certain covenants under its debt instruments over an 18-month period; and (viii) the litigation by the Pension Benefit Guarantee Corporation seeking termination of the Company's pension plan.



    The summary set forth above is not a complete description of the analysis performed by CIBC Wood Gundy. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily translated to summary description. Accordingly, notwithstanding the separate factors summarized above, CIBC Wood Gundy believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, CIBC Wood Gundy made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by CIBC Wood Gundy are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.



    The Board of Directors selected CIBC Wood Gundy as its financial advisor because CIBC Wood Gundy is a nationally recognized investment banking firm with substantial experience in transactions similar to the Transaction. As part of its investment banking business, CIBC Wood Gundy is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.



    Pursuant to an amendment to an engagement letter, dated June 30, 1997, CIBC Wood Gundy will earn a fee of $250,000 for rendering the Fairness Opinion (the "Fairness Opinion Fee"). The Company also agreed to pay CIBC Wood Gundy a fee equal to $890,000, such fee being payable upon consummation of the Transaction, against which fee the Fairness Opinion Fee would be credited. The Company has also agreed to reimburse the CIBC Wood Gundy for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, and to indemnify CIBC Wood Gundy against certain liabilities arising out of or in connection with the services rendered by CIBC Wood Gundy under the engagement, including liabilities under federal securities laws. The terms of the fee arrangement with CIBC Wood Gundy, which are customary in transactions of this nature, were negotiated at arm's length between the Company and CIBC Wood Gundy and, at the time it received CIBC Wood Gundy's Fairness Opinion, the Board of Directors of the Company was aware of such arrangements.

LEHMAN BROTHERS FEE


    The Company also retained Lehman Brothers in October 1995 to render financial advisory services. Pursuant to an engagement letter, dated October 27, 1995, the Company agreed to (a) pay Lehman Brothers a retainer of $100,000 and
(b) pay Lehman Brothers a fee of 1% of the Consideration (as therein defined) involved in the sale of the Company, if the Company is sold during the term of the Agreement or within 24 months thereafter if sold to a buyer identified by Lehman Brothers. The Company paid Lehman Brothers $795,000 in payment of such 1% fee upon the completion of the Offer. The Company has also agreed to reimburse Lehman Brothers' reasonable out-of-pocket expenses (including the fees and expenses of Lehman Brothers' counsel), and indemnify and defend Lehman Brothers and certain related persons against certain liabilities in connection with the engagement.

PURPOSE OF THE OFFER AND THE MERGER


    The purpose of the Offer and the Merger is to enable Parent, through Purchaser, to acquire, in one or more transactions, control of the Board, and substantially all the equity interest in, the Company. The Offer was intended to increase the likelihood that the Merger will be completed promptly.



    Pursuant to the Merger Agreement and prior to the consummation of the Offer,
(i) Messrs. Herbert Elish, Gordon C. Hurlbert, Michael C. Jackson, John D. Kyle, James R. Mellor, Robert M. O'Hara and D. Gordon Strickland retired or resigned as directors of the Company, such retirements became effective upon the consummation of the Offer, and (ii) Parent designated the following persons to be appointed as directors of the Company, which appointments became effective upon the consummation of the Offer: Gregory P. Spivy and Mark N. Williamson. The Board of Directors of the Company accepted the foregoing retirements, and appointed the two persons designated by Parent to the Board of Directors. Accordingly, upon the consummation of the Offer, the two designees of Parent became directors of the Company.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Information with respect to certain contracts, agreements, arrangements, or understandings between the Company and certain of its executive officers, directors, or affiliates is set forth below.


    MANAGEMENT CONTRACTS. Prior to consummation of the Offer, each of D. Gordon Strickland, President and Chief Executive Officer, Robert S. Reeves, Senior Vice President, Richard H. Dittmar, Vice President, Larry R. Knipple, Vice President and Geoffrey A. Whynot, Vice President and Chief Financial Officer had entered into an employment agreement with the Company. Mr. Strickland's agreement provided for his service as the Chief Executive Officer of the Company, was for an indefinite term and could be terminated by either party as set forth in the agreement. The agreement also provided for an initial annual salary of $300,000, bonus payment opportunities upon attainment of Company and individual performance goals, participation in the Company's pension, welfare and incentive benefit plans, certain one-time payments in connection with any loss experienced on the sale of Mr. Strickland's Los Angeles residence (including a related tax gross-up payment) and a car allowance. At the time of his termination Mr. Strickland's annual salary remained at $300,000. Pursuant to the agreement, as amended, upon his termination without cause or upon a change in control of the Company, Mr. Strickland was entitled to receive payment of his salary (in a lump sum) and certain insurance benefits with respect the twenty-four month severance period following such removal, and certain one-time payments in connection with any loss experienced on the sale of Mr. Strickland's Lancaster, Pennsylvania residence (including a related tax gross-up payment).



    Mr. Reeves' agreement provided for his service as a vice president of the Company, was for an indefinite term and could be terminated by either party as set forth in the agreement. The agreement also provided for an initial annual salary of $150,000, a one-time payment of $25,000 and for participation in such fringe benefit programs as are generally available to executives of the Company. At the time of his termination Mr. Reeves' annual salary was $224,000. Pursuant to the agreement, as amended, upon his termination without cause, Mr. Reeves was entitled to receive payment of his salary and certain insurance benefits with respect the eighteen-month severance period following such removal.



    Mr. Dittmar's agreement provided for his service as Vice President-Corporate Employee Relations of the Company, was for an indefinite term and could be tereminated by either party as set forth in the agreement. The agreement also provided for an initial annual salary of $115,000, for the grant of an option with respect to 4,000 shares of common stock, bonus payment opportunities upon attainment of company and individual performance goals and participation in the company's incentive bonus and employee stock ownership plans. At the time of his termination Mr. Dittmar's annual salary was $122,508. Pursuant to the agreement, as amended, Mr. Ditmar was entitled to receive payment of his salary and certain insurance benefits with respect the six-month severance period following his termination without cause, or with respect to the twelve-month period following his termination upon a change of control.



    Mr. Knipple's agreement provided for his service as Secretary of the Company, was for an indefinite term and could be terminated by either party as set forth in the agreement. The agreement also provided for an initial annual salary of $90,000 and for participation in such fringe benefit programs as are generally available to executives of the Company. At the time of his termination Mr. Knipple's annual salary was $141,000. Pursuant to the agreement, as amended, upon his termination without cause, Mr. Knipple was entitled to receive payment of his salary and certain insurance benefits with respect the twelve-month severance period following such removal.



    Mr. Whynot's agreement provided for his service as Assistant Vice President and Comptroller, General Accounting and External Reporting of the Company, was for an indefinite term and could be terminated by either party as set forth in the agreement. The agreement also provided for an initial annual salary of $84,000 and for participation in such fringe benefit programs as are generally available to executives of the Company. At the time of his termination Mr. Whynot's annual salary was $145,008. Pursuant to the agreement, as amended, upon his termination without cause, Mr. Whynot was entitled to receive payment of his salary and certain insurance benefits with respect the twelve-month severance period following such removal. Each of such agreements, and the employment of each of such persons with the Company, was terminated following completion of the Offer.



    CERTAIN CONSIDERATION RECEIVED. The Company estimates that the aggregate value of all benefits received by Messrs. Strickland, Reeves, Dittmar, Knipple and Whynot in connection with the tender in the Offer of shares individually owned, shares held in their accounts in the Company's employee stock ownership plans, and the acceleration and cashout of certain option shares in connection with the Merger was $322,870.50. The Company estimates that the aggregate value of the foregoing for each of Messrs. Strickland, Reeves, Dittmar, Knipple and Whynot was valued at $155,608.50, $63,132, $28,935, $43,668 and $31,527,
respectively. In addition, such individuals become entitled to receive cash severance payments from the Company in connection with such individuals' termination of employment following the consummation of the Offer. See "THE MERGER AGREEMENT--Other Matters--Management Contracts and Change in Control Agreements."



    STOCK OPTION PLANS. Pursuant to the Merger Agreement, at the Effective Time, the Company will use reasonable efforts to provide that each outstanding option to purchase shares of Common Stock granted under any of its stock option plans shall be cancelled and in consideration therefor will receive the Option Price (as defined in "THE MERGER AGREEMENT--Options"). Upon receipt of the Option Price, the underlying stock option will be cancelled. See "THE MERGER AGREEMENT--Options". All holders of stock options, including directors and officers of the Company, have executed option cancellation agreements.



    DIRECTOR COMPENSATION. Until August 26, 1997, the directors who were not employees of the Company were compensated for services as directors at the rate of $22,500 per year and $500 for each meeting of the Board of Director attended. Mr. Elish, for serving as Chairman of the Board, also received an annual fee of $50,000. In recognition of the large amount of time Mr. Elish had devoted to the Company's restructuring efforts, the Board voted to pay Mr. Elish an additional $75,000 fee for 1997. In addition, the Company had established an unfunded retirement plan for directors of the Company who serve in such capacity for ten years or more, retire after February 1, 1985, and do not receive any other retirement benefits from the Company. Pursuant to such plan, the Company paid $1,000 per month for not more than ten years to a qualifying director. In 1993, the six directors who were not employees of the Company each received options to purchase 10,000 shares of Common Stock at a price of $8.19 per share pursuant to the Company's Stock Option Plan for Non-Employee Directors. Except in the case of a change in control of the Company, these options were not exercisable unless and until the closing price of the Common Stock on the New York Stock Exchange reaches $12.50 per share and remains at or above that level for at least 10 consecutive trading days. Upon his election to the Board in 1996, Mr. Elish received options to purchase 10,000 shares of Common Stock at a price of $3.9375 per share pursuant to the Company's Stock Option Plan for Non-Employee Directors. Except in the case of a change in control of the Company, these options were not exercisable unless and until the closing price of the Common Stock on the New York Stock Exchange reaches $10.00 per share and remains at or above that level for at least 10 consecutive trading days. In 1992, the Company's Board of Directors adopted the Common Stock Purchase Plan for Directors pursuant to which non-employee directors may elect to defer the receipt of all or a portion of their fees. The amounts deferred are contributed to a trust which will then purchase Common Stock using such amounts on behalf of the participating directors. The Common Stock Purchase Plan for Directors became effective on October 1, 1992. All holders of stock options have executed option cancellation agreements.


    DIRECTOR LIABILITY AND INDEMNIFICATION. Under the Delaware General Corporation Law, a corporation has the power to indemnify any director or officer against expenses, judgments, fines, and settlements incurred in a proceeding, other than an action by or in the right of the corporation, if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of an action by or in the right of the corporation, the corporation has the power to indemnify any officer or director against expenses incurred in defending or settling the action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification may be made when a person is adjudged liable to the corporation, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent such court shall determine. The Delaware General Corporation Law requires that to the extent an officer or director of a corporation is successful on the merits or otherwise in defense of any third-party or derivative proceeding, or in defense of any claim, issue, or matter therein, the corporation must indemnify the officer or director against expenses incurred in connection therewith.

    Under the Delaware General Corporation Law, a corporation may adopt a provision in its certificate of incorporation that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision may not eliminate or limit director monetary liability for:
(i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of laws; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit. The Company's Certificate of Incorporation includes such a provision.


    The Company's By-Laws provided that the Company will, to the fullest extent permitted under and in accordance with the Delaware General Corporation Law, indemnify any and all of its directors and officers, including former directors or officers, and any employee, who so serves as an officer or director of any corporation at the request of the Company.


    The Merger Agreement also contains covenants that will require the Surviving Corporation to maintain the Company's current director and officer liability coverage (or replacement insurance with similar coverage) for a period of six years after the Effective Time and to indemnify the officers and directors of the Company. See "THE MERGER AGREEMENT--Indemnification and Insurance."


CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER



    The following is a summary of the anticipated material Federal income tax consequences to stockholders in general who exchange their Common Stock for cash pursuant to the Merger. This summary is based on existing Federal income tax law, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to a particular stockholder in light of his individual investment circumstances, such as a stockholder who is subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) or who received his Common Stock as compensation for services rendered or pursuant to the exercise of an employee stock option. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that stockholders have held, and will hold, their shares of Common Stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended. Each stockholder is urged to consult his tax advisor as to the particular Federal, state, local, foreign, and other tax consequences, in light of his specific tax circumstances, of tendering Common Stock pursuant to the Transaction.



    The receipt of cash for Shares pursuant to the Merger will be a taxable transaction for U.S. Federal income tax purposes. In general, a stockholder who receives cash in exchange for Shares in the Merger will recognize gain or loss for Federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder's tax basis in the Shares tendered. Gain or loss will be determined separately for each block of Shares (i.e., Shares acquired at the same time and price) exchanged pursuant to the Merger. Such gain or loss will generally be capital gain or loss, subject to tax at the rates described below.



    A holder of Shares who perfects his stockholder's appraisal rights, if any, under the DGCL probably will recognize gain or loss at the Effective Time in an amount equal to the difference between the "amount realized" and such stockholder's adjusted tax basis of such Shares. For this purpose, although there is no authority to this effect directly on point, the amount realized generally should equal the trading price per share of the Shares at the Effective Time. Ordinary interest income and/or capital gain (or capital loss) should be recognized by such stockholder at the time of actual receipt of payment to the extent that such payment exceeds (or is less than) the amount realized at the effective time.



    Under the recently enacted Taxpayer Relief Act of 1997, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual upon the sale of a capital asset that has been held for more than 18 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized by an individual from the sale of a capital asset that has been held for more than 12 months but not for more than 18 months will continue to be subject to tax at a rate not to exceed 28%, and capital gain recognized from the sale of a capital asset that has been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.


REGULATORY APPROVAL


    The Purchaser has determined that a Pre-Merger Notification under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, is not required with respect to the Offer and the Merger. No other regulatory approval is required for the Merger.



    Nevertheless, the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") frequently scrutinize the legality under the antitrust laws of transactions such as the Purchaser's Merger pursuant to the Merger Agreement and the Merger. At any time before the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger pursuant to the Merger Agreement or otherwise or seeking divesture of Shares acquired by the Purchaser or divestiture of substantial assets of Fremont or its subsidiaries. Private parties, as well as state governments, may also bring legal action under the antitrust laws under certain circumstances. Based upon an examination of publicly available information relating to the businesses in which Fremont and the Company are engaged, Fremont and the Purchaser believe that the Merger will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

                              THE MERGER AGREEMENT

    The following is a summary of the material terms of the Merger Agreement. This summary is not a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Annex I.

MERGER AGREEMENT

    The following is a summary of certain provisions of the Merger Agreement. The summary is qualified in its entirety by reference to the Merger Agreement which is incorporated herein by reference and a copy of which has been filed with the Commission as an exhibit to the Schedule 14D-1. The Merger Agreement may be examined and copies may be obtained at the places and in the manner set forth in Section 9 of this Offer to Purchase.

    THE OFFER. The Merger Agreement provides that the Purchaser will commence the Offer and that, upon the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, the Purchaser will purchase all Shares validly tendered pursuant to the Offer. The Merger Agreement provides that, without the written consent of the Company, the Purchaser will not (i) decrease the Common Per Share Amount or the Series D Per Share Amount, (ii) decrease the number of Shares sought in the Offer, (iii) amend or waive satisfaction of the Minimum Condition, or (iv) impose additional conditions of the Offer in any manner adverse to the holders of Shares, except that if on the initial scheduled Expiration Date all conditions to the Offer shall not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the Expiration Date. The Merger Agreement provides that if, immediately prior to the Expiration Date, as it may be extended, the Shares tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding Common Stock or Series D Preferred Shares, the Purchaser may extend the Offer for a period not to exceed 5 business days, so long as the Purchaser expressly irrevocably waives any condition (other than the Minimum Condition) that subsequently may not be satisfied during such extension of the Offer.

    THE MERGER. Following the consummation of the Offer, the Merger Agreement provides that, subject to the terms and conditions thereof, at the Effective Time the Purchaser shall be merged with and into the Company and, as a result of the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (sometimes referred to as the "Surviving Corporation").

    The respective obligations of Fremont and the Purchaser, on the one hand, and the Company, on the other hand, to effect the Merger are subject to the satisfaction on or prior to the Closing Date (as defined in the Merger Agreement) of each of the following conditions: (i) Fremont or the Purchaser or their affiliates shall have made or cause to be made, the Offer and shall have purchased Shares pursuant to the Offer, unless such failure to purchase is a result of a breach of Fremont's and the Purchaser's obligations under the Merger Agreement (ii) the Merger Agreement shall have been approved and adopted by the requisite vote of the holders of Shares, if required by applicable law, in order to consummate the Merger; and (iii) no statute, rule or regulation judgment, writ, decree, order or injunction shall have been enacted or promulgated by any governmental authority which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect precluding the consummation of the Merger.

    At the Effective Time of the Merger (i) each issued and outstanding Share (other than Shares that are owned by the Company as treasury stock, any Shares owned by Fremont, the Purchaser or any Shares which are held by stockholders properly exercising dissenters' rights under Delaware law) will be converted into the right to receive the Common Per Share Amount or the Series D Per Share Amount, as the case may be, paid pursuant to the Offer and (ii) each issued and outstanding share of the common stock, par value $.01 per share, of the Purchaser will be converted into one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

    THE COMPANY'S BOARD OF DIRECTORS. The Merger Agreement provides that promptly upon the purchase by the Purchaser of any Shares pursuant to the Offer, Fremont shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company's Board of Directors as will give Fremont representation on the Board of Directors equal to at least that number of directors which equals the product of the total number of directors on the Company's Board of Directors (giving effect to the directors designated by Fremont and including directors serving as officers of the Company) multiplied by the percentage that the number of Shares beneficially owned by the Purchaser or any of its affiliates (including Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company) bears to the number of Shares outstanding. The Company will, upon request of the Purchaser, promptly increase the size of the Board of Directors or use its best efforts to secure the resignations of such number of its incumbent directors as is necessary to enable Fremont's designees to be elected to the Company's Board of Directors, provided that (i) in the event that Fremont's designees are appointed or elected to the Company's Board of Directors, until the Effective Time the Company's Board of Directors will have at least one director who is a director as of the date of the execution of the Merger Agreement and who is neither an officer of the Company nor a designee, stockholder, affiliate or associate (within the meaning of Federal securities laws) of Fremont (one or more of such directors, the "Independent Directors") and (ii) if no Independent Directors remain, the other directors will designate one person to fill one of the vacancies who is neither an officer of the Company nor a designee, stockholder, affiliate or associate of the Purchaser, such person so designated being deemed an Independent Director. The Company's obligation to appoint Fremont's designees to the Company's Board of Directors is subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

    STOCKHOLDERS' MEETING. Pursuant to the Merger Agreement, the Company will, if required by applicable law in order to consummate the Merger, duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of the Merger Agreement. The Merger Agreement provides that the Company will, if required by applicable law in order to consummate the Merger, prepare and file with the Commission a preliminary proxy or information statement relating to the Merger and the Merger Agreement and use its best efforts (i) to obtain and furnish the information required to be included by the Commission in the Proxy Statement (as hereinafter defined) and, after consultation with Fremont, to respond promptly to any comments made by the Commission with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Fremont and its counsel and (ii) to obtain the necessary approvals of the Merger and the Merger Agreement by its Stockholders. If the Purchaser acquires at least a majority of the outstanding shares of Common Stock, the Purchaser will have sufficient voting power to approve the Merger, even if no other stockholder votes in favor of the Merger. The Company has agreed to include in the Proxy Statement the recommendation of the Company's Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of the Merger Agreement.

    The Merger Agreement provides that in the event that Fremont or the Purchaser acquires at least 90% of outstanding shares of Common Stock and Series D Preferred Shares, respectively, pursuant to the Offer or otherwise, Fremont, the Purchaser and the Company will, at the request of Fremont and subject to the terms of the Merger Agreement, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Delaware law.

    OPTIONS. Pursuant to the Merger Agreement, at the Effective Time, the Company will use reasonable efforts (without incurring any liability in connection therewith) to provide that (i) each then-outstanding option to purchase shares of Common Stock (the "Options") granted under any of the

Company's 1984 Stock Option Plan, 1987 Stock Option Plan, 1993 Stock Option Plan, 1988 Non-Employee Directors Plan or 1993 Non-Employee Director Plan, each as amended (collectively, the "Option Plans"), whether or not then exercisable or vested, shall be cancelled and in consideration therefor will receive an amount in cash equal to the product of (A) the difference between the Common Per Share Amount and the per share exercise price of such Option and (B) the number of Shares subject to such Option (such amount, the "Option Price"). The Company will obtain all necessary consents or releases from holders of the Options to effect the foregoing. Upon receipt of the Option Price, the Option will be cancelled. The surrender of an Option to the Company will be deemed a release of any and all rights a holder had or may have had in respect of such Option. Except as may be otherwise agreed to by Fremont or the Purchaser and the Company, the Company (i) shall cause the Option Plans to terminate as of the Effective Time, and (ii) following the Effective Time, shall take all actions necessary to ensure that no holder of Options or any participant in the Option Plans shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

    INTERIM OPERATIONS; COVENANTS. Pursuant to the Merger Agreement, the Company has agreed that, except as expressly contemplated or provided by the Merger Agreement or the Option Agreement or agreed to in writing by Fremont, after the date of execution of the Merger Agreement, and prior to the time the designees of the Purchaser constitute a majority of the Company's Board of Directors (the "Appointment Date"), the business of the Company will be conducted only in the ordinary and usual course and to the extent consistent therewith, the Company will use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners, and (a) the Company will not, directly or indirectly, (i) issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company beneficially owned by it, except upon the exercise of Options or other rights to purchase shares of Common Stock pursuant to the Option Plans outstanding on the date of the Merger Agreement or upon exercise of outstanding warrants or conversion of outstanding Series D Preferred Shares; (ii) amend its Certificate of Incorporation or By-Laws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares of the Company; and (b) the Company shall not (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company, other than Shares reserved for issuance on the date of the Merger Agreement pursuant to the exercise of warrants or Options outstanding on the date of the Merger Agreement or upon the conversion of Series D Preferred Shares; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets, or incur any indebtedness or other liability other than in the ordinary course of business, or mortgage, pledge or encumber any assets or modify any indebtedness;
(iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (v) grant any increase in the compensation payable or to become payable by the Company to any of its executive officers or adopt any new or amend or otherwise increase or accelerate the payment or vesting of the amounts payable or to become payable under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; (vi) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company; (vii) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Fremont except in the ordinary course of business and consistent with past practice unless the Company shall have obtained a comparable replacement policy; (viii) enter into any material contract or material transaction relating to the purchase of assets other than in the ordinary course of business; assume, guarantee or become liable for the obligations of any person, except in the ordinary course of business and consistent with past practice; (ix) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice; (x) make any loans, advances or capital contributions to or investments in any other person; incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice except for borrowings under the Company's existing credit facility in the ordinary course of business and consistent with past practice; (xi) pay, discharge or satisfy any claims or liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business and consistent with past practices or reflected or reserved against in the consolidated financial statements of the Company; (xii) adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger); (xiii) take or agree to take, any action that would or is reasonably likely to result in any of the conditions to the Merger not being satisfied, or would make any representation or warranty of the Company contained in the Merger Agreement inaccurate in any respect, at or prior to the Effective Time, or that would materially impair the Company's ability to consummate the Merger or materially delays such consummation; (xiv) redeem the Rights or terminate, amend or modify the Rights Plan prior to the consummation of the Offer; (xv) change any of the accounting methods used by it unless required by generally accepted accounting principles ("GAAP"), make any material tax election, change any material tax election already made, adopt any material tax accounting method, change any material tax accounting method unless required by GAAP, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment; or (xvi) enter into any agreement with respect to the foregoing or take any action with the intent of causing any of the conditions to the Offer set forth in Section 14 not to be satisfied.

    Pursuant to the Merger Agreement, the Purchaser has agreed that, promptly following the consummation of the Offer, the Purchaser will join with the defendants in the action entitled KUPFERBERG V. NORIAN, ET AL. (Del. Ch. Civ. Act. No. 12709) in a motion to dismiss or withdraw such action with prejudice, and will not assert or permit the Company to assert any claim against the defendants thereunder relating to the subject matter thereof.

    NO SOLICITATION. Pursuant to the Merger Agreement, the Company has agreed to notify the Purchaser immediately if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its representatives, in each case in connection with any Takeover Proposal (as defined below) or the possibility or consideration of making a Takeover Proposal ("Takeover Proposal Interest") indicating, in connection with such notice, the name of the Person (as defined in the Merger Agreement) indicating such Takeover Proposal Interest and the terms and conditions of any proposals or offers. In addition, the Company has agreed that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of the Merger Agreement with respect to any Takeover Proposal Interest and that it will keep Fremont informed, on a current basis, on the status and terms of any Takeover Proposal Interest. In addition, pursuant to the Merger Agreement, the Company has agreed that the Company will not (and the Company will use its reasonable best efforts to ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents do not), directly or indirectly (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal, or in the event of an unsolicited written Takeover Proposal for the Company engage in negotiations or discussion with, or provide information or data to, any Person (other than Fremont, any of its affiliates or representatives and except for information which has been previously publicly disseminated by the Company) relating to any Takeover Proposal, except that the Merger Agreement does not prohibit the Company and the Company's Board of Directors from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the Board, after receiving advice from outside counsel, is required under applicable law. A "Takeover Proposal" means any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions effected pursuant to the Merger Agreement.

    Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information concerning its business to any Person pursuant to confidentiality agreements and negotiate a Takeover Proposal if (a) such Person submitted on an unsolicited basis a bona fide written proposal to the Company relating to any such transaction which the Company's Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm, represents a superior transaction to the Offer and the Merger and which is not conditioned upon obtaining financing and (b) in the opinion of the Company's Board of Directors, only after receipt of advice from outside legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations would create a reasonable possibility of a breach of the fiduciary duties of the Company's Board of Directors to the Company's stockholders under applicable law (a Takeover Proposal which satisfied clauses (a) and (b), a "Superior Proposal"). Within two business days following receipt by the Company of a Superior Proposal, the Company must notify Fremont of the receipt thereof. The Company must then provide Fremont any material nonpublic information regarding the Company provided to the other party which was not provided to Fremont. At any time after two business days following notification to Fremont of the Company's intent to do so, the Company's Board of Directors may terminate the Merger Agreement pursuant to its terms and enter into an agreement with respect to a Superior Proposal, provided that the Company, concurrently with entering into such agreement, pay or cause to be paid, the Termination Fee (as defined below), plus any amount payable at the time for reimbursement of expenses. Except as permitted under the terms of the Merger Agreement, neither the Company's Board of Directors nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal or (iii) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Fremont or the Purchaser, the approval or recommendation of the Company's Board of Directors, or any such committee thereof, of the Offer, the Merger Agreement or the Merger.

    INDEMNIFICATION AND INSURANCE. Pursuant to the Merger Agreement, for a period of five years after the Effective Time, the Certificate of Incorporation and By-Laws of the Surviving Corporation shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who as of the date of the Merger Agreement were directors, officers, employees, fiduciary, agents or otherwise entitled to indemnification under the Certificate of Incorporation, By-Laws or indemnification agreements (the "Indemnified Parties"). The Merger Agreement provides that the Company shall, to the fullest extent permitted under Delaware law and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and after the Effective Time, Fremont, the Purchaser and the Surviving Corporation shall jointly and severally, to the fullest extent permitted under Delaware law, indemnify and hold harmless, each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit proceeding or investigation, including without limitation, liabilities arising out of the Merger. The Merger Agreement also provides that Fremont or the Surviving Corporation will maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than six years after the Effective Time, provided, that if the aggregate annual premiums for such D&O Insurance at any time shall exceed 200% of the per annum rate of premium currently paid by the Company for such insurance as in effect on the date of the Merger Agreement, then Fremont will cause the Company or the Surviving Corporation to provide the maximum coverage then available at an annual premium equal to 200% of such rate.

    REPRESENTATIONS AND WARRANTIES. Pursuant to the Merger Agreement, the Company has made customary representations and warranties to Fremont and the Purchaser with respect to, among other things, its organization, capitalization, authority relative to the Merger, financial statements, public filings, conduct of business, employee benefit plans, intellectual property, employment matters, compliance with laws, tax matters, litigation, environmental matters, material contracts, potential conflicts of interest, brokers' fees, real property, insurance, accounts receivable and inventory, vote required to approve the Merger Agreement, undisclosed liabilities, its rights plan, information in the Proxy Statement and the absence of any material adverse effect on the Company since December 31, 1996. In addition, the Company has represented that, subject to certain exceptions, no material licensor, vendor, supplier, licensee or customer of the Company has cancelled or otherwise modified its relationship with the Company.

    TERMINATION; FEES. The Merger Agreement may be terminated and the transactions contemplated therein abandoned at any time prior to the Effective Time, whether before or after approval of the stockholders of the Company, (a) by mutual written consent of Fremont and the Company; (b) by either the Company or Fremont if there is a material breach by the other, which breach cannot or has not been cured within 10 days of receipt of notice thereof; (c) by Fremont if (i) the Company's Board of Directors withdraws, modifies or changes its recommendation in respect of the Merger Agreement in a manner adverse to Fremont; (ii) subject to the "No Solicitation" provision, if (X) the Company's Board of Directors recommends any proposal other than Fremont's proposal in respect of a Takeover Proposal, (Y) the Company continues discussions with a third party concerning a Takeover Proposal for more than 20 business days after the receipt thereof, or (Z) a Takeover Proposal containing a proposed price is commenced or made public and the Company does not reject such Takeover Proposal within 20 business days of its receipt, or if sooner, the date its existence first becomes publicly disclosed; and (iii) if any person other than Gabelli Funds, Inc. and its affiliates acquires beneficial ownership of at least 15% of the outstanding Common Stock; (d) by the Company in order to allow it to enter into a transaction with a third party, which transaction the Company's Board of Directors has determined is more favorable to the Company's stockholders than the proposed transaction with Fremont, PROVIDED, that the Company gives notice thereof and it makes simultaneous payment to Fremont of the Termination Fee and reimbursement of expenses (as discussed below); (e) by Fremont if (i) the Offer shall have expired or been terminated without any Shares being purchased thereunder by the Purchaser as the result of the occurrence of any of the conditions set forth in Annex I to the Merger Agreement or (ii) prior to the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty or covenant or other agreement contained in the Merger Agreement, which breach would give rise to the failure of a condition set forth in paragraphs (d) or (e) of Annex I to the Merger Agreement and such breach cannot or has not been cured within 10 days of receipt of notice thereof; (f) by either the Company or Fremont if a court of competent jurisdiction or governmental entity shall have issued an order, decree or ruling or taken any other actions, in each case permanently enjoining, restraining or otherwise prohibiting the Offer, the Merger and the transaction contemplated by the Merger Agreement; or (g) by either the Company or Fremont if, without any material breach on its respective part, the purchase of Shares pursuant to the Offer shall not have occurred on or before 120 days from the date of the Merger Agreement.

    In accordance with the Merger Agreement, if (A) Fremont shall have terminated the Merger Agreement pursuant to the foregoing clauses, (c)(i) or
(c)(ii)(X); or (B)(i) if Fremont shall have terminated the Merger Agreement pursuant to the foregoing clauses (c)(ii)(Y), (c)(ii)(Z), (c)(iii) or (e)(ii) and (2) within 18 months of any such termination the Company shall have entered into a definitive agreement with respect to a Takeover Proposal or a Takeover Proposal with respect to the Company shall have been consummated; or (C) the Company shall have terminated the Merger Agreement pursuant to the foregoing clause (d), then in either case the Company shall pay simultaneously with such termination pursuant to clause (d) and promptly, but in no event later than two business days after the date of such termination or event if pursuant to clauses
(c) or (e)(ii), to Fremont a termination fee (the "Termination Fee") of $2,000,000 plus an amount, not in excess of $1,500,000, equal to Fremont's actual and reasonably documented reasonable out-of-pocket expenses incurred by Fremont and the Purchaser in connection with the Offer, the Merger, the Merger Agreement and the consummation of the transactions contemplated thereby, which amount shall be payable by wire transfer.

OPTION AGREEMENT

    The following is a summary of certain provisions of the Option Agreement. The summary is qualified in its entirety by reference to the Option Agreement which is incorporated herein by reference and a copy of which has been filed with the Commission as an exhibit to the Schedule 14D-1. The Option Agreement may be examined and copies may be obtained at the places and in the manner set forth in Section 9 of this Offer to Purchase.

    As a condition and inducement to Fremont's and Purchaser's entering into the Merger Agreement, concurrently with the execution and delivery of the Merger Agreement, Fremont and the Company have entered into an Option Agreement, dated July 1, 1997, pursuant to which, among another things, the Company has granted Fremont an irrevocable option to purchase up to 782,685 (approximately 19.9%) newly issued shares of Common Stock at $5.40 per share (the "Option Shares"). The Option can be exercised by the Parent (or its designee) under the following circumstances: (a) any corporation, partnership, individual, trust, unincorporated association, or other entity or "person" (as defined in Section 13(d)(3) of the Exchange Act) other than Fremont or any of its affiliates (i) commences a bona fide tender offer or exchange offer for any shares of Common Stock, the consummation of which would result in beneficial ownership by such third party (together with its affiliates and associates) of 15% or more of the then outstanding Common Stock (either on a primary or fully diluted basis); (ii) acquires beneficial ownership of 15% of the Common Stock, other than the Gabelli Funds, Inc. and its affiliates; (iii) solicits proxies in a "solicitation" subject to proxy rules under the Exchange Act, executes any written consent or become a "participant" in any "solicitation" as defined in Regulation 14A under the Exchange Act), in each case with respect to the Common Stock, or (b) any of the termination events described in Section 8.1(g) or (h) of the Merger Agreement that would allow Fremont to terminate the Merger Agreement has occurred (but without the necessity of Fremont having terminated the Merger Agreement).

    In addition, the Option Agreement provides that in the event of any change in Common Stock or in the number of outstanding shares of Common Stock by reason of a stock dividend, split up, recapitalization, combination, exchange of shares or similar transaction or any other change in the corporate or capital structure of the Company (including the declaration or payment of an extraordinary dividend of cash, securities or other property), the type and number of Option Shares to be issued by the Company upon exercise of the Option shall be adjusted appropriately, and proper provision made in the agreements governing such transaction so that Fremont will receive upon exercise of the Option the number and class of shares or other securities or property that Fremont would have received in respect to the Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If the Company enters into an agreement (i) to consolidate with or merge into any person, other than Fremont or one of its subsidiaries, and is not the continuing or surviving corporation, (ii) to permit any person, other than Fremont or one of its subsidiaries, to merge into the Company, and the Company is not the continuing or surviving corporation, but in connection with such merger, the then outstanding shares of Common Stock are changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or then outstanding shares of Common Stock after such merger represent less than 50% of the corporation or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Fremont or one of its subsidiaries, then, in each case, proper provision must be made in such governing agreements so that Fremont will receive upon exercise of the Option the number and class of shares or other securities or property that Fremont would have received in respect of any Common Stock if the Option had been exercised immediately prior to such transaction.

    In addition, the Total Profit (as defined below) that Fremont may make upon the exercise of the Option is capped at $1,000,000. Total Profit means the aggregate amount (before taxes) of the following:

(i)(x) the net cash amounts received by Fremont pursuant to the sale of Option Shares (or any securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) Fremont's purchase price of such Option Shares and (ii) any Notional Total Profit, which is, with respect to any number of shares as to which Fremont may propose to exercise the Option, the Total Profit determined as of the date of such proposal assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other shares of Common Stock held by Fremont and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

    The Option Agreement terminates, and the Option expires, on the earlier of
(i) the Effective Time and (ii) to the extent that a notice to exercise the Option has not theretofore been given by Fremont, six months after termination of the Merger Agreement.

GUARANTEE

    The following is a summary of certain provisions of the Guarantee. The summary is qualified in its entirety by reference to the Guarantee which is incorporated herein by reference and a copy of which has been filed with the Commission as an exhibit to the Schedule 14D-1. The Guarantee may be examined and copies may be obtained at the places and in the manner set forth in Section 9 of this Offer to Purchase.

    As a condition and inducement to the Company's entering into the Merger Agreement, concurrently with execution and delivery of the Merger Agreement, Fremont Partners and the Company executed the Guarantee pursuant to which, among other things, Fremont Partners has agreed to unconditionally and irrevocably guarantee, for the benefit of the Company the performance of all obligations of Fremont and the Purchaser pursuant to the Merger Agreement. Fremont Partners has represented in the Guarantee that it has funds available to it sufficient to purchase, or cause the purchase of the Shares in accordance with the terms of the Merger Agreement, and to pay, or cause to be paid, all amounts due (or which will, as a result of the transactions contemplated by the Merger Agreement become due) in respect of any indebtedness of the Company for borrowed money outstanding as of the date of the consummation of the Offer. The Guarantee terminates upon the consummation of the purchase by the Purchaser, Fremont or any of its affiliates of any Shares pursuant to the Offer.

OTHER MATTERS

    MANAGEMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS. Prior to the consummation of the Offer, each of D. Gordon Strickland, President and Chief Executive Officer, Robert S. Reeves, Senior Vice President, Richard H. Dittmar, Vice President, Larry Knipple, Vice President and Geoffrey A. Whynot, Vice President and Chief Financial Officer had an employment agreement with the Company.


    Mr. Strickland had an employment agreement with the Company for an indefinite term until terminated by either Mr. Strickland or the Company as set forth in the agreement. Effective August 31, 1997, Mr. Strickland was removed from his office as President and Chief Executive Officer of the Company. Pursuant to the terms of his employment agreement and pursuant to a letter agreement, dated August 29, 1997, Mr. Strickland will receive payment of his salary and certain insurance benefits for a period of twenty-four months following such removal and will have certain indebtedness to the Company forgiven. In addition, Mr. Strickland received payment in the amount of $113,652.16 as a tax gross-up in connection with the loan forgiveness, and $95,312.50 for his stock options pursuant to a Stock Option Cancellation Agreement and Consent. The aggregate value of the payments and other benefits to be received by Mr. Strickland following termination of employment with the Company is approximately $869,664.16 (not including the stock option payments).



    Mr. Reeves had an employment agreement with the Company for an indefinite term until terminated by either Mr. Reeves or the Company as set forth in the agreement. Effective September 2, 1997, Mr. Reeves' employment with the Company was terminated. As provided in Mr. Reeves' employment agreement, Mr. Reeves will continue to receive payment of his salary and certain insurance benefits for a period of eighteen months following his termination of employment by the Company. The aggregate value of the payments and other benefits to be received by Mr. Reeves following termination of employment with the Company is approximately $385,224.

    Mr. Dittmar had an employment agreement with the Company for an indefinite term until terminated by either Mr. Dittmar or the Company as set forth in the agreement. Effective August 31, 1997, Mr. Dittmar's employment with the Company was terminated. As provided in Mr. Dittmar's employment agreement, Mr. Dittmar will continue to receive payment of his salary and certain insurance benefits for a period of 12 months following his termination of employment by the Company. The aggregate value of the payments and other benefits to be received by Mr. Dittmar following termination of employment with the Company is approximately $126,687.



    Mr. Knipple had an employment agreement with the Company for an indefinite term until terminated by either Mr. Knipple or the Company as set forth in the agreement. Effective August 31, 1997, Mr. Knipple's employment with the Company was terminated. As provided in Mr. Knipple's employment agreement, Mr. Knipple will continue to receive payment of his salary and certain insurance benefits for a period of 12 months following his termination of employment by the Company. The aggregate value of the payments and other benefits to be received by Mr. Knipple following termination of employment with the Company is approximately $145,295.



    Mr. Whynot had an employment agreement with the Company for an indefinite term until terminated by either Mr. Whynot or the Company as set forth in the agreement. Effective September 15, 1997, Mr. Whynot's employment with the Company was terminated. As provided in Mr. Whynot's employment agreement, Mr. Whynot will continue to receive payment of his salary and certain insurance benefits for a period of 12 months following his termination of employment by the Company. The aggregate value of the payments and other benefits to be received by Mr. Whynot following termination of employment with the Company is approximately $150,860.


    MANAGEMENT. Effective as of August 31, 1997, the Board of Directors of the Company appointed (i) Richard D. Hofmann to serve as President and Chief Executive Officer of the Company and (ii) Lawrence C. Caldwell to serve as Chief Financial Officer, Treasurer and Secretary. Each of D. Gordon Strickland, Robert
S. Reeves, Richard H. Dittmar, Larry R. Knipple and Geoffrey A. Whynot were removed from their respective offices, by August 31, 1997, except for Mr. Reeves, whose effective date of removal was September 2, 1997.


    On September 26, 1997, Mrs. Richard D. Hoffman, Mrs. Lawrence C. Caldwell, Mrs. Daniel R. Gresham and Mrs. Elizabeth Straight (collectively, the "Stockholders") purchased shares of common stock of the Purchaser ("Purchaser Common Stock") in the aggregate amount of $900,000, representing approximately 1.8% of the issued and outstanding shares of the Purchaser. The Stockholders' shares of Purchaser Common Stock will be converted into one share of Common Stock of the Company at the time of the Merger. Mrs. Hoffman's spouse, Richard
D. Hofmann, is the President and Chief Executive Officer of the Company; Mrs. Caldwell's spouse, Lawrence C. Caldwell, is the Chief Financial Officer, Treasurer and Secretary of the Company; Mrs. Gresham's spouse is a principal of New Canaan Investments, Inc. ("NCI") a private company headquarted in Stamford, Connecticut engaged in making equity investments and acquisitions. Mrs. Straight's late husband was associated with NCI.


    The shares of Purchaser Common Stock purchased by the Stockholders are subject to (i) restrictions on transfer, except in certain limited circumstances or until the occurrence of certain events; (ii) a call option by the Purchaser (or the surviving corporation after the Merger); and (iii) a right of first refusal by the Purchaser (or by the Surviving Corporation after the Merger).

                             FINANCIAL ARRANGEMENTS


    In connection with the consummation of the Offer, the Company entered into that certain Loan and Security Agreement, dated as of August 26, 1997, (the "Loan and Security Agreement") by and between the Company and NationsBank of Texas, N.A. ("NationsBank") as Lender, pursuant to which the Company borrowed an aggregate of $62 million dollars which were used, among other things, (i) to refinance the outstanding principal balance of funded indebtedness (including its 9.45% Senior Series A and 8.99% Series B Notes and its credit facility with Madeleine L.L.C.) in the amount of approximately $58 million (including premium, and accrued and unpaid interest) of the Company at the time of the consummation of the Offer, (ii) pay a portion of the fees and expenses incurred in connection with the Offer and
(iii) to provide for working capital and general corporate purposes of the Company after the consummation of the Offer. NationsBank received a first priority, perfected security interest in all of the tangible and intangible assets of the Company.



    Pursuant to the Loan and Security Agreement, NationsBank, in its capacity as initial Lender, provided the Company with credit facilities in the aggregate amount of up to $62 million consisting of a $20 million revolving credit facility (which includes a sublimit for the issuance of standby and commercial letters of credit) (the "Revolving Credit Facility"), a $32 million term loan facility (the "Term Loan Facility") and a $10 million capital expenditure facility (the "CAPEX Facility" and together with the Revolving Credit Facility and the Term Loan Facility, the "Senior Credit Facilities").



    The Revolving Credit Facility bears interest at a rate equal to LIBOR plus 225 basis points or the Base Rate (defined as the higher of (i) the NationsBank prime rate and (ii) the Federal Funds rate), at all time subject to applicable maximum legal interest rates. The Term Loan Facility and the CAPEX Facility bear interest at a rate equal to LIBOR plus 275 basis points or the Base Rate plus 50 basis points, in each case at all times subject to applicable maximum legal interest rates. The Company may select interest periods of 1, 2, 3 or 6 months for LIBOR loans, subject to availability. A default rate of interest applies on all loans in the event of default at a rate per annum of 2% above the applicable interest rate.



    The Revolving Credit Facility terminates and all amounts outstanding thereunder will be due and payable in full five years from the closing of the Offer (the "Closing"). The Term Loan Facility is subject to repayment according to scheduled amortization, with the final payment of all amounts outstanding, plus accrued interest due five years from the Closing or upon termination of the Revolving Credit Facility, whichever is earlier. The CAPEX Facility also is subject to amortization, with the final payment of all amounts outstanding, plus accrued interest, due five years from the Closing or upon termination of the Revolving Credit Facility, whichever is earlier.



    The Loan and Security Agreement provides for prepayment of the Senior Credit Facilities provided that the Company pays liquidated damages in an amount equal to the appropriate percentage of the maximum approved amount of the Senior Credit Facilities: (i) 1.0% if such termination or reduction occurs during the first year following the Closing, (ii) 0.50% if such termination or reduction occurs during the second year following the Closing and (iii) 0.25% if such termination or reduction occurs at any time thereafter. However, no such payment is required upon termination in connection with refinancing of the Senior Credit Facilities with NationsBank or any of its affiliates. Parent and the Purchaser each have guar-anteed the payment obligations of the Company under the Loan and Security Agreement.



    Parent and the Purchaser estimate that the total amount of funds required by the Purchaser to fund the aggregate Merger Consideration payable in respect of the remaining 275,962 shares of Common Stock and 180,006 shares of Series D Preferred Shares outstanding will be $3,740,269.80, excluding any fees and expenses related thereto. It is anticipated that the source of the funds will be the cash on hand of the Purchaser.


    In addition, on August 24, 1997, the Company entered into a definitive agreement with the Pension Benefit Guaranty Corporation (the "PBGC") relating to the pension liability of the Company. Pursuant to the terms of the definitive agreement, the PBGC agreed to dismiss its lawsuit that had been pending before the United States District Court for the Eastern District of Pennsylvania seeking to terminate the Company's Retirement Income Plan, withdraw its Notice of Determination and forbear from institution new proceedings with respect to the acquisition of the Company by the Purchaser. The Company agreed to (i) future enhanced pension plan contributions, (ii) grant to the PBGC a second lien in the amount of up to $40.7 million on substantially all of the assets of the Company, (iii) various restrictions on future secured indebtedness and (iv) provisions regarding notice of certain events.

                                  THE COMPANY

BUSINESS

    The Company, founded in 1903, is a major producer of plastic packaging products and, until March 15, 1996, also operated the Consumer Products Business.


    Present operations include the manufacture and sale of plastic packaging products, including child-resistant closures, tamper-evident closures, prescription packaging products, jars, other closures and containers and the sale of glass prescription bottles (the "Plastic Products Business" or "Continuing Operations"). Operations in the discontinued Consumer Products Business included the manufacture and sale of caps and lids and the sale of glass jars and a line of pickling spice and pectin products for home canning together with the sale of other related products, including iced tea tumblers and beverage mugs, as well as the manufacture and sale of metal crown business and commercial glass container manufacturing business (collectively, the "Consumer Products Business" or "Discontinued Operations").


DISCONTINUED OPERATIONS


    SALE OF CONSUMER PRODUCTS BUSINESS



    On March 15, 1996, the Company sold to Alltrista Corporation ("Alltrista") for $14,417,000 certain assets of the Consumer Products Business, consisting of the manufacturing assets, supplies, work in process inventory and certain trademarks and a perpetual and exclusive license to use the name "Kerr" in the sale of home canning supplies (the "sale of the Consumer Products Business"). The Company also assigned to Alltrista the lease on the Jackson, Tennessee plant where the Company manufactured metal caps and lids for the Consumer Products Business. The Company also appointed Alltrista as sales agent to sell the inventory of home canning supplies produced by the Company before March 15, 1996. The Company received $17,391,000 during the remainder of 1996 from the sale of its Consumer Products Business inventory and the collection of accounts receivable of the Consumer Products Business. The Company used the proceeds i) to reduce debt and the level of advances under the Company's Accounts Receivable Agreement, ii) to fund the cash costs of the restructuring of the Company undertaken during 1996 and iii) for working capital purposes. The Company has received $613,000 from Alltrista in 1997 for receivables collected by Alltrista on the Company's behalf.



    On March 15, 1996, the Company announced a restructuring which involved the consolidation of the Company's wide mouth jar and closure manufacturing facility into its existing tamper-evident closure facility in Bowling Green, Kentucky and the relocation of the Company's principal executive office from Los Angeles, California to Lancaster, Pennsylvania where the headquarters of the Company's plastic products business was located. The restructuring, which was completed by the end of 1996, is expected to result in annualized pretax cost savings of approximately $6,500,000 primarily from reduced costs for employment, rent payments, manufacturing overhead, utilities and freight. The full benefit of these cost savings should be realized in 1997.



    In connection with the sale of assets of the Consumer Products Business and the restructuring, the Company reported in the first quarter of 1996 a one-time pretax gain of approximately $2,900,000 on the sale of certain assets of the Consumer Products Business and a one-time loss on the restructuring of $7,700,000. In addition to the one-time charge on the restructuring, the Company incurred additional non-recurring pretax charges of $2,400,000 during 1996 and early 1997 for restructuring related costs that accounting rules require to be expensed as incurred.


    SALE OF COMMERCIAL GLASS CONTAINER BUSINESS

    On February 28, 1992, the Company consummated the sale of substantially all of its assets (the "Sale of the Glass Container Assets") relating to the manufacture and sale of glass containers (the "Commercial Glass Container Business") to Ball Corporation ("Ball") pursuant to the terms of an asset purchase agreement for approximately $68,000,000 in cash. The Sale of the Glass Container Assets was more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (the "1991 10-K").

    The commercial glass container business manufactured and sold glass containers for food and, to a lesser extent, medicine, pharmaceuticals, beer, beverages and distilled spirits in a variety of shapes, designs and sizes ranging from fractional ounce to gallon capacity in flint (clear), and to one and one-half quart capacity in amber. The Company's glass container customers principally consisted of larger national companies with multi-plant operations which purchase their requirements from a number of suppliers.

    The Company manufactured its glass containers both in response to and in anticipation of customer orders. Glass containers were sold nationally by the Company's sales force.

    The glass container markets in which the Company's Commercial Glass Container Business participated prior to the Sale of the Glass Container Assets were highly competitive and included a number of large and well-established competitors who competed for sales on the basis of price, service, quality of product and proximity to customers.

    Sand, soda ash, limestone, recycled glass and corrugated packaging materials were the principal materials used by the Company's Commercial Glass Container Business in the manufacture and sale of glass containers. During 1992, all of these materials were readily available, on a contract or open-market basis, from a large number of suppliers and the Company was not dependent upon any single supplier for any of these materials.

    The primary sources of energy used by the Company's Commercial Glass Container Business were natural gas and electricity. In recent years, due to the increased availability and sources of natural gas, the Company entered into natural gas purchase contracts with gas suppliers in an effort to reduce prices paid for gas. During 1992, the Company did not experience any significant interruption at its production facilities resulting from shortages of energy.

    As part of the transaction, the Company agreed to indemnify Ball for environmental costs required by law to be incurred by Ball and which result from events that occurred prior to the Sale of the glass Container Assets at the glass container plants purchased or leased by Ball, except for (i) up to $900,000 in costs incurred in connection with certain remediation activities required with respect to specified areas of environmental concern ("AECS") involving the Company's glass container plants purchased by Ball and except for
(ii) all amounts in excess of $1.4 million that may be incurred in connection with the remediation of AECS. The Company remains liable for all environmental costs relating to the plants leased by Ball except for those costs resulting from the operation of such plants by Ball. The Company has established reserves that it believes are adequate for these liabilities.

    As a result of the Sale of the Glass Container Assets, the Company no longer operates its Commercial Glass Container Business.


    SALE OF THE METAL CROWN BUSINESS



    On December 11, 1992, the Company sold substantially all of its assets (the "Sale of the Metal Crown Assets") relating to the manufacture and sale of metal crowns for beer and beverage bottles (the "Metal Crown Business") to Crown Cork & Seal Company, Inc. ("Crown Cork") pursuant to the terms of an asset purchase agreement for approximately $7,200,000 in cash. Included among the assets of the Metal Crown Business sold to Crown Cork were substantially all of the assets of the Company's Arlington, Texas plant. The Sale of the Metal Crown Assets was more fully described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 1992.



    The Metal Crown Business manufactured and sold metal crowns for beer and beverage bottles. The metal crowns were sold nationally by the Company's sales force. During 1992, the Company believed that it was one of the three largest manufacturers of metal crowns for beer bottles. The primary raw materials used in the manufacture of the metal crowns were tinplate and steel, which were readily available from a number of suppliers.



    As a result of the Sale of the Metal Crown Assets, the Company no longer operates its Metal Crown Business.


PRINCIPAL PRODUCTS AND MARKETS; SALES AND CUSTOMERS

    Plastic closures are sold to customers in the pharmaceutical, food, distilled spirits, toiletries and cosmetics and household chemical industries. Prescription plastic closures and containers and glass prescription bottles are sold to drug wholesalers, drug chains and independent pharmacists. Plastic bottles and jars are sold to customers in the pharmaceutical and toiletries and cosmetics industries. The products of the Company are sold nationally, principally by the Company's sales force.

    No customer accounted for more than 10% of the Company's net sales in 1996, 1995, 1994, 1993 or 1992.


    In 1996, the Plastic Products Business accounted for all of the Company's net sales. The Plastic Products Business accounted for approximately 79% of the Company's total net sales in 1995. The Consumer Products Business accounted for approximately 21% of the Company's total net sales in 1995. Of the Company's total net sales in 1994, the Plastic Products Business accounted for approximately 77% and the Consumer Products Business accounted for approximately 23% (the Home Canning Supplies Business represented substantially all of the Consumer Products Business. The Consumer Products Business sold its products primarily through food brokers to grocery retailers, food wholesalers and mass merchandisers.)


    The Plastic Products segment accounted for approximately 77% of the Company's total net sales in 1993 and the Consumer Products Business accounted for approximately 23% of the Company's total net sales in 1993.

    In 1992, the Plastic Products Business accounted for approximately 73% of the Company's total net sales from the Continuing Businesses and the Consumer Products Business accounted for approximately 27% of the Company's total net sales.

COMPETITION


    Competition in the markets in which the Company operates is highly fragmented and the Company has a number of large competitors who compete for sales on the basis of price, service and quality of product. The Company believes that it is one of the three largest manufacturers of child-resistant plastic closures. The Company has one major competitor in the market for prescription plastic closures and containers and glass prescription bottles, who has substantially larger market share than the Company. The Company also believes it is the largest domestic manufacturer of plastic closures incorporating a tamper-evident feature for the liquor market and that it has been one of the largest suppliers of single and double walled jars to the personal care and cosmetic markets.

    Previously, the Company's one major competitor in the Home Canning Supplies Business was Alltrista Corporation. At the time, the Company believed that it had a significant share of the market for home canning caps, lids and jars. Similarly, prior to the Sale of the Glass Container Assets in 1992, the Company's one major competitor in the Home Canning Supplies Business was Ball. The Company believed in 1992 that it had a significant share of the market for home canning caps, lids and jars.

BACKLOG

    The Company does not believe that recorded sales backlog is or has been a significant factor in its business.

RAW MATERIALS AND SUPPLIES; FUEL AND ENERGY MATTERS


    The primary raw materials used by the Company are resins. The Company has historically been able to obtain adequate supplies of resins from a number of sources. However, since resins are derived from petroleum or fossil fuel, shortages of petroleum or fossil fuel could affect the supply of resins. From time to time, the Company has experienced substantial fluctuations in the cost of resin. To the extent that the Company is unable to pass on resin cost increases, the cost increases could have a significant impact on the results of operations of the Company. The Company, consistent with industry practice, is generally able to pass through resin cost increases for all product lines. However, in times of rapidly increasing resin prices, as occurred in late 1994 and during the first half of 1995, the Company's ability to pass through the full impact of resin price increases on a timely basis is limited; although in 1992 and 1993, the majority of the Company's sales of Plastic Products were made pursuant to agreements that provided for increases in the cost of resin to be passed on to the customer.



    Prior to the Sale of the Glass Container Assets, the Company purchased glass jars for its Home Canning Business from a single supplier under a multi-year contract. The Company believed that it could obtain adequate supplies of glass jars from alternate sources at reasonable prices if its current supply was interrupted. In addition to glass jars, the primary raw material used by the Company's Home Canning Supplies Business in the manufacture of its caps and lids was tinplate. During 1992, 1993 and 1994, the Company was able to obtain adequate supplies of these items from a number of sources.


PRODUCT DEVELOPMENT, ENGINEERING, PATENTS AND LICENSING


    The Company maintains active research and development, and engineering groups. These groups are responsible for i) developing new products and enhancements to existing products, ii) improving manufacturing technology in order to reduce costs, and iii) ensuring that products meet stringent designed quality standards. The Company believes that its ability to market innovative, high-quality products provides the Company with a competitive advantage. To the extent competitors are more successful than the Company in introducing and marketing new products, the Company's sales and profitability could be adversely affected.


    Expenditures related to the Company's research and development group during the years ended December 31, 1996, 1995 and 1994 were $1,991,000, $1,708,000 and
$2,110,000, respectively.

    Expenditures related to the Company's engineering group during the years ended December 31, 1996, 1995 and 1994 were $1,493,000, $1,618,000, and
$1,496,000, respectively.

    Although the Company owns a number of United States patents, including patents for its tamper-evident closures and certain of its child-resistant closures, it is of the opinion that no one or combination of these patents is of material importance to its business. The Company has granted licenses on some of its patents, although the income from these sources is not material.

    In 1992, The Company carried on a product development and engineering program with respect to its Plastic Products Business and a product development program with respect to its Consumer Products Business. Expenditures for such programs were not material in the year ended December 31, 1992.


ENVIRONMENTAL MATTERS; LEGISLATION

    The Company is subject to laws and regulations governing the protection of the environment, including, among others, laws and regulations governing disposal of waste, discharges into water and emissions into the atmosphere. The Company's expenditures for environmental control equipment in each of the last five years have not been material and the standards required by such regulations have not significantly affected the Company's operations.


    The Company is a party or a potentially responsible party in several administrative proceedings and lawsuits involving liability for cleanup of certain offsite disposal facilities under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund") and similar state laws. See "Legal Proceedings."


    Several states have enacted recycling laws which require consumers to recycle certain items including containers, and which require product, container and resin manufacturers to promote recycling efforts. These mandatory recycling laws are not expected to have an adverse effect on the Company's business.

SEASONALITY

    With respect to the Company's Continuing Operations after the sale of the assets of the Consumer Products Business, seasonality does not have a material effect on the operations of the Company. Prior to 1996, when the Company operated the Consumer Products Business, its sales and earnings were usually higher in the second and third calendar quarters and lower in the first and fourth calendar quarters, since most of the sales by the Consumer Products Business occurred in the second and third calendar quarters. In addition, substantially all returns of home canning supplies occurred in the fourth calendar quarter of each year. Because of the foregoing factors, the Company generally recorded lower levels of profitability in the first and fourth quarters.

    Previously, the Company's Home Canning Supplies Business normally manufactured its inventory of caps and lids in anticipation of expected orders, and, consistent with practice followed in the industry, granted extended payment terms to home canning customers and accepts, subject to certain limitations, the return of unsold home canning merchandise in the fourth calendar quarter of each year. Although demand for home canning supplies can be adversely affected by poor crop growing conditions, such as occurred in 1993, demand for home canning supplies tends to be stronger in times of recession or economic uncertainty.

WORKING CAPITAL

    In general, the working capital practices followed by the Company are typical of the businesses in which it operates. The seasonal nature of the Company Consumer Products Business required periodic short-term borrowing by the Company.


    As of September 30, 1997, the Company's Revolving Credit Facility with NationsBank met the working capital needs of the Company. The Revolving Credit Facility permits the Company to borrow against its trade accounts receivable and inventory and the maximum amount that can be advanced to the Company at any time is $20,000,000.


    As of December 31, 1996, the Company had an Accounts Receivable Agreement that met the working capital needs of the Company. The Agreement permitted the Company to sell its trade accounts receivable on a nonrecourse basis. Under the Agreement, the maximum amount that could be advanced to the

Company pursuant to the sale of trade accounts receivable at any time was $8,500,000. The Company retained collection and service responsibility, as agent for the purchaser, over any receivables sold.

    In 1996 and up to August 25, 1997, the Company was in default with respect to interest coverage and net worth covenants under the Loan Agreements which govern the unsecured Senior Notes and Bank Note issued by the Company. In connection with the consummation of the Offer, the Company repaid all of its existing indebtedness.


    The Company received approximately $3,669,000 from the sale of real property located in Santa Ana, California in April 1997.



    As of December 31, 1995, the Company had an Accounts Receivable Agreement to meet the seasonal working capital needs of the Company. The agreement permitted the Company to sell its trade accounts receivable on a nonrecourse basis. Under the agreement, the maximum amount that could be advanced to the Company pursuant to the sale of trade accounts receivable at any time was $13,500,000, which amount was reduced on April 15, 1996 to $10,000,000. The reduction occurred because the sale of assets of the Consumer Products Business reduced the working capital needs of the Company. The Company retained collection and service responsibility, as agent for the purchaser, over any receivables sold.

                                   PROPERTIES

    The Company's manufacturing activities are conducted at the four facilities described in the following table.

                                                                                BUILDING AREA
LOCATION                                                 PURPOSE OF FACILITY    (SQUARE FEET)
------------------------------------------------------  ----------------------  -------------

Lancaster, Pennsylvania...............................  Plastic Closure and         490,000
                                                        Container Plant;
                                                        Warehouses

Jackson, Tennessee....................................  Plastic Closure, Vial       198,000
                                                        and Bottle Plant;
                                                        Warehouse

Ahoskie, North Carolina...............................  Plastic Closure Plant;      153,000
                                                        Warehouse

Bowling Green, Kentucky...............................  Plastic Closure Plant;      168,000
                                                        Warehouse


    The Lancaster, Pennsylvania and Ahoskie, North Carolina facilities are owned by the Company. The Jackson, Tennessee and Bowling Green, Kentucky facilities are leased by the Company. The Company's principal executive offices are located at 500 New Holland Avenue, Lancaster, Pennsylvania 17602. In addition, the Company rents three area sales offices.



    In the opinion of the Company's management, its manufacturing facilities are suitable and adequate for the purposes for which they are being used.


    In 1996, the Company's plastic products manufacturing facilities operated at approximately 72% of capacity, and at 64% of capacity in 1995. In 1994, the Company's plastic products manufacturing facilities operated at 74% of capacity and its cap and lid manufacturing facility in Jackson, Tennessee operated at approximately 26% of capacity, primarily because of the relocation from Chicago (see below). In 1993, the plastic products manufac-turing facilities and the cap and lid manufacturing facilities operated at approximately 83% and 76% of capacity, respectively. In 1992, the Company's plastic products manufacturing facilities operated at approximately 84% of capacity, and the cap and lid manufacturing facilities operated at approximately 50% of capacity.


    Prior to April, 1997, the Company also leased a 170,000 square foot plastic jar and closure plant and a warehouse facility in Santa Fe Springs, California. In 1995, the Company owned land and buildings in Santa Ana, California used in connection with a former glass container manufacturing plant. In 1994, the Company relocated its home canning cap and lid manufacturing operations from Chicago, Illinois to a leased 168,000 square foot manufacturing facility in Jackson, Tennessee (which lease was assigned to Alltrista pursuant to the Sale of the Consumer Products Business) and permanently ceased operations in its leased facility in Chicago.


    During 1992, the Company's manufacturing activities with respect to its Commercial Glass Container Business were conducted at the four facilities described in the following table.

                                                                                 BUILDING AREA
LOCATION                                                PURPOSE OF FACILITY      (SQUARE FEET)
---------------------------------------------------  --------------------------  -------------
Dunkirk, Indiana...................................      Glass Plant; Warehouse      638,000
Plainfield, Illinois...............................      Glass Plant; Warehouse      542,000
Santa Ana, California..............................      Glass Plant; Warehouse      285,000
Sand Springs, Oklahoma.............................      Glass Plant; Warehouse      271,000

    Pursuant to the asset purchase agreement for the Sale of the Glass Container Assets, Ball purchased the Plainfield Plant and the Sand Spring Plant, leased the Santa Ana Plant from the Company in 1992 and currently leases the Dunkirk Plant from the Company. In January 1993, Ball terminated its leases of the Santa Ana Plant. The Company sold this property in April 1997.


                               LEGAL PROCEEDINGS


    On July 30, 1997, a purported holder of the Series D Preferred Shares filed a complaint entitled DR. ALAN LATIES VS. KERR GROUP, INC. ET AL., Civil Action No. 15825-NC, against the Company and its directors (the "Defendants") in the Court of Chancery of the State of Delaware in and for New Castle County. The complaint seeks certification of the action as a class action and declaratory judgment that the acquisition is unfair to the holders of the Series D Preferred Shares. In addition, the complaint seeks an order (i) enjoining the Defendants and any entities acting in concert with them from taking any action to consummate any of the transactions contemplated by the Merger Agreement; (ii) awarding plaintiff and the class unspecified damages against defendants jointly and severally and directing Defendants to account to the Class for their profits; and (iii) awarding costs and expenses to plaintiff including reasonable attorneys' fees. Defendants believe that the suit is without merit and intend to defend the suit vigorously.



    On February 11, 1997, the State Teachers Retirement System ("Teachers") filed and served a complaint against the Company for unlawful detainer of certain premises located at 1840 Century Park East, Los Angeles, California, the Company's former principal executive offices (TEACHERS V. KERR GROUP, INC., ET AL., No. BC165 718, Superior Court of California, County of Los Angeles). The complaint seeks, among other remedies, past due rent in the amount of $44,915 and damages in the amount of $1,512 per day. On February 18, 1997, after the Company relinquished possession of the premises, Teachers agreed that the Company need not file an answer to the complaint. However, counsel for Teachers advised that Teachers may elect to amend the complaint to state a claim for breach of contract. The Company and Teachers are currently in settlement negotiations. There can be no assurance, however, that settlement will be reached or that settlement will be reached on the terms currently being proposed. A reserve has been established for the estimated cost of settlement.


    In November 1996, the Company was named a third-party defendant in ADHESIVES RESEARCH, INC., ET AL. V. ALFORD INDUSTRIES, ET AL. v. A&A Waste Oil Co., Inc., et al., No. 1:CV-95-1975 (M.D.Pa.). This suit was brought in the United States District Court for the Middle District of Pennsylvania initially by numerous plaintiffs seeking to recover from named defendants their costs to clean up environmental contamination at a site in Newberry Township, York County, Pennsylvania known as the Industrial Solvents & Chemical Company ("ISCC") site. Certain defendants identified other parties, including the Company, as third-party defendants in this litigation. The third-party complaint alleges that the Company and other parties generated hazardous substances that have been or are threatened to be released at the ISCC site. The third-party complaint further alleges claims for cost recovery and contribution under federal and state law for costs incurred or to be incurred in connection with those releases or threatened releases. The Company is participating in negotiations to resolve its liability through payment based on a formula that takes into account the Company's allocated share of liability. The Company has already paid certain past costs associated with cleanup of the ISCC site. Under current settlement proposals, the Company's remaining payment would be approximately $20,000. There can be no assurance, however, that settlement will be reached or that settlement will be reached on the terms currently being proposed. A reserve has been established for the estimated cost of settlement.

    As the Company reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1990, on April 12, 1990, the State of New Jersey, Department of Environmental Protection and Energy ("NJDEPE"), filed a lawsuit in the United States District Court for the District of New Jersey against the Company, among others, entitled STATE OF NEW JERSEY, DEPARTMENT OF ENVIRONMENTAL PROTECTION V. GLOUCESTER ENVIRONMENTAL MANAGEMENT SERVICES, INC., ET AL., No. 84-0152 (D.N.J.). The suit alleges that the Company was a "generator" of hazardous wastes and other hazardous substances which were disposed of at the

Gloucester Environmental Management Services, Inc. ("GEMS") facility in the Township of Gloucester. The suit seeks cleanup costs, compensatory and treble damages, and a declaration that the Company and others are responsible for NJDEPE's past and future response costs at the GEMS site. On March 27, 1990, NJDEPE issued a Directive to the Company and other parties pursuant to the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. Pursuant to the Directive, the Company and other parties have been ordered to undertake the second phase of remedial action at the site, including the construction and operation of a groundwater treatment system and operation of the remedial action performed in the first phase, and to reimburse NJDEPE's alleged past and future response costs. The estimated cost of second phase remedial action related to the GEMS site is approximately $20 million. The amount that the NJDEPE is seeking as reimbursement for past costs and damages is approximately $10 million. In October, 1995 the Company entered into a de minimis settlement agreement with the State of New Jersey and the United States to resolve all outstanding claims. In exchange for a payment of approximately $205,000, the Company will be dismissed from the lawsuit in accordance with the terms of a Consent Decree which is expected to be entered by the Court within six months. The Company has not admitted any liability for disposal of wastes at the GEMS site. The Company is one of approximately ninety companies participating in the de minimis settlement. One of the Company's insurance carriers has agreed to pay the cost of settlement and defense of this matter, subject to an agreement to arbitrate whether coverage is available for approximately $75,000 in settlement funds. Thus, the Company's maximum exposure in connection with this site is $75,000, however, the Company believes it will incur no costs related to this site.

    As the Company reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1990, in March 1986, the Company and other parties were designated by the United States Environmental Protection Agency ("EPA") as potentially responsible parties ("PRPs") responsible for the cleanup of certain hazardous wastes that have been disposed of at the Wayne Waste Oil ("WWO") site located near Columbia City, Indiana. In October 1986, the Company and other PRPs entered into a Consent Order with the EPA which allowed the PRPs to complete a Remedial Investigation and Feasibility Study for the WWO site. In March 1990, the EPA issued a Record of Decision ("ROD") for the site. The ROD documents the EPA's cleanup plan for the site, which includes capping the former municipal landfill, groundwater extraction and treatment, and soil vapor extraction. On July 20, 1992, a Consent Decree between the EPA and the PRPs at the site was entered in the United States District Court for the Northern District of Indiana, captioned United States v. Active Products Corp., No. F91-00247. Remedial construction has been completed, however, operation and maintenance obligations remain. At this time the Company does not anticipate further expenditures in connection with this matter.

    As the Company reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1990, in September 1985, the Company and other parties were designated by the EPA as PRPs responsible for the cleanup of certain hazardous wastes that have been disposed of at the Northside Sanitary Landfill ("NSL") site located northwest of Indianapolis, Indiana. The EPA has combined the NSL site with the adjacent Environmental Conservation and Chemical Corporation ("ECC") site. On November 12, 1991, a Consent Decree between the EPA and the PRPs at the site was entered by the United States District Court for the Southern District of Indiana, captioned United States v. Aluminum Corporation of America, No. IP91 591C. Based upon the Company's percentage share of the total amount of wastes disposed of at the site, the Company estimates its remaining share of the costs under the Consent Decree will be approximately $5,000. A reserve has been established for such costs.

    As the Company reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1990, in November 1981, the EPA advised the Company that it was one of several companies that had disposed of wastes at the Carolawn Company ("CC") site located in Chester County, South Carolina. At the time of notice, the EPA had completed certain cleanup activities at the CC site and requested that the Company and other parties which had disposed of wastes at the site contribute to the cost of these activities. On August 31, 1983, an action, UNITED STATES OF AMERICA V. CAROLAWN COMPANY, INC., ET AL., No. 83-2162-0, was commenced in the United States District Court for the District of South Carolina. On June 23, 1988, a Partial Consent Decree was entered in the United States District Court for the District of South Carolina (No. 83-2162-0). On December 4, 1991, a Partial Consent Decree For Remedial Design And Construction at the CC site was entered by the United States District Court for the District of South Carolina (No. 0-91-2177-0). Negotiations are currently underway to amend the Partial Consent Decree to address operations and maintenance of the remedy. Based upon the Company's percentage share of the total amount of wastes disposed of at the CC site, the Company estimates its share of operation and maintenance costs will be approximately $16,500. A reserve has been established for such costs.

    As the Company reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1990, in February 1986, the Company was advised by the EPA that Phoenix Closures, inc. ("Phoenix") was one of several companies which disposed of wastes at the American Chemical Services ("ACS") site located near Griffith, Indiana. The EPA indicated that the wastes were disposed of by Phoenix's Chicago plant between 1955 and 1975. The Company has advised the EPA that it did not lease the Chicago plant during the period from 1955 to 1975. The Company has also advised Phoenix of its responsibilities with respect to environmental matters, including the environmental matters at the ACS site, under the lease relating to the Chicago plant.


    Management believes, based on current knowledge and the advice of the Company's counsel, that the outcome of the litigation and governmental proceedings discussed in the preceding paragraphs will not have a material adverse effect on the Company.

          MARKET FOR THE COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


    The Company's Common Stock and Series D Preferred Shares were both listed on the New York Stock Exchange under the symbols "KGM" and "KGMD", respectively, until August 27, 1997, when the New York Stock Exchange suspended trading in the Common Stock and the Series D Preferred Shares and moved to delist the Shares. As of September 4, 1997, there were approximately 897 and 39 holders of record of the Company's Common Stock and Series D Preferred Shares, respectively. The following table sets forth, for each of the calendar quarters indicated, the high and low reported sales price per share of Common Stock and of Series D Preferred Shares on the Common Stock and Series D Preferred Shares on the New York Stock Exchange Composite Tape and quarterly cash dividends based on published financial sources:



                                                                    COMMON STOCK                 PREFERRED STOCK
                                                             ---------------------------   ----------------------------
                                                                                   CASH                           CASH
CALENDAR YEAR                                                 HIGH        LOW      DIVIDENDS  HIGH      LOW      DIVIDENDS
----------------------------------------------------------   -------    -------    -----   -------    -------    ------
1997
  First Quarter...........................................   $ 2 5/8    $ 1 7/8    $--     $ 7 5/8    $ 4 1/4    $--
  Second Quarter..........................................     4 1/4      2         --      14          4 1/4     --
  Third Quarter(through August 26, 1997)..................     5 1/2      4 5/8     --      15         11 1/2     --

1996
  First Quarter...........................................   $ 9 7/8    $ 5 3/4    $--     $20        $17 3/4    $.425
  Second Quarter..........................................     6 1/4      3 3/4     --      18 1/8     13 1/2     --
  Third Quarter...........................................     4 3/8      2 3/8     --      14         12 1/8     --
  Fourth Quarter..........................................     4 3/8      2 1/8     --      12 3/8      7 1/2     --

1995
  First Quarter...........................................   $ 9 3/8    $ 6 7/8    $--     $20 5/8    $19 1/8    $.425
  Second Quarter..........................................     8 3/8      7 1/8     --      20 1/8     19 1/4     .425
  Third Quarter...........................................     8 1/2      7         --      20 1/4     19         .425
  Fourth Quarter..........................................    10 3/8      6 1/2     --      20         16 3/8     .425



    The cumulative Series D Preferred shares annual dividend requirement is $828,580, or $1.70 per share. The Company has not declared a dividend on its Series D Preferred Shares since the first quarter of 1996. The cumulative amount
of undeclared dividends as of October   , 1997 is $[        ], or $[        ]
per share. Under the terms of the Merger Agreement, the Company is not permitted to declare or pay dividends on either the Common Stock or the Series D Preferred Shares. No portion of the cumulative dividends on the Series D Preferred Shares dividend requirement will be paid as part of or in connection with the Merger.

                            SELECTED FINANCIAL DATA


    Set forth below is certain selected consolidated financial and other information with respect to the Company, excerpted or derived from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, both filed with the Commission pursuant to the Exchange Act.



    The following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information (including any related notes) contained therein. Such reports and other documents may be inspected and copies may be obtained from the Commission in the manner set forth in "AVAILABLE INFORMATION."


                                                          PREDECESSOR    PREDECESSOR
                                           ONE MONTH      EIGHT MONTH     NINE MONTH                   PREDECESSOR
                                         PERIOD ENDED    PERIOD ENDED    PERIOD ENDED            YEARS ENDED DECEMBER 31,
                                         SEPTEMBER 30,    AUGUST 26,    SEPTEMBER 30,   ------------------------------------------
                                             1997            1997            1996         1996       1995       1994       1993
                                        ---------------  -------------  --------------  ---------  ---------  ---------  ---------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.............................     $   9,819       $  76,488      $   80,488    $ 107,369  $ 109,187  $ 106,792  $  98,533
Gross profit..........................         2,429          18,152          17,431       24,305     24,582     33,012     29,121
Earnings (loss) from continuing
  operations before interest and
  income taxes (a)....................           708          (1,385)        (11,929)     (12,722)    (1,416)     7,152      6,562
Earnings (loss) from continuing
  operations before income taxes......           469          (5,295)        (15,473)     (17,425)    (6,024)     3,534      2,576
Provision (benefit) for income taxes
  (b).................................           183          --              (2,189)       6,837     (2,401)     1,441       (711)
                                              ------     -------------  --------------  ---------  ---------  ---------  ---------
Earnings (loss) from continuing
  operations..........................           286          (5,295)        (13,284)     (24,262)    (3,623)     2,093      1,865
Earnings (loss) from discontinued
  operations--
  Consumer Products Business (c)......        --              --               1,564        1,969     (1,684)     1,311     (2,198)
  Metal Crown Business (d)............        --              --                (133)      --         --         --         --
Extraordinary loss on retirement of
  debt................................        --              (4,419)         --           --         --         --         (1,300)
                                              ------     -------------  --------------  ---------  ---------  ---------  ---------
Net earnings (loss)...................           286          (9,714)        (11,853)     (22,293)    (5,307)     3,404     (1,633)
Preferred stock dividends (e).........        --                 552             621          829        829        829        829
                                              ------     -------------  --------------  ---------  ---------  ---------  ---------
Net earnings (loss) applicable to
  common stockholders.................           286         (10,266)        (12,474)   $ (23,122) $  (6,136) $   2,575  $  (2,462)
                                              ------     -------------  --------------  ---------  ---------  ---------  ---------
                                              ------     -------------  --------------  ---------  ---------  ---------  ---------
Earnings (loss) per common share:
  Earnings (loss) per common share
    from continuing operations
    (a)(b)............................     $     .06       ($   1.47)     ($    3.54)   $   (6.38) $   (1.16) $    0.34  $    0.28
  Earnings (loss) per common share
    from discontinued operations--
    Consumer Products Business (c)....        --              --                0.37         0.50      (0.44)      0.36      (0.60)
    Metal Crown Business (d)..........        --              --              --           --         --         --         --
  Extraordinary loss per common
    share.............................        --               (1.11)         --           --         --         --          (0.35)
                                              ------     -------------  --------------  ---------  ---------  ---------  ---------
Net earnings (loss) per common share..           .06           (2.58)          (3.17)   $   (5.88) $   (1.60) $    0.70  $   (0.67)
                                              ------     -------------  --------------  ---------  ---------  ---------  ---------
                                              ------     -------------  --------------  ---------  ---------  ---------  ---------
Cash dividends per common share.......     $  --           $  --          $   --        $  --      $  --      $  --      $  --


                                          1992
                                        ---------

Net sales.............................  $  92,557
Gross profit..........................     25,731
Earnings (loss) from continuing
  operations before interest and
  income taxes (a)....................      3,953
Earnings (loss) from continuing
  operations before income taxes......        287
Provision (benefit) for income taxes
  (b).................................        119
                                        ---------
Earnings (loss) from continuing
  operations..........................        168
Earnings (loss) from discontinued
  operations--
  Consumer Products Business (c)......      2,419
  Metal Crown Business (d)............     (5,284)
Extraordinary loss on retirement of
  debt................................     --
                                        ---------
Net earnings (loss)...................     (2,697)
Preferred stock dividends (e).........        829
                                        ---------
Net earnings (loss) applicable to
  common stockholders.................  $  (3,526)
                                        ---------
                                        ---------
Earnings (loss) per common share:
  Earnings (loss) per common share
    from continuing operations
    (a)(b)............................  $   (0.18)
  Earnings (loss) per common share
    from discontinued operations--
    Consumer Products Business (c)....       0.66
    Metal Crown Business (d)..........      (1.44)
  Extraordinary loss per common
    share.............................     --
                                        ---------
Net earnings (loss) per common share..  $   (0.96)
                                        ---------
                                        ---------
Cash dividends per common share.......  $  --




                                  AT        PREDECESSOR                        PREDECESSOR
                               SEPTEMBER        AT                      YEARS ENDED DECEMBER 31,
                                  30,      SEPTEMBER 30,  -----------------------------------------------------
                                 1997          1996         1996       1995       1994       1993       1992
                              -----------  -------------  ---------  ---------  ---------  ---------  ---------
                                                               (IN THOUSANDS)
Net property, plant and
  equipment.................   $  38,828     $  40,180    $  38,890  $  46,818  $  48,341  $  40,424  $  36,383
Total assets................     148,257        99,724       85,526    119,497    122,660    115,866    102,501
Senior debt (f).............      31,667        45,004       45,044     50,000     50,000     50,000     --
Subordinated long-term
  debt......................           0             0       --         --         --         --         40,000
Stockholders' equity before
  pension adjustment........      50,286        21,987       11,547     34,047     38,260     34,899     36,464
Excess of additional pension
  liability over
  unrecognized prior service
  cost, net of tax
  benefits..................      --            (8,623)      (8,245)   (10,140)    (5,207)    (6,835)    --
                              -----------  -------------  ---------  ---------  ---------  ---------  ---------
Stockholders' equity........   $  50,286     $  13,364    $   3,302  $  23,907  $  33,053  $  28,064  $  36,464
                              -----------  -------------  ---------  ---------  ---------  ---------  ---------
                              -----------  -------------  ---------  ---------  ---------  ---------  ---------
Weighted average number of
  common shares
  outstanding...............       5,000         3,933        3,933      3,842      3,674      3,669      3,675


----------------------------------

(a) The loss from continuing operations before interest and income taxes for the nine month period ended September 30, 1997 includes pretax financing costs of $2,396,000. The loss from continuing operations before interest and income taxes for the nine month period ended September 30, 1996 includes pretax restructuring costs of $9,436,000 and financing costs of $245,000. The loss from continuing operations before interest and income taxes for 1996 includes pretax restructuring costs of $10,011,000 and financing costs of $1,600,000. See Note 3 of notes to financial statements for further discussion. The loss from continuing operations before interest and income taxes for 1995 includes a pretax loss on revaluation of land of $1,000,000.


(b) The provision for income taxes for 1996 includes a charge of $13,691,000 ($3.48 per common share) to provide a valuation reserve against its deferred income tax asset. The benefit for income taxes for 1993 includes a tax benefit of $369,000 ($0.10 per common share) related to a reduction in the income tax valuation reserve. See Note 5 of notes to consolidated financial statements for further information.


(c) Gain on sale of discontinued operations for 1996 include a $2,102,000 after-tax gain ($0.53 per common share) on the sale of the manufacturing assets of the Consumer Products Business. See Note 4 of notes to financial statements. The 1993 loss for the Consumer Products Business includes a $2,754,000 after-tax loss ($0.75 per common share) associated with the relocation of the Company's home canning cap and lid manufacturing operations.


(d) Loss from discontinued operations--Metal Crown Business in 1992 includes a $2,600,000 after-tax loss ($0.71 per common share) on sale of the business.

(e) The Company has not declared a dividend on its Class B, Series D Preferred Stock since the first quarter of 1996. The cumulative amount of undeclared dividends as of December 31, 1996 is $622,000. Under the terms of an agreement with its lenders, the Company is not permitted to declare or pay any dividends on its preferred stock at December 31, 1996.

(f) As of December 31, 1996 and 1995, the Company's outstanding senior debt was classified as a current liability because the Company was in default of certain financial covenants for which waivers have been received for a period of less than one year.


                              CERTAIN PROJECTIONS



                                KERR GROUP, INC.
                      ESTIMATED FINANCIAL STATEMENT ITEMS
                             (DOLLARS IN MILLIONS)



                                                                                                     1997       1998       1999
                                                                                                   ---------  ---------  ---------
Net Sales........................................................................................  $   114.1  $   119.9  $   130.2

Earnings (Loss) Before Interest and Taxes........................................................  $     6.7  $    10.3  $    12.0

Total Current Assets.............................................................................  $    30.8  $    31.3  $    33.9
Total Assets.....................................................................................       80.7       78.0       78.0
Total Current Liabilities........................................................................       11.3       12.9       14.0
Long-Term Pension and SERP Liabilities...........................................................       12.1        8.4        4.5
Long-Term Retiree Health Liability(a)............................................................        2.6        2.6        2.6
Other Long-Term Liabilities......................................................................        1.1        1.1        1.1
Total Liabilities................................................................................       73.0       68.4       65.4

Capital Expenditures.............................................................................  $     9.3  $     9.7  $    11.2
Reduction in Pension Liability...................................................................        1.8        3.7        3.8
Payments associated with restructuring, net of tax...............................................        1.7        0.0        0.0


------------------------


(a) Does not include the unaccrued portion of the Accumulated Benefit Obligation In Excess Of Plan Assets, which at December 31, 1996 was $6.8 million. The Accumulated Benefit Obligation In Excess Of Plan Assets as disclosed in the Notes to the Company's Financial Statements at and for the year ended December 31, 1996 equaled $9.3 million.



    In June 1997, the Company provided Fremont with revised forecasts for the fiscal year ending December 31, 1997 which incorporated actual financial results through April 1997. These revised forecasts showed increased net sales of approximately $116.6 million but reduced profitability, with Earnings Before Interest and Taxes forecast at approximately $6.2 million. The forecasts for the fiscal years ending December 31, 1998 and 1999 were not revised.



THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES

ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FORECASTS AND ARE INCLUDED HEREIN ONLY BECAUSE SUCH INFORMATION WAS PROVIDED TO FREMONT. THESE FORWARD-LOOKING STATEMENTS (AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE PROJECTIONS. THE PROJECTIONS REFLECT NUMEROUS ASSUMPTIONS, ALL MADE BY MANAGEMENT OF THE COMPANY, WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS, ALL OF WHICH ARE DIFFICULT TO PREDICT, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL AND NONE OF WHICH WERE SUBJECT TO APPROVAL BY FREMONT OR THE PURCHASER. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE PROJECTIONS WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY GREATER OR LESS THAN THOSE CONTAINED IN THE PROJECTIONS. THE INCLUSION OF THE PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT ANY OF FREMONT, THE PURCHASER, THE COMPANY OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES CONSIDERED OR CONSIDER THE PROJECTIONS TO BE A RELIABLE PREDICTION OF FUTURE EVENTS, AND THE PROJECTIONS SHOULD NOT BE RELIED UPON AS SUCH. NONE OF FREMONT, THE PURCHASER, THE COMPANY AND ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, OR MAKES ANY REPRESENTATION TO ANY PERSON REGARDING THE INFORMATION CONTAINED IN THE PROJECTIONS AND NONE OF THEM INTENDS TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE SHOWN TO BE IN ERROR. THESE PROJECTIONS HAVE NOT BEEN COMPILED, REVIEWED, OR EXAMINED BY THE COMPANY'S INDEPENDENT AUDITORS AND, THEREFORE, THE INDEPENDENT AUDITORS PROVIDE NO FORM OF ASSURANCE THEREON.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS--NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE
  MONTHS
  ENDED SEPTEMBER 30, 1996



    RESULTS OF OPERATIONS



    As of August 27, 1997, the purchase method of accounting was used to record the acquisition of the Company. Such accounting generally results in increased amortization and depreciation reported in future periods. Accordingly, the accompanying financial statements of the predecessor and the Company are not comparable in all material respects since those financial position, results of operations, and cash flows of the Company before and after application of the purchase method of accounting.



    CONTINUING OPERATIONS



    Net sales for the nine month period ended September 30, 1997 were $86,307,000 as compared to $80,488,000 for the nine month period ended September 30, 1996, an increase of $5,819,000 or 7%. The increase in net sales for the nine month period ended September 30, 1997 over the comparable period in 1996 was due primarily to higher unit sales, which accounted for $3,364,000 of the increase, and improved pricing and product mix of $2,455,000 related to prescription packaging and pharmaceutical packaging.



    Cost of sales for the nine months ended September 30, 1997 were $65,726,000 as compared to $63,057,000 for the nine month period ended September 30, 1996, an increase of $2,669,000 or 4%. The increase in cost of sales was primarily the result of higher unit sales.



    Gross profit as a percent of net sales for the nine month period ended September 30, 1997 increased to 24% as compared to 22% for the nine month period ended September 30, 1996 due, primarily, to lower manufacturing costs, particularly because of higher production levels, and, secondarily, improved pricing of prescription packaging and pharmaceutical packaging.



    Research and development, selling, warehouse, plant and general administrative expenses decreased $992,000 or 5% during the nine month period ended September 30, 1997. The decrease was primarily due to lower costs resulting from the restructuring of the Company.



    During the nine month period ended September 30, 1997, the Company incurred costs of $2,396,000 for professional fees in connection with its refinancing efforts consisting primarily of fees paid to the owners of the Company's unsecured debt and fees paid to the Company's financial and legal advisors.



    During the nine month period ended September 30, 1996, the Company incurred costs of $245,000 for professional fees related to its refinancing efforts.



    During the first quarter of 1996, the Company recorded a pretax loss of $7,500,000 for certain costs associated with the restructuring of the Company, which included moving the corporate headquarters from Los Angeles, California to Lancaster, Pennsylvania and relocating the wide-mouth jar operations from Santa Fe Springs, California to Bowling Green, Kentucky. The pretax loss consisted of reserves for i) severance, workers' compensation and insurance continuation costs of $3,000,000, ii) costs associated with subleasing the two facilities of $2,300,000, iii) asset retirements of $1,600,000 and iv) other costs of $600,000.



    In addition, during the nine month period ended September 30, 1996, the Company incurred an unusual pre-tax loss of $1,936,000 for restructuring costs primarily related to relocation of personnel and equipment.



    Net interest expense increased $605,000 during the nine month period ended September 30, 1997 as compared to the same period in 1996, primarily as a result of the Company's unsecured debt accruing interest at the default rate beginning in the second quarter of 1997.

    The loss before income taxes decreased $10,647,000 during the nine month period ended September 30, 1997 as compared to the same period in 1996, due primarily to i) the $9,436,000 pretax loss in 1996 related to the restructuring,
ii) lower manufacturing costs in 1997 and iii) improved pricing of prescription packaging and pharmaceutical packaging.



    The benefit for income taxes decreased $2,372,000 during the nine month period ended September 30, 1997 as compared to the same period in 1996, primarily as a result of the valuation reserve recorded against the Company's net deferred income tax asset during 1997. The increase in the valuation reserve eliminated the tax benefit the Company would have generated during the first nine months of 1997, and was required because of the continuing unwaived convenant defaults under loan agreements governing the Company's $50,900,000 principal amount of unsecured debt. During the third and fourth quarters of 1996, a valuation reserve was provided to eliminate the tax benefit recorded during the first nine months of 1996.



    At November 21, 1997, the Company had cash and cash equivalents of $1,000,000. The Company had borrowed $6,800,000 under its revolving credit agreement and had additional advances available under the agreement of $8,473,000.


    At December 31, 1996, the Company had unused sources of liquidity consisting of cash and cash equivalents of $9,107,000, additional advances available under the Receivable Agreement of $3,965,000, a tax net operating loss carryforward of $28,300,000, a minimum tax credit carryforward of $1,068,000 and other tax credit carryforwards of $417,000.

    DISCONTINUED OPERATIONS

    During the first quarter of 1996, the Company sold the manufacturing assets of the Consumer Products Business for a purchase price of $14,417,000. The Company recorded a pretax gain of $2,607,000 ($1,564,000 after-tax) in connection with this sale. This pretax gain has been reduced by $5,800,000 of reserves for (i) retiree health care and pension expenses of $3,800,000, (ii) severance pay, workers compensation claims and insurance continuation costs of $1,000,000, (iii) professional fees of $500,000, (iv) asset retirements of $300,000, and (v) other costs of $200,000. The ultimate required amount of the reserves related to the disposal of the Consumer Products Business is expected to approximate the original estimate.


    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS


    In the first quarter of 1997, the Financial Accounting Standards Board adopted Statement No. 128, Earnings per Share (FASB No. 128) and Statement No. 129, Disclosure of Information about Capital Structure (FASB No. 129). FASB No. 128 simplifies the computation of earnings per common share by replacing primary and fully diluted presentations with the new basic and diluted disclosures. FASB No. 129 establishes standard for disclosing information about an entity's capital structure. These statements will be adopted by the Company effective December 31, 1997.


    LIQUIDITY AND CAPITAL RESOURCES



    During the first nine months of 1997, the principal sources of cash were $3,669,000 received in April from the sale of real estate in Santa Ana, California and borrowings under the Company's Secured Revolving Credit Facility of $3,758,000. The principal uses of cash were to fund i) capital expenditures of $7,961,000, ii) a reduction in the level of advances under the Company's Accounts Receivable Facility of $3,861,000, iii) cash costs of the Company's financing efforts of $3,742,000 and iv) cash costs of the restructuring of $1,535,000.



    During the first nine months of 1996, the principal source of cash was $14,417,000 received from the sale of the manufacturing assets of the Consumer Products Business. The principal uses of cash were to fund i) pretax losses, ii) net debt retirements of $5,600,000 and iii) cash costs of the restructuring of $4,064,000.



    The Company has not declared a dividend on its Class B, Series D Preferred Stock since the first quarter of 1996. The cumulative amount of undeclared dividends as of August 26, 1997 was $1,174,000. Under accounting rules, such dividends are not accrued until declared, however, for financial reporting purposes the amount of such dividends are shown on the face of the income statement as a deduction to arrive at net earnings (loss) applicable to common stockholders.



    On August 26, 1997, Parent and Purchaser completed the Offer, and Parent acquired the Common Stock and Preferred Stock from shareholders who tendered their shares pursuant to the Offer. Subject to the terms of the Merger Agreement, shares of Common Stock and Preferred Stock not tendered will be converted into the right to receive $5.40 net per share of Common Stock and $12.50 net per share of Preferred Stock pursuant to the Merger.



    On August 24, 1997, the Company and the Pension Benefit Guaranty Corporation (the "PBGC") entered into a definitive agreement pursuant to which the PBGC agreed to dismiss its lawsuit now pending before the United States District Court for the Eastern District of Pennsylvania seeking to terminate the Company's pension plan, withdraw its Notice of Determination and forbear from instituting new proceedings with respect to the acquisition. Pursuant to the terms of the definitive agreement, the Company agreed to (i) future enhanced pension plan contributions, (ii) grant to the PBGC a second lien in the amount of $40.7 million secured by substantially all of the assets of the Company,
(iii) various restrictions on future secured indebtedness and (iv) provisions regarding notice of certain events. The definitive agreement became effective upon the consummation of the Offer.



    In connection with the Merger and the consummation of the Offer, the Company entered into a Loan and Security Agreement, dated as of August 26, 1997 (the "Loan and Security Agreement"), for an aggregate amount of $62 million. The credit facilities were used, among other things, (i) to refinance the outstanding principal balance of funded indebtedness (including premium, and accrued and unpaid interest) of the Company at the time of the consummation of the Offer, (ii) to pay a portion of the fees and expenses incurred in connection with the Offer and (iii) to provide for working capital and general corporate purposes of the Company after the consummation of the Offer. The credit facilities are guaranteed by the tangible and intangible assets of the Company.



    Pursuant to the Loan and Security Agreement the credit facilities consisted of a $20 million revolving credit facility (which includes a sublimit for the issuance of standby and commercial letters of credit) (the "Revolving Credit Facility"), a $32 million term loan facility (the "Term Loan Facility") and a $10 million equipment acquisition facility (the "CAPEX Facility" and together with the Revolving Credit Facility and the Term Loan Facility, the "Senior Credit Facilities").



    The Revolving Credit Facility bears interest at a rate equal to LIBOR plus 225 basis points or the Base Rate (defined as the higher of (i) the bank's prime rate and (ii) the Federal Funds rate), at all times subject to applicable maximum legal interest rates. The Term Loan Facility and the CAPEX Facility bear interest at a rate equal to LIBOR plus 275 basis points or the Base Rate plus 50 basis points, in each case at all times subject to applicable maximum legal interest rates. The Company may select interest periods of 1, 2, 3 or 6 months for LIBOR loans, subject to availability. A default rate of interest applies on all loans in the event of default at a rate per annum of 2% above the applicable interest rate.



    The Revolving Credit Facility terminates and all amounts outstanding thereunder will be due and payable in full five years from the closing of the Offer (the "Closing"). The Term Loan Facility is subject to repayment according to scheduled amortization, with the final payment of all amounts outstanding, plus accrued interest, due five years from the Closing or upon termination of the Revolving Credit Facility, whichever is earlier. The CAPEX Facility also is subject to amortization, with the final payment of all amounts outstanding, plus accrued interest due five years from the Closing or upon termination of the

Revolving Credit Facility, whichever is earlier. The Loan and Security Agreement provides for prepayment of the Senior Credit Facilities provided that the Company pays liquidated damages.



    On August 26, 1997, the Company refinanced all of its existing indebtedness, including its 9.45% Senior Series A and 8.99% Series B Notes and its credit facility with Madeleine L.L.C., through a secured credit facility with NationsBank.


RESULTS OF OPERATIONS--1996 COMPARED TO 1995

    CONTINUING OPERATIONS

    Net sales of the Company decreased 1.7% to $107,369,000 in 1996 from $109,187,000 in 1995 due primarily to lower unit sales of tamper-evident closures and, to a lesser degree, wide-mouth jars and closures.

    The Company's manufacturing facilities operated at approximately 72% of capacity during 1996.

    Cost of sales of the Company decreased to $83,064,000 in 1996 compared to $84,605,000 in 1995 primarily due to lower unit sales.

    Gross profit as a percent of net sales increased slightly to 22.6% for 1996 as compared to 22.5% for 1995.

    Research, selling, warehouse, general and administrative expenses decreased $418,000 or 1.7% during 1996, as compared to 1995.


    The loss before unusual items, interest and taxes increased to $1,111,000 in 1996 as compared to $416,000 in 1995. Although full-year results have worsened, the trend in earnings has improved. Earnings before unusual items, interest and taxes for the second half of 1996 improved to $2,750,000, as compared to a loss before unusual items, interest and taxes for the first half of 1996 of $3,861,000. This improvement was the result of reduced unit costs due to increased production and lower costs resulting from the effects of restructuring the Company. The loss in the first half of 1996 also reflected increased reserves for customer rebates and inventory obsolescence.



    The increase in reserves for customer rebates was due to the completion of a detailed analysis by the Company in the first quarter of 1996 of the historical amount and timing of customer deductions, and credit memos and other payments issued by the Company, by customer category, which required an increase in the accrual. The increase in reserves for inventory obsolescence is the result of including certain additional types of closures in the calculation of the reserve beginning in 1996, because the Company believed it represented a more accurate measure of such contingency.


    During the first quarter of 1996, the Company recorded an unusual pretax loss of $7,500,000 for certain costs associated with the restructuring of the Company, which included moving the corporate headquarters from Los Angeles, California to Lancaster, Pennsylvania and relocating the wide-mouth jar operations from Santa Fe Springs, California to Bowling Green, Kentucky. The pretax loss consisted of reserves for i) severance pay, workers' compensation claims and insurance continuation costs of $3,000,000, ii) costs associated with terminating the leases of the two vacated facilities of $2,300,000, iii) asset retirements of $1,600,000 and iv) other costs of $600,000. During 1996, the Company made cash payments related to such reserves for i) severance pay and related costs of $2,638,000, ii) costs associated with terminating the leases of the two facilities of $478,000 and iii) other costs of $89,000.

    In addition, during 1996, the Company incurred unusual pretax losses of $2,511,000 for restructuring costs primarily related to relocation of personnel and equipment. Accounting rules require these costs to be expensed as incurred.

    The relocation of the corporate headquarters and the wide-mouth jar manufacturing operation have been completed. The cost to complete the restructuring is expected to approximate the original estimate.

The restructuring is expected to result in annualized pretax cost savings of approximately $6,500,000 primarily from reduced costs for employment, rent payments, manufacturing overhead, utilities and freight. The full benefit of these cost savings should be realized in 1997.

    During 1996, the Company incurred financing costs of $1,600,000 consisting of i) fees paid to the Company's advisors in its negotiations with lenders, ii) reimbursement of the lenders' fees paid to their advisors in the negotiations,
iii) certain fees associated with prospective lenders and iv) expensing of a portion of the previously capitalized financing costs associated with the existing debt.

    Net interest expense increased $95,000 during 1996 compared to 1995.

    The change in the provision for income taxes during 1996 as compared to 1995 was the result of the Company recording a charge of $13,691,000 to provide a valuation reserve against its deferred income tax asset. The valuation reserve was provided due to the uncertainty related to the Company's financing as described below under "Liquidity and Capital Resources".

    Due to competitive pressures, there are occasions when the Company is unable to pass on cost increases to customers. Other than the inability on all occasions to pass on cost increases, inflation and changes in prices did not have a material effect on the Company's results of operations.

    DISCONTINUED OPERATIONS

    During 1996, the Company sold the manufacturing assets and liquidated primarily all of the working capital of its discontinued Consumer Products Business. In connection with such sale, the Company recorded $4,900,000 of reserves consisting of i) severance pay, workers' compensation claims and insurance continuation of $1,400,000, ii) retiree health care and pension expenses of $1,200,000, iii) estimated net costs associated with elimination of operations and liquidation of working capital of $1,100,000, iv) professional fees of $700,000, v) asset retirements of $300,000, and vi) other costs of $200,000. After deductions for such reserves, the Company incurred in 1996 a pretax gain of $3,503,000 ($2,102,000 after-tax) in connection with the sale of the manufacturing assets of the Consumer Products Business.

    During 1996, the Company made cash payments related to such reserves for i) net costs associated with elimination of operations and liquidation of working capital of $1,079,000, ii) severance pay and related costs of $1,215,000, iii) professional fees of $665,000 and iv) other costs of $199,000.

    The aggregate amount of reserves related to the disposal of the Consumer Products Business is expected to approximate the original estimate.

    Net sales of the Consumer Products Business declined to $18,317,000 in 1996 compared to $29,808,000 in 1995 due to the sale of the business. The after-tax loss related to the operations of the Consumer Products Business declined to $133,000 in 1996 compared to a loss of $1,684,000 in 1995 due to the sale of the business.

    LIQUIDITY AND CAPITAL RESOURCES

    On March 15, 1996, the Company sold certain assets, including the manufacturing assets, of the Consumer Products Business for a purchase price of $14,417,000. From March 16, 1996, through December 31, 1996, the Company received $17,391,000 from the sale by the Company of the inventory of the Consumer Products Business and from the collection of the related accounts receivable. The Company used these proceeds primarily to (i) reduce debt by $9,100,000, (ii) reduce the level of advances under the Company's Accounts Receivable Agreement by $4,342,000, (ii) fund the $5,716,000 cash costs of the restructuring of the Company, (iv) fund the $3,158,000 of cash costs associated with the sale of assets, and elimination of operations and liquidation of working capital of the Consumer Products Business, and (v) increase its cash balances by $5,203,000. Other significant uses of cash during 1996 were payments to the pension plan of $6,989,000, of which $3,224,000 was related to the 1995 plan year minimum pension contribution.


    During 1995, the principal use of cash flow was to fund investing activities, primarily capital expenditures of $10,859,000. Cash flow was provided primarily through net advances on accounts receivable sold under the Company's Accounts Receivable Agreement of $7,357,000.



    During 1995, the Company contributed 250,000 shares of its Common Stock, at a price of $7.56 per share, to the Kerr Group, Inc. Retirement Income Plan. The contribution reduced the Company's recorded pension liability by $1,891,000.



    During 1996 and 1995, the Company funded its defined benefit pension plan by $3,245,000 more than the accrued pension expense related to the 1995 plan year. Although the amount of the annual pension contribution is dependent upon a variety of factors, the Company expects to fund amounts in excess of its accrued pension expense for the foreseeable future.



    The Company did not declare a dividend on its Class B, Series D Preferred Stock in 1996. The cumulative amount of undeclared dividends as of December 31, 1996 was $622,000. Under accounting rules, such dividends are not accrued until declared, however, for financial reporting purposes the amount of such dividends are shown on the face of the income statement as a deduction to arrive at net earnings (loss) was applicable to common stockholders. Under the terms of the Merger Agreement, the Company was not permitted to declare or pay any dividends on its preferred stock at prior to the consummation of the Merger.


    Since the third quarter of 1990, the Company has not declared and dividends on its Common Stock. The Company's Senior Note Agreement restricted the payment of dividends on Common Stock. Under such restrictions, the payment of Common Stock dividends was not permitted at December 31, 1996.

    The ratio of current assets to current liabilities at December 31, 1996 and 1995 was 0.5 and 0.6, respectively. The ratio of current assets to current liabilities was less than 1.0 due to the classification of the Company's outstanding Senior Notes as a current liability because the Company was in default of certain financial covenants for which waivers has been received for a period of less than one year. At December 31, 1996 and 1995, the ratio of total debt to total capitalization was 94% and 70%, respectively. The increase in the ratio of total debt to total capitalization was due to lower stockholders' equity, primarily the result of providing a valuation reserve against the Company's net deferred tax asset.

    The Company's net deferred income tax assets as of December 31, 1996 have been eliminated by a valuation reserve of $13,691,000. The valuation reserve had been provided due to the uncertainty related to the Company's financing as described below.

    As of December 31, 1996, the Company had an Accounts Receivable Agreement (Receivable Agreement) which matured on March 7, 1997 that met the working capital needs of the Company. The Receivable Agreement permitted the Company to sell its trade accounts receivable on a nonrecourse basis. Under the Receivable Agreement, the maximum amount that could be advanced to the Company pursuant to the sale of trade accounts receivable at any time was $8,500,000. The Company retained collection and service responsibility, as agent for the purchaser, over any receivables sold. Advances under such Receivable Agreement were subject to certain limitations. As of December 31, 1996, receivables as shown on the accompanying Consolidated Balance Sheet were reduced by net proceeds of $3,861,000 from advances pursuant to the sale of receivables under the Company's Receivable Agreement. The Receivable Agreement contained covenants identical to the Senior Notes.


    In 1996 and up to August 25, 1997, the Company was in default with respect to interest coverage and net worth covenants under the Loan Agreements which govern the unsecured Senior Notes and Bank Note issued by the Company. Under the terms of the Loan Agreements relating to the Senior Notes and the Bank Note, the Company was not permitted to sell the accounts receivable under the Accounts Receivable Agreement because of the default. The Company had discussions with the owners of the Senior Notes and BankNote regarding obtaining an extension of the waiver which expired on March 7, 1997. The discussions with the owners also included negotiations for the purchase by the Company of the Senior Notes and the Bank Note. The funds for the purchase of the Senior Notes and Bank Note would be obtained from a senior secured loan and a subordinated secured loan which the Company was discussed with institutional lenders and with respect to which loan agreements are being negotiated. Consummation of a purchase of the Senior Notes and Bank Note never occurred.


    At December 31, 1996, the Company had unused sources of liquidity consisting of cash and cash equivalents of $9,107,000, additional advances available under the Receivable Agreement of $3,965,000, a tax net operating loss carryforward of $28,300,000, a minimum tax credit carryforward of $1,068,000 and other tax credit carryforwards of $417,000.


RESULTS OF OPERATIONS--1995 COMPARED TO 1994

    CONTINUING OPERATIONS

    Net sales of the Company increased 2.2% to $109,187,000 in 1995 from 1994 due primarily to the pass through of resin price increases. The Company's manufacturing facilities operated at approximately 72% of capacity during 1995.

    Cost of sales of the Company increased to $84,605,000 in 1995 compared to $73,780,000 in 1994 primarily due to higher resin costs.

    Gross profit as a percent of net sales decreased to 22.5% for 1995 as compared to 30.9% for 1994 due to substantially higher resin costs and competitive pricing, primarily in the wide mouth jar and closure business.

    Research, selling, warehouse, general and administrative expenses decreased $862,000 or 3.3% during 1995, as compared to 1994.

    The loss before unusual items, interest and taxes was $416,000 in 1995 compared to earnings before unusual items, interest and taxes of $7,152,000 in 1994 primarily due to substantially higher resin costs and competitive pricing, primarily in the wide mouth jar and closure business.

    In 1995, the Company incurred a $1,000,000 unusual loss related to the write-down in the book value of land formerly used by the Company as a glass container manufacturing plant. Such write-down was necessitated by additional declines in the market value of commercial real estate in Southern California during 1995.

    Net interest expense increased $990,000 during 1995 compared to 1994 due to higher levels of debt and interest charged on advances under the Accounts Receivable Agreement.

    DISCONTINUED OPERATIONS

    Net sales of the Consumer Products Business decreased 7.9% to $29,808,000 in 1995 compared to 1994 due primarily to lower unit sales as a result of adverse growing conditions in 1995.

    The after-tax loss related to the operations of the Consumer Products Business was $1,684,000 in 1995 compared to net earnings of $1,311,000 in 1994. The 1995 loss was due to the sale of higher cost inventory produced during 1994, higher customer rebates and lower sales volume due to adverse weather conditions.

    LIQUIDITY AND CAPITAL RESOURCES

    During 1995, the principal use of cash flow was to fund investing activities, primarily capital expenditures of $10,859,000. Cash flow was provided primarily through net advances on accounts receivable sold under the Company's Accounts Receivable Agreement of $7,357,000.

    During 1994, the principal use of cash flow was to fund capital expenditures of $14,176,000. Cash flow was provided through the reduction of the Company's cash balances of $9,068,000 and cash from financing activities of $5,457,000. During 1994, inventories increased by $5,578,000, due primarily to higher quantities and costs of resin, and higher quantities of finished goods.

    During 1995, the Company contributed 250,000 shares of its Common Stock, at a price of $7.56 per share, to the Kerr Group, Inc. Retirement Income Plan. The contribution reduced the Company's recorded pension liability by $1,891,000.


    During 1996 and 1995, the Company funded its defined benefit pension plan by $3,245,000 more than the accrued pension expense related to the 1995 plan year.


    The Company has not declared a dividend on its Class B, Series D Preferred Stock since the first quarter of 1996. The cumulative amount of undeclared dividends as of December 31, 1996 is $622,000. Under accounting rules, such dividends are not accrued until declared, however, for financial reporting purposes the amount of such dividends are shown on the face of the income statement as a deduction to arrive at net earnings (loss) was applicable to common stockholders. Under the terms of an agreement with its lenders, the Company was not permitted to declare or pay any dividends on its preferred stock at December 31, 1996.

    Since the third quarter of 1990, the Company has not declared any dividends on its Common Stock. The Company's Senior Note Agreement restricted the payment of dividends on Common Stock. Under such restrictions, the payment of Common Stock dividends was not permitted at December 31, 1996.

    The ratio of current assets to current liabilities at December 31, 1996 and 1995 was 0.5 and 0.6, respectively. The ratio of current assets to current liabilities was less than 1.0 due to the classification of the Company's outstanding Senior Notes as a current liability because the Company was in default of certain financial covenants for which waivers had been received for a period of less than one year. At December 31, 1996 and 1995, the ratio of total debt to total capitalization was 94% and 70%, respectively. The increase in the ratio of total debt to total capitalization was due to lower stockholders' equity, primarily the result of providing a valuation reserve against the Company's net deferred tax asset.


    The Company's net deferred income tax assets as of December 31, 1996 have been eliminated by a valuation reserve of $13,691,000. The valuation reserve was been provided due to the uncertainty related to the Company's financing as described below.

                             AVAILABLE INFORMATION

    The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, the Company files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") under the Exchange Act relating to its business, financial condition and other matters. The Company was required to disclose in such proxy statements certain information, as of particular dates, concerning the Company's directors and officers, there remuneration, stock options granted to them, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company. Such reports, proxy statements and other information may be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained upon payment of the Commission's prescribed fees by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements regarding registrants, such as the Company, that file electronically with the Commission.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

    As of September 4, 1997, there were 275,962 shares of Common Stock and 180,006 shares of Series D Preferred Shares issued and outstanding. Each share of Common Stock is entitled to one vote in respect of matters submitted to the stockholders of the Company. The following table sets forth certain information, as of September 4, 1997, with respect to the beneficial ownership of shares of Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock (as derived solely from the Company's review of Schedules 13D and 13G on file with the Commission and from correspondence received from or telephone conversations with certain stockholders of the Company), (ii) each director of the Company, (iii) all directors and executive officers as a group.

                                                                      PERCENT OF
AMOUNT AND NATURE OF                                                    SHARES
BENEFICIAL OWNER                                                      OWNERSHIP     OUTSTANDING
--------------------------------------------------------------------  ----------  ---------------
Kerr Acquisition Corporation........................................   3,653,433          92.9%
  50 Fremont Street, Suite 3700
  San Francisco, California
Harvey Sperry.......................................................           0         *
Gregory P. Spivy....................................................           0         *
Mark N. Williamson..................................................           0         *
Richard D. Hofmann..................................................           0         *
Lawrence C. Caldwell................................................           0         *
All Directors and Executive Officers as a Group (5 in number).......           0         *

------------------------

*Less than one percent.

                                                                                                               PAGE
                                                                                                             ---------
Index......................................................................................................     F-1

Independent Auditors' Report...............................................................................     F-2

Balance Sheets--December 31, 1996 and 1995.................................................................     F-3

Statements of Earnings (Loss)--Three Years Ended December 31, 1996.........................................     F-5

Statements of Cash Flows--Three Years Ended December 31, 1996..............................................     F-6

Statements of Common Stockholders' Equity--Three Years Ended December 31, 1996.............................     F-7

Notes to Financial Statements..............................................................................     F-8

Condensed Balance Sheet--September 30, 1997................................................................    F-28

Condensed Statements of Earnings (Loss)--One Month Period Ended September 30, 1997, Eight Month Period
  Ended August 26, 1997 and Nine Month Period Ended September 30, 1996.....................................    F-29

Condensed Statements of Cash Flows--One Month Period Ended September 30, 1997, Eight Month Period Ended
  August 26, 1997 and Nine Month Period Ended September 30, 1996...........................................    F-30

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Kerr Group, Inc.

    We have audited the financial statements of Kerr Group, Inc. as listed in the accompanying index. In connection with our audits of the financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kerr Group, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

    The accompanying financial statements for 1996 have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in default of its current loan agreements and has not been successful as yet in securing a new credit facility which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          KPMG PEAT MARWICK LLP

Harrisburg, Pennsylvania
March 25, 1997

                                 BALANCE SHEETS

                                     ASSETS

                                                     YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                        1996          1995
                                                    ------------  ------------
                                                          (IN THOUSANDS)
Current assets
  Cash and cash equivalents.......................  $      9,107  $      3,904
  Receivables--primarily trade accounts, less
    allowance for doubtful accounts of $287 in
    1996 and $212 in 1995.........................         9,710         7,154
  Inventories.....................................
    Raw materials and work in process.............         6,702         7,815
    Finished goods................................         8,034         9,933
                                                    ------------  ------------
    Total inventories.............................        14,736        17,748
  Prepaid expenses and other current assets.......            27         3,106
  Current net assets related to discontinued
    operations....................................             4        12,847
                                                    ------------  ------------
    Total current assets..........................        33,584        44,759
                                                    ------------  ------------

Property, plant and equipment, at cost
  Land............................................           427           427
  Buildings and improvements......................         8,624        12,881
  Machinery and equipment.........................        87,207        86,646
  Furniture and office equipment..................         2,890         5,771
                                                    ------------  ------------
                                                          99,148       105,725
  Accumulated depreciation and amortization.......       (60,258)      (58,907)
                                                    ------------  ------------
    Net property, plant and equipment.............        38,890        46,818
Deferred income taxes.............................       --              8,057
Goodwill and other intangibles, net of
  amortization of $2,749 in 1996 and $2,247 in
  1995............................................         5,682         6,983
Other assets......................................         7,370         8,026
Non-current net assets related to discontinued
  operations......................................       --              4,854
                                                    ------------  ------------
                                                    $     85,526  $    119,497
                                                    ------------  ------------
                                                    ------------  ------------

          See accompanying notes to consolidated financial statements.

                                 BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                     YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                        1996          1995
                                                    ------------  ------------
                                                    (IN THOUSANDS, EXCEPT PER
                                                          SHARE AMOUNTS)
Current liabilities
  Short-term debt.................................  $      5,856  $      6,500
  Senior debt due 1997 through 2003 classified as
    current.......................................        45,044        50,000
  Accounts payable................................         7,373         9,707
  Current pension liability.......................       --              3,777
  Other current liabilities.......................         5,622         5,113
                                                    ------------  ------------
    Total current liabilities.....................        63,895        75,097
                                                    ------------  ------------

Pension liability.................................        13,935        18,318
Other long-term liabilities.......................         4,394         2,175

Stockholders' equity
  Preferred Stock, 487 shares authorized and
    issued, liquidation value of $21.28 per share
    at December 31, 1996 and $20 per share at
    December 31, 1995.............................         9,748         9,748
  Common Stock, $.50 par value per share, 20,000
    shares authorized, 4,226 shares issued........         2,113         2,113
  Additional paid-in capital......................        27,239        27,239
  Retained earnings (accumulated deficit).........       (20,640)        1,860
  Treasury Stock, at cost, 293 shares.............        (6,913)       (6,913)
  Excess of additional pension liability over
    unrecognized prior service cost, net of tax
    benefits......................................        (8,245)      (10,140)
                                                    ------------  ------------
    Total stockholders' equity....................         3,302        23,907
                                                    ------------  ------------
                                                    $     85,526  $    119,497
                                                    ------------  ------------
                                                    ------------  ------------

          See accompanying notes to consolidated financial statements.

                         STATEMENTS OF EARNINGS (LOSS)

                                                            YEARS ENDED DECEMBER 31,
                                                    ----------------------------------------
                                                        1996          1995          1994
                                                    ------------  ------------  ------------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.........................................  $    107,369  $    109,187  $    106,792
Cost of sales.....................................        83,064        84,605        73,780
                                                    ------------  ------------  ------------
  Gross profit....................................        24,305        24,582        33,012
Research and development expenses.................         1,991         1,708         2,110
Plant administrative expenses.....................         5,013         4,490         4,707
Selling and warehouse expenses....................         8,031         7,680         7,790
General corporate expenses........................        10,381        11,120        11,253
Restructuring costs...............................        10,011       --            --
Financing costs...................................         1,600       --            --
Loss on revaluation of land.......................       --              1,000       --
Interest expense, net.............................         4,703         4,608         3,618
                                                    ------------  ------------  ------------
  Earnings (loss) from continuing operations
    before income taxes...........................       (17,425)       (6,024)        3,534
Provision (benefit) for income taxes..............         6,837        (2,401)        1,441
                                                    ------------  ------------  ------------
  Net earnings (loss) from continuing
    operations....................................       (24,262)       (3,623)        2,093
Discontinued operations:
  Gain on sale of discontinued operations, net of
    income tax provision of $1,401................         2,102       --            --
  Earnings (loss) from discontinued operations,
    net of income tax provision (benefit) of
    ($89), ($1,117) and $904......................          (133)       (1,684)        1,311
                                                    ------------  ------------  ------------
Net earnings (loss) related to discontinued
  operations......................................         1,969        (1,684)        1,311
                                                    ------------  ------------  ------------
    Net earnings (loss)...........................       (22,293)       (5,307)        3,404
Preferred stock dividends.........................           829           829           829
                                                    ------------  ------------  ------------
    Net earnings (loss) applicable to common
      stockholders................................  $    (23,122) $     (6,136) $      2,575
                                                    ------------  ------------  ------------
                                                    ------------  ------------  ------------
Earnings (loss) per common share:
  Earnings (loss) per common share from continuing
    operations....................................  $      (6.38) $      (1.16) $       0.34
  Earnings (loss) per common share from
    discontinued operations.......................          0.50         (0.44)         0.36
                                                    ------------  ------------  ------------
    Net earnings (loss) per common share..........  $      (5.88) $      (1.60) $       0.70
                                                    ------------  ------------  ------------
                                                    ------------  ------------  ------------
Weighted average shares outstanding...............         3,933         3,842         3,674

          See accompanying notes to consolidated financial statements.

                            STATEMENTS OF CASH FLOWS

                                                            YEARS ENDED DECEMBER 31,
                                                    ----------------------------------------
                                                        1996          1995          1994
                                                    ------------  ------------  ------------
                                                                 (IN THOUSANDS)
CASH FLOW PROVIDED (USED) BY OPERATIONS
  Earnings (loss) from continuing operations......  $    (24,262) $     (3,623) $      2,093
  Add (deduct) noncash items included in earnings
    (loss)
    Expenses associated with restructuring, in
      excess of cash payments.....................         4,307       --            --
    Expenses associated with financing............         1,600       --            --
    Depreciation and amortization.................         9,398         8,675         7,495
    Change in deferred income taxes...............         7,080        (2,482)        1,705
    Reduction in total pension liability, net.....        (4,813)          294          (242)
    Other, net....................................           (98)          130           258
  Changes in other operating working capital
    Receivables...................................        (2,556)        7,268        (2,254)
    Inventories...................................         1,964           661        (5,578)
    Other current assets..........................           937         1,267           (94)
    Accounts payable..............................        (2,366)       (2,936)        3,929
    Accrued expenses..............................        (1,138)        1,674          (567)
  Cash flow provided (used) by discontinued
    operations....................................        11,640         2,078        (4,420)
                                                    ------------  ------------  ------------
  Total cash flow provided (used) by operations...         1,693        13,006         2,325

CASH FLOW PROVIDED (USED) BY INVESTING ACTIVITIES
  Continuing Operations:
    Capital expenditures..........................        (2,091)      (10,859)      (14,176)
    Proceeds from liquidation of long-term
      certificates of deposit.....................       --                375         1,000
    Other, net....................................           377        (1,301)       (2,587)
  Discontinued Operations:
    Capital expenditures..........................          (234)         (981)       (1,472)
    Proceeds from sale of assets of Consumer
      Products Business...........................        14,417       --            --
    Other, net....................................        (1,840)        1,200           385
                                                    ------------  ------------  ------------
    Cash flow provided (used) by investing
      activities..................................        10,629       (11,566)      (16,850)

CASH FLOW PROVIDED (USED) BY FINANCING
  ACTIVITIES......................................
  Repayment of Senior Notes and Note payable to
    bank..........................................        (5,600)      --            --
  Net borrowings under lines of credit............       --              1,000         5,500
  Payments associated with financing..............        (1,312)      --            --
  Dividends paid..................................          (207)         (829)         (829)
  Other, net......................................       --                 32           786
                                                    ------------  ------------  ------------
    Cash flow provided (used) by financing
      activities..................................        (7,119)          203         5,457

CASH AND CASH EQUIVALENTS
  Increase (decrease) during the year.............         5,203         1,643        (9,068)
  Balance at beginning of the year................         3,904         2,261        11,329
                                                    ------------  ------------  ------------
    Balance at end of the year....................  $      9,107  $      3,904  $      2,261
                                                    ------------  ------------  ------------
                                                    ------------  ------------  ------------
SIGNIFICANT NON-CASH TRANSACTIONS
  Contribution of 250,000 shares of Common Stock
    to Pension Plan...............................  $    --       $      1,891  $    --
                                                    ------------  ------------  ------------

          See accompanying notes to consolidated financial statements.

                   STATEMENTS OF COMMON STOCKHOLDERS' EQUITY

                                                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                              -------------------------------------------------------------------------------------
                               NUMBER OF                                                 EXCESS OF
                               SHARES OF                         RETAINED            ADDITIONAL PENSION     NOTES
                                COMMON              ADDITIONAL   EARNINGS              LIABILITY OVER     RECEIVABLE
                                 STOCK      COMMON   PAID-IN     (ACCUM.   TREASURY  UNRECOGNIZED PRIOR   FROM ESOP
                              OUTSTANDING   STOCK    CAPITAL     DEFICIT)   STOCK       SERVICE COST       TRUSTS
                              -----------   ------  ----------   --------  --------  ------------------   ---------
                                                                 (IN THOUSANDS)
Balance, December 31, 1993..     3,667      $2,105   $27,145     $  9,420  $(12,803)      $(6,835)          $(716)
Net earnings................     --          --        --           3,404     --          --                --
Dividends on Preferred
  Stock.....................     --          --        --            (829)    --          --                --
Pension adjustment..........     --          --        --           --        --            1,628           --
Repayments on ESOP Trusts
  notes receivable..........     --          --        --           --        --          --                  716
Issuance of Common Stock
  under stock option
  plans.....................        10          5         65        --        --          --                --
                                 -----      ------  ----------   --------  --------       -------         ---------
Balance, December 31, 1994..     3,677      2,110     27,210       11,995   (12,803)       (5,207)          --
Net loss....................     --          --        --          (5,307)    --          --                --
Dividends on Preferred
  Stock.....................     --          --        --            (829)    --          --                --
Pension adjustment..........     --          --        --           --        --           (4,933)          --
Contribution of Treasury
  Stock to pension fund.....       250       --        --          (3,999)    5,890       --                --
Issuance of Common Stock
  under stock option
  plans.....................         6          3         29        --        --          --                --
                                 -----      ------  ----------   --------  --------       -------         ---------
Balance, December 31, 1995..     3,933      2,113     27,239        1,860    (6,913)      (10,140)          --
Net loss....................     --          --        --         (22,293)    --          --                --
Dividends on Preferred
  Stock.....................     --          --        --            (207)    --          --                --
Pension adjustment..........     --          --        --           --        --            1,895           --
                                 -----      ------  ----------   --------  --------       -------         ---------
Balance, December 31, 1996..     3,933      $2,113   $27,239     $(20,640) $ (6,913)      $(8,245)          $--
                                 -----      ------  ----------   --------  --------       -------         ---------
                                 -----      ------  ----------   --------  --------       -------         ---------

          See accompanying notes to consolidated financial statements.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL DESCRIPTION OF BUSINESS

    The Company's operations consist of the manufacture and sale of a variety of plastic packaging products including child-resistant closures, tamper-evident closures, prescription packaging products, jars and other plastic closures and containers.

    The Company uses a significant amount of resin in its manufacturing process. From time to time, the Company has experienced substantial increases in the cost of resin. To the extent that the Company is unable to pass on resin cost increases, the cost increases could have a significant impact on the results of operations of the Company.

CASH EQUIVALENTS

    Cash equivalents consist only of investments that have an original maturity of three months or less, are readily convertible to known amounts of cash and have insignificant risk of changes in value because of changes in interest rates.

INVENTORIES

    Inventories are valued at the lower of cost or market, determined by the use of the first-in, first-out method.

DEPRECIATION, MAINTENANCE AND REPAIRS

    Depreciation of property, plant and equipment is provided by the use of the straight-line method over the estimated useful lives of the assets. The estimated useful lives used in computing the depreciation provisions are as follows:

Buildings and improvements....  5 to 30 years
Machinery and equipment.......  3 to 15 years
Furniture and equipment.......  5 to 10 years

    The policy of the Company is to charge amounts expended for maintenance and repairs to expense and to capitalize expenditures for major replacements and betterments.

GOODWILL AND OTHER INTANGIBLES

    The excess of cost over fair value of net tangible assets acquired during 1987 is amortized on a straight-line basis over 40 years. Other intangible assets are being amortized by the straight-line method over their respective initial estimated lives ranging from 2 to 17 years.

    Effective January 1, 1996, the Company adopted Financial Accounting Standards Board Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (FASB No. 121). FASB 121 requires that impairments, measured using fair market value, are recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Adoption of this statement did not affect the Company's results of operations. The assessment of the recoverability of goodwill will be impacted if future operating cash flows are not achieved.

REVENUE RECOGNITION

    The Company recognizes revenue at the time the product is shipped to the customer.

PENSIONS AND OTHER POSTRETIREMENT BENEFITS

    Financial Accounting Standards Board Statement No. 87 (FASB No. 87) requires that a company record an additional minimum pension liability to the extent that a company's accumulated pension benefit obligation exceeds the fair value of pension plan assets and accrued pension liabilities. This additional minimum pension liability is offset by an intangible asset, not to exceed prior service costs of the pension plan. Amounts in excess of prior service costs are reflected as a reduction in stockholders' equity.

    The Company accounts for postretirement benefits in accordance with Financial Accounting Standards Board Statement No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions (FASB No. 106). As more fully described in Note 7, the Company has elected to amortize the impact of FASB No. 106 ratably over 20 years.

STOCK OPTIONS

    Effective January 1, 1996, the Company adopted the Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (FASB No. 123). FASB No. 123 requires the Company to choose between two different methods of accounting for stock options. The statement defines a fair-value-based method of accounting for stock options but allows an entity to continue to measure compensation cost for stock options using the accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25). The Company has elected to continue using the accounting methods prescribed by APB No. 25. The amount of the proforma compensation expense, required to be disclosed under the FASB No. 123, is not material.

INCOME TAXES

    The Company accounts for income taxes under the Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes (FASB No. 109). Under the asset and liability method of FASB No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

EARNINGS (LOSS) PER COMMON SHARE

    Primary net earnings (loss) per common share are based on the weighted average number of common shares outstanding and are after Preferred Stock dividends (both declared and undeclared dividends).

    Fully diluted net earnings (loss) per common share reflect when dilutive i) the incremental common shares issuable upon the assumed exercise of outstanding stock options and ii) the assumed conversion of the Preferred Stock and the elimination of the related Preferred Stock dividends. The calculation of fully diluted net earnings (loss) per common share for 1996, 1995 and 1994 was not dilutive.

FINANCIAL STATEMENT PREPARATION AND PRESENTATION

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of December 31, 1996 and 1995, and the reported amounts of income and expenses for each of the three years ended December 31, 1996. Actual results could differ from those estimates.

    Included in other assets are certain assets held for sale consisting of real property and buildings. Management has obtained a recent appraisal to support the carrying value of such assets, however, the ultimate sales proceeds received by the Company could differ from the appraisal amount depending on changes in market conditions.

    Certain reclassifications have been made to prior years' financial statements to conform to the 1996 presentation.

NOTE 2--ISSUES AFFECTING LIQUIDITY

    During the fourth quarter of 1996, the holders of $50,900,000 of the Company's existing unsecured debt sold the debt. Representatives of the new owners of the debt informed the Company that they do not intend to pursue the previously announced restructuring of this debt, pursuant to which a portion of this debt was to have been repaid with the proceeds of a new secured credit facility, and the balance of which was to have been converted into preferred stock and subordinated debt. The new owners initially indicated that they preferred a restructuring that would involve the exchange of debt for substantially all of the equity of the Company. The Company rejected such exchange and there is no assurance that the Company and the owners of the debt will reach an agreement on the terms of any such exchange.

    The Company is presently in default with respect to interest coverage and net worth covenants under the Loan Agreements which govern the unsecured Senior Notes and Bank Note issued by the Company. Under the terms of the Loan Agreements relating to the Senior Notes and the Bank Note, the Company is not permitted to sell the accounts receivable under the Accounts Receivable Agreement because of the default. The Company is in discussions with the owners of the Senior Notes and Bank Note regarding obtaining an extension of the waiver which expired on March 7, 1997. The discussions with the owners also include negotiations for the purchase by the Company of the Senior Notes and the Bank Note. The funds for the purchase of the Senior Notes and Bank Note would be obtained from a senior secured loan and a subordinated secured loan which the Company is discussing with institutional lenders and with respect to which loan agreements are being negotiated. Consummation of any purchase of the Senior Notes and Bank Note is subject to definitive agreements being reached with the new lenders as well as the holders of the Senior Notes and Bank Note. There can be no assurance that the owners of the Senior Notes and the Bank Note will extend the waiver of the defaults, or agree to sell the Senior Notes and the Bank Note for a purchase price that is acceptable to the Company or that the senior secured loan and the subordinated secured loan can be obtained to finance the purchase. In the event the Company does not obtain an extension of the waiver, the Company does not intend to make its quarterly payment of interest due under the Senior Notes and Bank Note due on March 31, 1997.

    The lender proposing to make the subordinated secured loan to the Company has indicated that it is willing to purchase the accounts receivable of the Company through June 30, 1997 on terms and conditions acceptable to the lender in its sole and reasonable discretion. The terms and conditions to be negotiated include, without limitation, pricing, credit criteria, reserves, servicing and recourse. The lender's willingness to purchase the Company's accounts receivable will be subject to the negotiation, execution and delivery of purchase documents in form and substance satisfactory to the lender. There can be no assurance that the Company and the lender will reach definitive agreement on the terms of such purchase. The sale of the accounts receivable to this lender, in the absence of a waiver of the existing default, will constitute a further default by the Company under the existing Loan Agreements.

    As part of its overall restructuring, the Company is involved in discussions with the Pension Benefit Guaranty Corporation relating to the Company's pension liabilities. The Company expects these discussions to continue.

    The Company expects to receive approximately $3,500,000 from the sale of real property located in Santa Ana, California in April 1997. The Company had $5,164,000 in cash and cash equivalents on March 25, 1997. Assuming the Company reaches satisfactory agreement with the lender regarding the new accounts receivable facility, the Company believes that it will have sufficient funds available to finance its working capital requirements through June 30, 1997.

NOTE 3--RESTRUCTURING AND FINANCING COSTS

    During the first quarter of 1996, the Company recorded a pretax loss of $7,500,000 for certain costs associated with the restructuring of the Company, which included moving the corporate headquarters from Los Angeles, California to Lancaster, Pennsylvania and relocating the wide-mouth jar operations from Santa Fe Springs, California to Bowling Green, Kentucky. The pretax loss consisted of reserves for i) severance pay, workers' compensation claims and insurance continuation costs of $3,000,000, ii) costs associated with terminating the leases of the two vacated facilities of $2,300,000, iii) asset retirements of $1,600,000 and iv) other costs of $600,000. During 1996, the Company made cash payments related to such reserves for i) severance pay and related costs of $2,638,000, ii) costs associated with terminating the leases of the two facilities of $478,000 and iii) other costs of $89,000. In addition to such cash costs, during 1996 charges were made to reserves relating to asset retirements of $1,499,000.

    In addition, during 1996, the Company incurred pretax losses of $2,511,000 for restructuring costs primarily related to relocation of personnel and equipment. Accounting rules require these costs to be expensed as incurred.


    The relocation of the corporate headquarters and the wide mouth jar manufacturing operation have been completed. Cash expenditures related to the relocation are expected to be completed in early 1998. The cost to complete the restructuring is expected to approximate the original estimate.


    During 1996, the Company incurred financing costs of $1,600,000 consisting of i) fees paid to the Company's advisors in its negotiations with lenders, ii) reimbursement of the lenders' fees paid to their advisors in the negotiations,
iii) certain fees associated with prospective lenders and iv) expensing a portion of the previously capitalized financing costs associated with the existing debt.

NOTE 4--DISCONTINUED OPERATIONS

    On March 15, 1996, the Company sold certain assets, including the manufacturing assets, of the Consumer Products Business for a purchase price of $14,417,000. From March 16, 1996 through December 31, 1996, the Company received $17,391,000 from the sale by the Company of the inventory of the Consumer Products Business and from the collection of the related accounts receivable.

    In connection with such sale, the Company recorded $4,900,000 of reserves consisting of i) severance pay, workers' compensation claims and insurance continuation of $1,400,000, ii) retiree health care and pension expenses of $1,200,000, iii) estimated net costs associated with elimination of operations and liquidation of working capital of $1,100,000, iv) professional fees of $700,000, v) asset retirements of $300,000, and vi) other costs of $200,000. After deduction for such reserves, the Company incurred in 1996 a pretax gain of $3,503,000 ($2,102,000 after-tax) in connection with the sale of the manufacturing assets of the Consumer Products Business.

    During 1996, the Company made cash payments related to such reserves for i) net costs associated with elimination of operations and liquidation of working capital of $1,079,000, ii) severance pay and related costs of $1,215,000, iii) professional fees of $665,000 and iv) other costs of $199,000. In addition to such cash costs, charges were made to such reserves relating to i) reclassifications to retiree benefit plan liabilities of $1,220,000 and ii) asset retirements of $251,000.

    The aggregate amount of reserves related to the disposal of the Consumer Products Business is expected to approximate the original estimate.

    The results of the discontinued operations have been reported separately in the Statement of Earnings (Loss). Summarized results of the discontinued operations for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                      YEARS ENDED DECEMBER 31,
                                                   -------------------------------
                                                     1996       1995       1994
                                                   ---------  ---------  ---------
                                                           (IN THOUSANDS)
Net sales........................................  $  18,317  $  29,808  $  32,364
Costs and expenses...............................     17,851     31,398     29,151
Allocated interest expense.......................        688      1,211        998
                                                   ---------  ---------  ---------
    Earnings (loss) before income taxes..........       (222)    (2,801)     2,215
    Provision (benefit) for income taxes.........        (89)    (1,117)       904
                                                   ---------  ---------  ---------
    Earnings (loss) from discontinued
      operations.................................       (133)    (1,684)     1,311
    Gain on sale of manufacturing assets.........      2,102     --         --
                                                   ---------  ---------  ---------
Total earnings (loss) related to discontinued
  operations.....................................  $   1,969  $  (1,684) $   1,311
                                                   ---------  ---------  ---------
                                                   ---------  ---------  ---------


    Interest expense was allocated to the Consumer Products Business based upon the ratio of the Consumer Products Business net assets to total Company net assets. Management believes that this allocation method is reasonable.

NOTE 5--INCOME TAXES

    Total income tax provision (benefit) for the years ended December 31, 1996, 1995 and 1994 was allocated as follows:

                                                      1996       1995       1994
                                                    ---------  ---------  ---------
                                                            (IN THOUSANDS)
Tax provision (benefit) from continuing operations
  before valuation reserve........................  $  (6,854) $  (2,401) $   1,441
Income tax valuation reserve adjustment related to
  continuing operations...........................     13,691     --         --
                                                    ---------  ---------  ---------
    Subtotal......................................      6,837     (2,401)     1,441
Tax provision (benefit) from discontinued
  operations......................................      1,312     (1,117)       904
Stockholders' equity, related to excess of pension
  liability over unrecognized prior service costs
  before valuation reserve........................      1,328     (3,281)       878
                                                    ---------  ---------  ---------
                                                    $   9,477  $  (6,799) $   3,223
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------

    The provision (benefit) for income taxes related to continuing operations for the years ended December 31, 1996, 1995 and 1994 consists of the following:

                                                       1996       1995       1994
                                                     ---------  ---------  ---------
                                                             (IN THOUSANDS)
Current
  U.S. Federal.....................................  $  --      $  --      $      81
  State............................................     --         --         --
                                                     ---------  ---------  ---------
Total current......................................     --         --             81

Deferred
  U.S. Federal.....................................      5,402     (1,880)     1,090
  State............................................      1,435       (521)       270
                                                     ---------  ---------  ---------
Total deferred.....................................      6,837     (2,401)     1,360
                                                     ---------  ---------  ---------
  Total provision (benefit) for income taxes.......  $   6,837  $  (2,401) $   1,441
                                                     ---------  ---------  ---------
                                                     ---------  ---------  ---------

    The significant components of deferred income taxes (benefits) related to continuing operations for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                      1996       1995       1994
                                                    ---------  ---------  ---------
                                                            (IN THOUSANDS)
Reduction of deferred income taxes attributable to
  recognition of alternative minimum tax credits
  and tax net operating loss carryforwards........  $  (5,200) $  (3,782) $     (16)
Temporary differences associated with
  restructuring costs.............................     (1,108)    --         --
Temporary differences associated with the sales of
  discontinued operations.........................        150       (466)     1,531
Additional costs inventoried for tax purposes.....       (638)       (44)        64
Excess (deficit) of pension contributions paid
  over pension expense............................        517      1,513         46
Excess (deficit) of tax over book depreciation,
  including assets retired or sold................        418        668        (19)
Other, net........................................       (993)      (290)      (246)
Plus: Increase in balance of valuation reserve for
  deferred income tax assets related to the income
  tax provision...................................     13,691     --         --
                                                    ---------  ---------  ---------
    Total.........................................  $   6,837  $  (2,401) $   1,360
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------

    Total provision (benefit) for income taxes from continuing operations for the years ended December 31, 1996, 1995 and 1994 differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to earnings (loss) before income taxes as a result of the following:

                                                      1996       1995       1994
                                                    ---------  ---------  ---------
                                                            (IN THOUSANDS)
Computed "expected" tax provision (benefit).......  $  (5,925) $  (2,048) $   1,202
Increase (reduction) in provision resulting from:
  State income tax provision (benefit), net of
    Federal tax effect............................       (983)      (358)       210
  Increase in balance of valuation reserve for
    deferred income tax assets related to the
    income tax provision..........................     13,691     --         --
  Other, net......................................         54          5         29
                                                    ---------  ---------  ---------
    Actual tax provision (benefit)................  $   6,837  $  (2,401) $   1,441
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------

    The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and liabilities at December 31, 1996 and 1995 are as follows:

                                                             1996       1995
                                                           ---------  ---------
                                                              (IN THOUSANDS)
Deferred income tax assets:
  Net operating loss carryforwards.......................  $  11,577  $   6,882
  Pension liabilities--
    Excess of additional pension liability over
      unrecognized prior service cost....................      5,415      6,742
    Accrued pension liability............................       (464)       (19)
  Tax credit carryforwards...............................      1,485      1,158
  Accrued retiree health liability.......................      1,001        551
  Accrued reserves associated with discontinued
    operations...........................................        215        274
  Inventory..............................................      1,064        675
  Accrued vacation pay...................................        532        461
  Reserves associated with restructuring.................      1,108     --
  Other..................................................        507        670
                                                           ---------  ---------
    Total gross deferred income tax assets...............     22,440     17,394
    Less valuation reserve for deferred income tax
      assets.............................................    (13,691)    --
                                                           ---------  ---------
    Deferred income tax assets, net of valuation
      reserve............................................      8,749     17,394
Deferred income tax liabilities:
  Property, plant and equipment, principally due to
    differences in depreciation..........................     (6,116)    (5,744)
  Excess of book basis over tax basis of land and
    buildings formerly used as a glass container
    manufacturing plant..................................     (1,337)    (1,252)
  Other..................................................     (1,296)      (590)
                                                           ---------  ---------
    Total gross deferred income tax liabilities..........     (8,749)    (7,586)
                                                           ---------  ---------
Net deferred income tax assets...........................  $  --      $   9,808
                                                           ---------  ---------
                                                           ---------  ---------

    The Company's net deferred income tax assets as of December 31, 1996 have been eliminated by a valuation reserve of $13,691,000. The valuation reserve has been provided due to the uncertainty related to the Company's financing as described in Note 2 of the notes to the financial statements.

    At December 31, 1996, the Company had net operating loss carryforwards for Federal income tax purposes of $28,300,000 which are available to offset future Federal taxable income, expiring in the years 2006 through 2011.

    The Company also has an alternative minimum tax credit carryforward of $1,068,000 and other tax credit carryforwards (primarily investment tax credits) of $417,000, expiring in the years 1999 through 2009, which are available to reduce future Federal income taxes, if any.

    The total net cash payments related to income taxes, which represent Federal alternative minimum taxes and state taxes, were $0, $24,000 and $761,000 for 1996, 1995 and 1994, respectively.

NOTE 6--OTHER CURRENT LIABILITIES

    At December 31, 1996 and 1995, other current liabilities were as follows:

                                                                1996       1995
                                                              ---------  ---------
                                                                 (IN THOUSANDS)
Accrued wages and vacation pay..............................  $   1,671  $   1,994
Accrued interest............................................      1,267      2,617
Accrued and withheld taxes..................................        236         29
Accrued reserves associated with restructuring..............      1,483     --
Other accrued expenses......................................        965        473
                                                              ---------  ---------
    Total accrued expenses..................................  $   5,622  $   5,113
                                                              ---------  ---------
                                                              ---------  ---------

NOTE 7--RETIREMENT BENEFITS

PENSIONS

    The Company has a defined benefit pension plan (the "Retirement Income Plan"), which covers substantially all employees. The Retirement Income Plan generally provides benefits based on years of service and average final pay. The Company's policy is to fund amounts sufficient to satisfy the funding requirements of the Employee Retirement Income Security Act of 1974. During 1996 and 1995, the Company funded the Retirement Income Plan by $3,245,000 more than the accrued pension expense related to the 1995 plan year. During 1995 and 1994, the Company funded the Retirement Income Plan by $1,983,000 more than the accrued pension expense related to the 1994 plan year.

    During 1995, the Company contributed 250,000 shares of its Common Stock, at a price of $7.56 per share, to the Retirement Income Plan. The contribution was valued at $1,891,000 which was based upon the current market value of the stock on the date of the contribution.

    During 1995, the Company adopted a Pension Restoration Plan which is an unfunded plan providing benefits to participants not payable by the Company's Retirement Income Plan because of the limitations on benefits imposed by the Internal Revenue Code of 1986, as amended. The aggregate annual accrued benefit for each participant under the combination of the Retirement Income Plan and the Pension Restoration Plan when expressed as a single-life annuity is limited to $200,000.

    Net pension expense related to continuing operations for the years ended December 31, 1996, 1995 and 1994 included the following components:

                                                     1996       1995       1994
                                                   ---------  ---------  ---------
                                                           (IN THOUSANDS)
Service cost (benefit earned during period)......  $     668  $     468  $     534
Interest cost on projected benefit obligation....      7,380      7,364      7,018
Actual loss (return) on assets...................     (6,474)   (16,080)       597
Net amortization and deferral....................        579      9,460     (6,552)
                                                   ---------  ---------  ---------
    Net pension expense..........................  $   2,153  $   1,212  $   1,597
                                                   ---------  ---------  ---------
                                                   ---------  ---------  ---------

    The funded status of the defined benefit plans at December 31, 1996 and 1995 was as follows:

                                                            1996       1995
                                                          ---------  ---------
                                                             (IN THOUSANDS)
Actuarial present value of benefit obligation
  Vested benefit obligation.............................  $  95,731  $  99,237
  Nonvested benefit obligation..........................      2,385      1,942
                                                          ---------  ---------
  Accumulated benefit obligation........................     98,116    101,179
  Effect of future salary increases.....................      2,610      2,812
                                                          ---------  ---------
  Projected benefit obligation..........................    100,726    103,991
Plan assets at fair value (a)...........................     84,182     79,084
                                                          ---------  ---------
Projected benefit obligation in excess of plan assets...     16,544     24,907
Unrecognized net transition obligation..................       (394)      (474)
Unrecognized prior service costs........................       (826)      (936)
Unrecognized net loss...................................    (16,201)   (19,660)
                                                          ---------  ---------
Accrued pension (asset) liability before adjustment.....       (877)     3,837
Adjustment required to recognize additional minimum
  pension liability.....................................     14,812     18,258
                                                          ---------  ---------
  Accrued pension liability related to the defined
    benefit plan........................................  $  13,935  $  22,095
                                                          ---------  ---------
                                                          ---------  ---------

------------------------

(a) Plan assets include 368,200 shares of Company Common Stock at a value of $874,000 at December 31, 1996 and $3,682,000 at December 31, 1995.

    In connection with recording the additional minimum pension liability pursuant to the provisions of FASB No. 87, the Company recorded a reduction in stockholders' equity of $8,245,000 at December 31, 1996, and $10,140,000 at December 31, 1995, and an intangible pension asset of $1,152,000 at December 31, 1996, and $1,376,000 at December 31, 1995.

    The majority of all pension plan assets are held by a master trust created for the collective investment of the plan's funds, as well as in private placement insurance contracts. At December 31, 1996, assets held by the master trust consisted primarily of cash, U.S. government obligations, corporate bonds and common stocks.

    The defined benefit plan assumptions as of December 31, 1996, 1995 and 1994 were as follows:

                                                                            1996       1995       1994
                                                                          ---------  ---------  ---------
Discount rate...........................................................       7.75%      7.25%      8.75%
Increase in compensation rate...........................................       5   %      5   %      5   %
Long-term rate of return on assets......................................       9.5 %      9.5 %      9.5 %

    The Company retained the pension benefit obligations for service prior to the date of the sale and the pension assets related to the Company's discontinued Consumer Products Business. In connection with the sale of the business, the Company's pension plan had a curtailment loss of $100,000 pursuant to FASB Statement No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits. Such curtailment loss was included as component of the gain on the sale of the Consumer Products Business.

RETIREE HEALTH CARE AND LIFE INSURANCE

    The Company provides certain health care and life insurance benefits for retired employees and their spouses. The costs of such benefits are shared by retirees through one or more of the following: a) deductibles, b) copayments and
c) retiree contributions. Salaried employees hired prior to September 1, 1992, and certain hourly employees may become eligible for those benefits if they reach retirement age while working for the Company. The Company will not provide retiree health care and life insurance benefits for salaried employees hired after September 1, 1992. Health care and life insurance benefits provided by the Company are not funded in advance, but rather are paid by the Company as the costs are actually incurred by the retirees.

    Effective January 1, 1993, the Company adopted FASB No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. The adoption of FASB No. 106 at January 1, 1993, created a previously unrecognized accumulated postretirement benefit obligation of $13,195,000. As permitted under FASB No. 106, the Company has elected to amortize the $13,195,000 accumulated postretirement benefit obligation ratably over 20 years.

    Retiree health care and life insurance expense related to continuing operations for the years ended December 31, 1996, 1995 and 1994 included the following components:

                                                        1996       1995       1994
                                                      ---------  ---------  ---------
                                                              (IN THOUSANDS)
Service cost (benefit earned during period).........  $      51  $      41  $      54
Interest cost on accumulated benefit obligation.....        690        855      1,082
Actual return on assets.............................     --         --         --
Net amortization and deferral.......................        509        478        525
                                                      ---------  ---------  ---------
  Net retiree health care and life insurance
    expense.........................................  $   1,250  $   1,374  $   1,661
                                                      ---------  ---------  ---------
                                                      ---------  ---------  ---------

    The funded status of the retiree health care and life insurance plans at December 31, 1996 and 1995 was as follows:

                                                              1996       1995
                                                            ---------  ---------
                                                               (IN THOUSANDS)
Actuarial present value of accumulated postretirement
  benefit obligation:
  Retirees................................................  $   7,692  $   9,210
  Fully eligible active participants......................        691        735
  Other active participants...............................        955      1,055
                                                            ---------  ---------
  Accumulated benefit obligation..........................      9,338     11,000
Plan assets at fair value.................................     --         --
                                                            ---------  ---------
Accumulated benefit obligation in excess of plan assets...      9,338     11,000
Unrecognized net transition obligation....................     (8,405)   (10,612)
Unrecognized prior service costs..........................     --         --
Unrecognized net gain (loss)..............................      1,594        992
                                                            ---------  ---------
Accrued postretirement benefit liability..................  $   2,527  $   1,380
                                                            ---------  ---------
                                                            ---------  ---------

    The retiree health care and life insurance plans assumptions are as follows:

                                         DECEMBER 31, 1996         DECEMBER 31, 1995         DECEMBER 31, 1994
                                      ------------------------  ------------------------  ------------------------
Discount rate.......................                     7.75%                     7.25%                     8.75%
Health care cost trend rates--
  Indemnity plans...................       8.75% trending down       8.75% trending down       8.75% trending down
                                                         to 6%                     to 6%                     to 6%

  Managed care plans................       6.75% trending down       6.75% trending down       6.75% trending down
                                                         to 4%                     to 4%                     to 4%

    The effect of a one percentage point annual increase in these assumed cost trend rates at December 31, 1996, would increase the postretirement benefit obligation by approximately $370,000 and would increase the service and interest cost components of the annual expense by approximately $35,000.

NOTE 8--FINANCING

    At December 31, 1996, the Company's debt consists of $50,900,000 of Senior Notes and an unsecured Bank Note held by a group of investors. The Company is in discussions with these investors regarding the possible exchange of such debt for equity or possible repayment through the refinancing of the debt. This debt consists of the following components as of December 31, 1996 and December 31, 1995 (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------
Senior Notes--Series A, 10-year notes originally issued September 21,
  1993, original principal amount of $41,000,000, bearing interest at
  9.45%.................................................................  $  36,936  $  41,000

Senior Notes--Series B, 6-year notes originally issued September 21,
  1993, original principal amount of $9,000,000, bearing interest at
  8.99%.................................................................      8,108      9,000

Bank Note, due date extended to March 7, 1997, bearing interest at the
  Prime rate (8.25% at December 31, 1996)...............................      5,856      6,500
                                                                          ---------  ---------

                                                                          $  50,900  $  56,500
                                                                          ---------  ---------
                                                                          ---------  ---------

    Sinking fund payments were scheduled to begin under the 10-year notes in 1998 and under the 6-year notes in 1997. The Senior Notes and Bank Note are unsecured.

    The Senior Notes and Bank Note contain various covenants including covenants relating to coverage of fixed charges, minimum level of tangible net worth, limitation on leverage and limitation on restricted payments, for which payments are defined to include Common Stock dividends. Under the most restrictive covenant related to the payment of dividends, the payment of Common Stock dividends is not permitted at December 31, 1996. As of December 31, 1996, the Company is not in compliance with certain of the financial covenants and has obtained waivers of such covenants through March 7, 1997.

    The Senior Notes contain a provision which requires the payment of a prepayment penalty in the event the Senior Notes are repaid prior to their scheduled maturity date. If the Senior Notes had been repaid on March 25, 1997, the prepayment penalty would have equaled approximately $3,000,000.

    As of December 31, 1996, the Company's $45,044,000 of outstanding Senior Notes is classified as a current liability because the Company was in default of certain financial covenants for which waivers have been received for a period of less than one year (currently through March 7, 1997). See further discussion at
Note 2 of notes to financial statements.

    As of December 31, 1996, the Company had an Accounts Receivable Agreement (Receivable Agreement) which matured on March 7, 1997 that met the working capital needs of the Company. The Receivable Agreement permitted the Company to sell its trade accounts receivable on a nonrecourse basis. Under the Receivable Agreement, the maximum amount that could be advanced to the Company pursuant to the sale of trade accounts receivable at any time was $8,500,000. The Company retained collection and service responsibility, as agent for the purchaser, over any receivables sold. Advances under such Receivable Agreement were subject to certain limitations. As of December 31, 1996, receivables as shown on the accompanying Balance Sheet have been reduced by net proceeds of $3,861,000 from advances pursuant to the sale of receivables under the Receivable Agreement. The Receivable Agreement contained covenants identical to the Senior Notes. The Company is not permitted to sell accounts receivable under the Receivable Agreement as long as there exists a default under the Senior Notes.

    The Bank Note was originally related to a $10,000,000 bank line of credit, which effective October 24, 1995 was reduced by the lender to the then outstanding balance of $6,500,000 due to a decline in the Company's financial performance. During early 1995, the Company had an additional bank line of credit which was replaced by the Receivable Agreement.

    During 1996, the Company had maximum borrowings under the Senior Notes and Bank Note of $60,000,000. During 1996, the weighted average interest rate under the Senior Notes and Bank Note was 9.3% and the weighted average borrowings outstanding was $53,199,000.

    During 1995, the Company had maximum borrowings outstanding under the lines of credit of $12,000,000. During 1995, the weighted average interest rate under its lines of credit was 8.7% and the weighted average borrowings outstanding under its lines of credit was $7,528,000.

    Total cash payments of interest related to continuing operations during 1996, 1995 and 1994 were $5,618,000, $2,752,000, and $3,794,000, respectively.

    See discussion of issues affecting liquidity at Note 2 of notes to consolidated financial statements.

NOTE 9--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of cash, accounts receivable and payable, and advances pursuant to the sale of receivables under the Company's Receivable Agreement approximate their carrying amount because of their short maturity.

    The fair value of the Bank Note approximates its carrying amount because such debt has a floating interest rate tied to the Prime rate.

    The fair value of the Company's $45,044,000 principal amount of Senior Notes would be expected to be higher than the carrying amount because market interest rates have declined since such debt was incurred. However, since it is unlikely the Company could obtain similar unsecured financing at comparable rates today, determining a fair value of such debt is not appropriate.

NOTE 10--PREFERRED STOCK

CLASS B PREFERRED STOCK

    At December 31, 1996 and 1995, the Company was authorized to issue 1,302,300 shares of Class B Preferred Stock, par value $.50 per share, which may be issued in series from time to time at the discretion of the Board of Directors. Holders of all series of Class B Preferred Stock share ratably as to rights to payment of dividends and to amounts payable in event of liquidation, dissolution or winding up of the Company. No dividends or payments in liquidation may be made with respect to Common Stock or any other stock ranking junior as to dividends or assets to the Class B Preferred Stock unless all accumulated dividends and sinking fund payments on the Class B Preferred Stock have been paid in full and, in the event of liquidation, unless the accumulated dividends and the liquidation preference of the Class B Preferred Stock have been paid.

SERIES D

    At December 31, 1996 and 1995, the Company had 487,400 shares of Class B Cumulative Convertible Preferred Stock, Series D (Preferred Stock), issued and outstanding. Holders of the Preferred Stock are entitled to a cumulative dividend, payable quarterly, at the annual rate of 8.5% ($1.70 per share). The Preferred Stock is redeemable at the option of the Company at any time, in whole or in part, at a price of $20.00 per share plus cumulative unpaid dividends. No purchases or redemptions of or dividends on Common Stock may occur unless all accumulated dividends have been paid on the Preferred Stock.

    At December 31, 1996, each share of Preferred Stock had a liquidating value of $21.28 per share and is convertible into Common Stock at the rate of 1.4545 shares of Common Stock for each share of Preferred Stock (equivalent to a conversion price of $13.75 per common share), subject to adjustment under certain conditions. At December 31, 1996, a total of 708,923 shares of Common Stock was reserved for issuance upon conversion of the Preferred Stock.

    If six quarterly dividends on the Preferred Stock are unpaid, the holders of Preferred Stock shall have the right, voting as a class, to elect two additional persons to the Board of Directors of the Company until all such dividends have been paid.

    The Company has not declared a dividend on its Class B, Series D Preferred Stock since the first quarter of 1996. The cumulative amount of undeclared dividends as of December 31, 1996 is $622,000. Under accounting rules, such dividends are not accrued until declared, however, for financial reporting purposes the amount of such dividends are shown on the face of the income statement as a deduction to arrive at net earnings (loss) applicable to common stockholders. The Company was not permitted to declare or pay any dividends on its preferred stock at December 31, 1996.

NOTE 11--COMMON STOCK

EMPLOYEE STOCK OWNERSHIP PLANS

    The Company has two employee stock ownership plans, the Kerr Group, Inc. Employee Incentive Stock Ownership Plan Trust formed in 1985 (ESOP I) and the Kerr Group, Inc. 1987 Employee Incentive Stock Ownership Plan Trust formed in 1987 (ESOP II). Both plans are for the benefit of employees of the

Company. The Company borrowed funds from a group of banks, which in turn were loaned to the plans for the purpose of purchasing shares of the Company's Common Stock. The bank loans were repaid on February 28, 1992. The related Company loan to ESOP I was repaid during 1993 and the loan to ESOP II was repaid during 1994.

    ESOP I and ESOP II obtained the funds to repay loans primarily through the receipt of tax deductible contributions made by the Company. The Company funded such contributions primarily through the reduction of compensation and benefits, and deferral of salary increases which it would otherwise have provided to its employees. Total contribution expense from continuing operations for these plans was $396,000 in 1994. For financial statement purposes, the bank loans were reflected as a liability and the Company's loans to ESOP I and ESOP II were reflected as a reduction in stockholders' equity.

STOCK OPTIONS

    Under the Company's Stock Option Plans for employees, options may be granted at a price determined by the Stock Option Committee of the Board of Directors, which may be less than market value. Options may be exercised during periods established by such Committee; however, in no event may any option be exercised more than ten years after the date of grant. Options granted in 1996 and 1995 were fully vested on the date of grant. All of the Company's currently outstanding options issued prior to 1995 generally vest in cumulative installments of 20% per year commencing on the date of grant. Such options become exercisable in full upon the occurrence of certain enumerated events, including certain changes in control of the Company.

    The options granted beginning in 1992 provide that the Company's stock price must equal or exceed a triggering price per Common Share, which is higher than the exercise price of the option, for ten consecutive trading days for the options to be exercisable. The options granted during 1996 had triggering prices of $10.00 per common share. The options granted during 1995, 1994 and 1993 had triggering prices of $12.50 per Common Share. The options granted during 1992 had triggering prices of $10.00 per Common Share, which requirement was met during 1994, and the options issued during 1992 are now exercisable.

    The following tabulation summarizes changes under the Company's Stock Option Plans for employees during the years ended December 31, 1996, 1995 and 1994.

                                                    1996                       1995                       1994
                                          -------------------------  -------------------------  ------------------------
                                           NUMBER OF                  NUMBER OF                  NUMBER OF
                                            OPTIONS    PRICE RANGE     OPTIONS    PRICE RANGE     OPTIONS    PRICE RANGE
                                          -----------  ------------  -----------  ------------  -----------  -----------
Options Outstanding:
  Beginning of year.....................     427,100   $5 3/8-10 3/8    252,100   $5 3/8-10 3/8    274,000   $5 3/8-8 5/16
  Granted...............................      75,000     3 15/16        204,000      7 9/16          6,500   9 7/16-10 3/8
  Exercised.............................      --                         (6,000)     5 3/8         (10,400)  5 3/8-7 1/8
  Canceled..............................    (134,900)  5 3/8-8 5/16     (23,000)  5 3/8-8 5/16     (18,000)  5 3/8-8 5/16
  Expired...............................     (40,000)     7 1/8          --                         --
                                          -----------                -----------                -----------
  End of year...........................     327,200   3 15/16-10 3/8    427,100  5 3/8-10 3/8     252,100   5 3/8-10 3/8

Exercisable at end of year:
  Currently exercisable.................      49,500                     83,200                     70,900
  Exercisable if Common
    Stock trades at triggering price of
      $10.00............................      75,000                     --                         --
  Exercisable if Common
    Stock trades at triggering price of
      $12.50............................     185,900                    277,300                     57,501
                                          -----------                -----------                -----------
      Total.............................     310,400                    360,500                    128,401

Available for grant at end of year......      81,397                     21,497                     22,497

    In addition, the 1988 Stock Option Plan for Non-Employee Directors (the 1988
Plan), consisting of 80,000 shares, and 1993 Stock Option Plan for Non-Employee Directors (the 1993 Plan), consisting of 60,000 shares, provide for the grant of options to purchase Common Stock to members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates. The option price of each option granted under these plans is the fair market value of Common Stock on the date of grant. Options under the 1988 Plan are immediately exercisable upon grant and will expire five years from the date of grant. Future grants of options under the 1988 Plan can only be made to Directors other than the Company's current Directors. Options under the 1993 Plan are exercisable six months after date of grant, provided that the Company's stock price equals or exceeds $12.50 per Common Share for ten consecutive trading days. Options under the 1993 Plan expire ten years from the date of grant.

    The following tabulation summarizes changes under the Company's Stock Option Plans for Non-Employee Directors during the years ended December 31, 1996, 1995 and 1994.

                                                    1996                       1995                      1994
                                          -------------------------  ------------------------  ------------------------
                                           NUMBER OF                  NUMBER OF                 NUMBER OF
                                            OPTIONS    PRICE RANGE     OPTIONS    PRICE RANGE    OPTIONS    PRICE RANGE
                                          -----------  ------------  -----------  -----------  -----------  -----------
Options Outstanding:
  Beginning of year.....................      60,000     $8 3/16         60,000     $8 3/16        60,000     $8 3/16
  Granted...............................      10,000     3 15/16         --                        --
  Exercised.............................      --                         --                        --
  Expired...............................      --                         --                        --
                                          -----------                -----------               -----------
  End of year...........................      70,000   3 15/16-8 3/16     60,000    8 3/16         60,000     8 3/16
Exercisable at end of year:
  Currently exercisable.................      --                         --                        --
  Exercisable if Common
    Stock trades at $10.00 per share or
      above.............................      10,000                     --                        --
  Exercisable if Common
    Stock trades at $12.50 per share or
      above.............................      60,000                     60,000                    60,000
                                          -----------                -----------               -----------
  Total.................................      70,000                     60,000                    60,000

Available for grant at end of year......      70,000                     80,000                    80,000


    The aggregate option price for all outstanding options at December 31, 1996, 1995 and 1994 was $2,696,000, $3,698,000, and $2,359,000, respectively. At the time options are exercised, the common stock account is credited with the par value of the shares issued and additional paid-in capital is credited with the cash proceeds in excess of par value. The Company's Stock Option Plans permit the grant of both incentive stock options and nonstatutory stock options.



    In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement No. 123, "Accounting for Stock-Based Compensation." The Company adopted the disclosure provisions of FASB Statement 123 in 1996, but opted to remain under the expense recognition provisions of Accounting Principles Board
(APS) Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for stock option plans. Had compensation expense for stock options granted under the Plan been determined based on fair value at the grant dates consistent with the disclosure method required for 1996 in accordance with FASB Statement 123, the Company's net loss for 1996 and 1995 would have been increased to the pro forma amounts shown below:



                                                                            1996       1995
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Net loss:
  As reported...........................................................  $  23,122  $   6,136
  Pro forma.............................................................     23,273      6,454
Net loss per share:
  As reported...........................................................  $    5.88  $    1.60
  Pro forma.............................................................       5.92       1.68

The weighted average fair value of options granted in 1996 and 1995 was estimated as of the date of grant using the Black-Scholes stock option pricing model, based on the he following weighted average assumptions:



                                                                             1996       1995
                                                                           ---------  ---------
Risk free interest rate..................................................      6.71%      5.92%
Expected term............................................................    5 years    5 years
Expected volatility......................................................        40%        37%



    No dividend will be paid for the entire term of the option.


NOTE 12--RENTAL EXPENSE AND LEASE COMMITMENTS

    The Company occupies certain manufacturing facilities, warehouse facilities and office space and uses certain automobiles, machinery and equipment under noncancelable lease arrangements. Rent expense related to continuing operations under these agreements was $3,465,000, $2,842,000 and $2,381,000 in 1996, 1995
and 1994, respectively.

    At December 31, 1996, the Company was obligated under various noncancelable leases. Calendar year minimum rental commitments under the Company's leases are as follows:

                                                       YEARS ENDED DECEMBER 31,
                                                 -------------------------------------
                                                    TOTAL        REAL       PERSONAL
                                                 COMMITMENT    PROPERTY     PROPERTY
                                                 -----------  -----------  -----------
                                                            (IN THOUSANDS)
1997...........................................   $   1,708    $   1,288    $     420
1998...........................................       1,636        1,255          381
1999...........................................       1,462        1,224          238
2000...........................................       1,355        1,224          131
2001...........................................       1,321        1,224           97
2002 through 2014..............................       8,546        8,542            4

    Future minimum rental commitments are lower than in prior years due to the cancellation of the lease for the Santa Fe Springs facility as a result of the plant closing and the relinquishing of possession of the Company's former principal executive office.

    The amounts above exclude rentals related to the Company's former principal executive office of which the Company relinquished possession in early 1997. The Company has provided a reserve for the estimated cost to settle potential claims of the landlord of this location.

    Real estate taxes, insurance and maintenance expenses are obligations of the Company. Generally, in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

NOTE 13--COMMITMENTS AND CONTINGENCIES

    In connection with the Company's Workers' Compensation insurance programs, the Company has pledged a certificate of deposit in the amount of $500,000 to secure surety bonds. The Company's estimate of its ultimate liability relating to these programs has been reflected on the Company's consolidated balance sheet as a liability.

    The Company has been designated by the Environmental Protection Agency as a potentially responsible party to share in the remediation costs of several waste disposal sites. Pursuant to the sale of the Metal Crown Business, the Company has indemnified the buyer for certain environmental remediation costs. In addition, pursuant to the sale of the Commercial Glass Container Business, the Company has indemnified the buyer for certain environmental remediation costs and has retained ownership of certain real property used in the Commercial Glass Container Business which may require environmental remediation. The estimated ultimate liability of the environmental indemnities related to these businesses is not material to the consolidated results of operations or the consolidated balance sheet of the Company. During 1996, the Company made cash payments related to environmental remediation of $256,000. As of December 31, 1996, the Company has accrued a reserve of approximately $212,000 for the expected remaining costs associated with environmental remediation described above and in connection with its current manufacturing plants. The amount of the reserve was based in part on an environmental study performed by an independent environmental engineering firm. The Company believes that this reserve is adequate.

NOTE 14--CONDENSED QUARTERLY DATA FOR 1996 AND 1995 (UNAUDITED)

                                                                      THREE MONTHS ENDED
                                                         --------------------------------------------
                                                          MARCH 31     JUNE 30   SEPT. 30    DEC. 31
                                                         -----------  ---------  ---------  ---------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
1996
Net sales..............................................   $  25,096   $  27,368  $  28,024  $  26,881
Gross profit...........................................       2,952       6,646      7,833      6,874

Net loss from continuing operations(a)(b)..............      (7,666)     (1,120)    (4,498)   (10,978)
Net earnings related to discontinued operations(c).....       1,431           0          0        538
                                                         -----------  ---------  ---------  ---------
  Net loss.............................................      (6,235)     (1,120)    (4,498)   (10,440)
    Preferred stock dividends(d).......................         207         207        207        208
                                                         -----------  ---------  ---------  ---------
Net loss applicable to common stockholders.............   $  (6,442)  $  (1,327) $  (4,705) $ (10,648)
                                                         -----------  ---------  ---------  ---------
                                                         -----------  ---------  ---------  ---------
Net loss per common share:
  From continuing operations...........................   $   (2.00)  $   (0.34) $   (1.20) $   (2.84)
  From discontinued operations.........................        0.36      --         --           0.13
                                                         -----------  ---------  ---------  ---------
    Net loss...........................................   $   (1.64)  $   (0.34) $   (1.20) $   (2.71)
                                                         -----------  ---------  ---------  ---------
                                                         -----------  ---------  ---------  ---------

                                                                      THREE MONTHS ENDED
                                                         --------------------------------------------
                                                          MARCH 31     JUNE 30   SEPT. 30    DEC. 31
                                                         -----------  ---------  ---------  ---------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
1995
Net sales..............................................   $  27,362   $  26,189  $  28,240  $  27,396
Gross profit...........................................       6,895       6,180      6,339      5,168

Net loss from continuing operations(e).................        (375)       (736)      (786)    (1,726)
Net earnings related to discontinued operations........         (12)        451       (313)    (1,810)
                                                         -----------  ---------  ---------  ---------
  Net loss.............................................        (387)       (285)    (1,099)    (3,536)
    Preferred stock dividends..........................         207         207        207        208
                                                         -----------  ---------  ---------  ---------
Net loss applicable to common stockholders.............   $    (594)  $    (492) $  (1,306) $  (3,744)
                                                         -----------  ---------  ---------  ---------
                                                         -----------  ---------  ---------  ---------
Net loss per common share:
  From continuing operations...........................   $   (0.16)  $   (0.25) $   (0.25) $   (0.49)
  From discontinued operations.........................      --            0.12      (0.08)     (0.46)
                                                         -----------  ---------  ---------  ---------
    Net loss...........................................   $   (0.16)  $   (0.13) $   (0.33) $   (0.95)
                                                         -----------  ---------  ---------  ---------
                                                         -----------  ---------  ---------  ---------

------------------------

(a) Net loss from continuing operations includes after-tax costs associated with restructuring and financing of $4,500,000 for the quarter ended March 31, 1996, $541,000 for the quarter ended June 30, 1996, $768,000 for the quarter ended September 30, 1996 and $1,930,000 for the quarter ended December 31, 1996. See Note 3 of notes to financial statements for further discussion.

(b) Net loss from continuing operations includes charges to provide valuation reserves against the Company's deferred income tax asset of $4,000,000 for the quarter ended September 30, 1996 and $9,691,000 for the quarter ended December 31, 1996. See Note 5 of notes to financial statements for further discussion.

(c) Net earnings from discontinued operations includes an after-tax gain of $1,564,000 for the quarter ended March 31, 1996 and a subsequent adjustment to increase such after-tax gain by $538,000 during the quarter ended December 31, 1996. The increase in such gain was primarily related to a reduction in the reserve previously provided related to pension accounting.

(d) The Company has not declared a dividend on its Class B, Series D Preferred Stock since the first quarter of 1996. The cumulative amount of undeclared dividends as of December 31, 1996 is $622,000. The Company was not permitted to declare or pay any dividends on its preferred stock at December 31, 1996.


(e) Net loss from continuing operations for the quarter ended December 31, 1995 includes a pretax loss of $1,000,000 related to the write-down in the book value of land formerly used by the Company as a glass container manufacturing plant.

                                KERR GROUP, INC.

                            CONDENSED BALANCE SHEETS


                 AS OF SEPTEMBER 30, 1997 AND DECEMBER 31, 1996



                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1997           1996
                                                                                      -------------  ------------
                                                                                       (UNAUDITED)    (AUDITED)
                                                                                       (IN THOUSANDS EXCEPT PER
                                                                                              SHARE DATA)
                                                     ASSETS
Current Assets
  Cash and cash equivalents.........................................................    $     438     $    9,107
  Restricted cash...................................................................        3,741              0
  Receivables--primarily trade accounts, less allowance for doubtful accounts of
    $314 at September 30, 1997 and $287 at December 31, 1996........................       13,881          9,710
  Inventories
    Raw materials and work in process...............................................        5,037          6,702
    Finished goods..................................................................        6,386          8,034
                                                                                      -------------  ------------
      Total inventories.............................................................       11,423         14,736

  Prepaid expenses and other current assets.........................................          464             31
                                                                                      -------------  ------------
      Total current assets..........................................................       29,947         33,584
                                                                                      -------------  ------------
  Net property, plant and equipment.................................................       38,828         38,890
                                                                                      -------------  ------------
Deferred income tax asset...........................................................       27,630              0
Goodwill and other intangibles, net of amortization of $120 at September 30, 1997
  and $2,749 at December 31, 1996...................................................       47,522          5,682
Other assets........................................................................        2,830          7,370
                                                                                      -------------  ------------
Assets held for sale................................................................        1,500              0
                                                                                        $ 148,257     $   85,526
                                                                                      -------------  ------------
                                                                                      -------------  ------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Current position of long-term debt................................................    $   4,000     $   50,900
  Short-term debt...................................................................        6,822              0
  Accounts payable..................................................................        8,998          7,373
  Accrued expenses..................................................................        8,053          5,622
                                                                                      -------------  ------------
    Total current liabilities.......................................................       27,873         63,895
                                                                                      -------------  ------------
Accrued pension liability...........................................................       21,799         13,935
Other long-term liabilities.........................................................       16,891          4,394
Long-term debt......................................................................       27,667              0
Obligation to acquire 275,962 shares of common stock @ $5.40/share and 180,006
  shares of preferred stock @ $12.50/share..........................................        3,741              0

Stockholders' equity
  Preferred Stock, 487 shares authorized and issued, liquidation value of $22.55 per
    share at September 30, 1997 and $21.28 per share at December 31, 1996...........       --              9,748
  Predecessor Common Stock, $.50 par value per share, 20,000 shares authorized,
    4,266 shares issued.............................................................       --              2,113
  Company Common Stock, $.01 par value per share, 50,000 authorized, 5,000 shares
    issued and outstanding..........................................................           50         --
  Additional paid-in capital........................................................       49,950         27,239
  Retained earnings (accumulated deficit)...........................................          286        (20,640)
  Treasury Stock, 0 shares at September 30, 1997 and
    293 shares at December 31, 1996 at cost.........................................       --             (6,913)
  Excess of additional pension liability over unrecognized prior service cost,
    net of tax benefits.............................................................       --             (8,245)
                                                                                      -------------  ------------
    Total stockholders' equity......................................................       50,286          3,302
                                                                                      -------------  ------------
                                                                                        $ 148,257     $   85,526
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                KERR GROUP, INC.

                    CONDENSED STATEMENTS OF EARNINGS (LOSS)


FOR THE ONE MONTH PERIOD ENDED SEPTEMBER 30, 1997, THE EIGHT MONTH PERIOD ENDED AUGUST 26, 1997, AND THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996 AND FOR THE
                             ONE MONTH PERIOD ENDED
     SEPTEMBER 30, 1997, THE TWO MONTH PERIOD ENDED AUGUST 26, 1997 AND THE
                  THREE MONTH PERIOD ENDED SEPTEMBER 30, 1996



                                                  PREDECESSOR
                                                   TWO MONTH     PREDECESSOR                      PREDECESSOR     PREDECESSOR
                                    ONE MONTH       PERIOD       THREE MONTH       ONE MONTH      EIGHT MONTH     NINE MONTH
                                  PERIOD ENDED       ENDED      PERIOD ENDED     PERIOD ENDED     PERIOD ENDED   PERIOD ENDED
                                  SEPTEMBER 30,   AUGUST 26,    SEPTEMBER 30,    SEPTEMBER 30,     AUGUST 26,    SEPTEMBER 30,
                                      1997           1997           1996             1997             1997           1996
                                 ---------------  -----------  ---------------  ---------------  --------------  -------------
Net sales......................     $   9,819      $  18,908      $  28,024        $   9,819       $   76,488      $  80,488
Cost of sales..................         7,390         14,820         20,191            7,390           58,336         63,057
                                       ------     -----------       -------           ------     --------------  -------------
      Gross Profit.............         2,429          4,088          7,833            2,429           18,152         17,431

Research and development
  expenses.....................           117            287            460              117            1,214          1,429
Plant administrative
  expenses.....................           302          1,117          1,274              302            3,999          4,114
Selling and warehouse
  expenses.....................           669          1,304          1,946              669            5,629          5,983
General corporate expenses.....           633          1,431          2,540              633            6,124          8,153

Restructuring costs............             0            175          1,280                0              175          9,436
Financing costs................             0            777              0                0            2,396            245
Interest expense, net..........           239          1,115          1,163              239            3,910          3,544
                                       ------     -----------       -------           ------     --------------  -------------
      Loss from continuing
        operation before income
        taxes and extraordinary
        item...................           469         (2,118)          (830)             469           (5,295)       (15,473)

Provision (benefit) for income
  taxes........................           183              0          3,668              183                0         (2,189)
                                       ------     -----------       -------           ------     --------------  -------------
    Income (loss) from
      continuing operations
      before extraordinary
      item.....................           286         (2,118)        (4,498)             286           (5,295)       (13,284)

Discontinued operations:
  Gain on sale of discontinued
    operations.................             0              0              0                0                0          1,564
  Loss from discontinued
    operations.................             0              0              0                0                0           (133)
                                       ------     -----------       -------           ------     --------------  -------------
    Net earnings related to
      discontinued
      operations...............             0              0              0                0                0          1,431
                                       ------     -----------       -------           ------     --------------  -------------
    Net income (loss) before
      extraordinary item.......           286         (2,118)        (4,498)             286           (5,295)       (11,853)
  Extraordinary loss on
    financing..................             0         (4,419)             0                0           (4,419)             0
                                       ------     -----------       -------           ------     --------------  -------------
    Net income (loss)..........           286         (6,537)        (4,498)             286           (9,714)       (11,853)

Preferred stock dividends......             0            138            207                0              552            621
                                       ------     -----------       -------           ------     --------------  -------------
    Net income (loss)
      applicable to common
      stockholders.............     $     286      $  (6,675)     $  (4,705)       $     286       $  (10,266)       (12,474)
                                       ------     -----------       -------           ------     --------------  -------------
                                       ------     -----------       -------           ------     --------------  -------------
Net income (loss) per common
  share, primary and fully
  diluted:
    From continuing
      operations...............     $     .06      $   (0.55)     $   (1.20)       $     .06       $    (1.47)     $   (3.54)
    From discontinued
      operations...............             0              0              0                0                0           0.37
    From extraordinary loss on
      financing................             0          (1.11)             0                0            (1.11)             0
                                       ------     -----------       -------           ------     --------------  -------------
      Net income (loss)........     $     .06      $   (1.66)     $   (1.20)       $     .06       $    (2.58)     $   (3.17)
                                       ------     -----------       -------           ------     --------------  -------------
                                       ------     -----------       -------           ------     --------------  -------------

                                KERR GROUP, INC.


                       CONDENSED STATEMENTS OF CASH FLOWS



FOR THE ONE MONTH PERIOD ENDED SEPTEMBER 30, 1997, THE EIGHT MONTH PERIOD ENDED AUGUST 26, 1997, AND THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED)



                                                             (NOTE 1)                PREDECESSOR (NOTE 1)
                                                        ------------------  --------------------------------------
                                                         ONE MONTH PERIOD   EIGHT MONTH PERIOD  NINE MONTH PERIOD
                                                              ENDED               ENDED               ENDED
                                                        SEPTEMBER 30, 1997   AUGUST 26, 1997    SEPTEMBER 30, 1996
                                                        ------------------  ------------------  ------------------
CASH FLOWS PROVIDED (USED) BY OPERATIONS
Continuing operations:
  Income (loss) from continuing operations............      $      286          $   (9,714)         $  (13,284)
  Add (deduct) noncash items included in loss from
    continuing operations:
      Expenses associated with restructuring..........               0                 175               5,662
      Payments associated with restructuring..........            (406)             (1,129)             (4,064)
      Expenses associated with financing..............               0               3,983                 147
      Depreciation and amortization...................             835               6,106               7,197
      Change in deferred income taxes.................             183                   0               1,666
      Changes in total pension liability, net.........               0                 512              (5,546)
      Other, net......................................            (307)                351                (836)
  Changes in operating working capital:
      Receivables.....................................              71              (4,242)             (4,041)
      Inventories.....................................             504               1,843               1,620
      Other current assets............................             (98)               (637)                110
      Accounts payable................................             201               3,002              (2,240)
      Accrued expenses................................            (289)             (1,020)             (1,074)
Cash flows provided (used) by discontinued
  operations..........................................               0                 360               8,026
                                                               -------             -------            --------
    Cash flow provided (used) by operations...........             980                (410)             (6,657)
                                                               -------             -------            --------
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
Continuing operations:
  Capital expenditures................................            (251)             (7,710)             (1,488)
  Proceeds from sale of land..........................               0               3,669                   0
  Other, net..........................................             174                  96                (271)
Discontinued operations:
  Proceeds from sale of assets of Consumer Products
    Business..........................................               0                   0              14,417
Other, net............................................               0                   0                (289)
  Cash flow provided (used) by investing activities...             (77)             (3,945)             12,369
                                                               -------             -------            --------
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES
  Repayment of debt...................................          (5,233)                  0              (5,600)
  Borrowings under Secured Revolving Credit
    Facility..........................................               0               3,758                   0
  Payment associated with financing...................               0              (3,742)               (245)
  Dividends paid......................................               0                   0                (207)
                                                               -------             -------            --------
    Cash flow provided (used) by financing
      activities......................................          (5,233)                 16              (6,052)
CASH AND CASH EQUIVALENTS
  Decrease during the period..........................          (4,330)             (4,339)               (340)
  Balance at beginning of the period..................           8,509               9,107               3,904
                                                               -------             -------            --------
  Balance at end of the period........................      $    4,179          $    4,768          $    3,564
                                                               -------             -------            --------
                                                               -------             -------            --------

                                KERR GROUP, INC.



                    NOTES TO CONDENSED FINANCIAL STATEMENTS



                                  (UNAUDITED)



1) ORGANIZATION AND BASIS OF PRESENTATION



    On August 26, 1997, Parent and Purchaser completed the Offer, and Parent acquired the Common Stock and Preferred Stock from shareholders who tendered their shares pursuant to the Offer. Subject to the terms of the Merger Agreement, shares of Common Stock and Preferred Stock not tendered will be converted into the right to receive $5.40 net per share of Common Stock and $12.50 net per share of Preferred Stock pursuant to the Merger.



    As part of the Merger, all options outstanding were cancelled. No new options have been granted.



    The Merger was accounted for using push down purchase accounting as if Purchaser and the Company had merged as of August 26, 1997, and hence the preceding condensed financial statements are presented for both the predecessor company (represents activities through August 26, 1997) and the post-merger company (represents activities starting August 27, 1997). The shares outstanding and earnings per share presentation represent shares outstanding for Purchaser.



    The one month period ended September 30, 1997 represents the period from August 27, 1997 through September 30, 1997.



    The two month period ended August 26, 1997 represents the period from July 1, 1997 through August 26, 1997.



    The eight month period ended August 26, 1997 represents the period from January 1, 1997 through August 26, 1997.



2) GENERAL



    The condensed financial statements represent the accounts of the Company. In the opinion of management, the accompanying condensed financial statements contain all adjustments (consisting of only normal recurring accruals and certain non-recurring accruals for restructuring charges as described below) necessary to present fairly the financial position of the Company as of September 30, 1997, and the results of operations for the one month period ended September 30, 1997, the two month and eight month periods ended August 26, 1997 and the three month and nine month periods ended September 30, 1996, and changes in cash flows for the one month period ended September 30, 1997, the eight month period ended August 26, 1997, and the nine month period ended September 30, 1996.



    Fully diluted earnings per common share reflect when dilutive, 1) the incremental common shares issuable upon the assumed exercise of outstanding stock options, and 2) the assumed conversion of the Class B, Series D Preferred Stock and the elimination of the related dividends. The calculation of fully diluted net earnings (loss) per common share for the one month period ended September 30, 1997, the two month and eight month periods ended August 26, 1997, and the three month and the nine month periods ended September 30, 1996 was not dilutive.



    The Company has not declared a dividend on its Class B, Series D Preferred Stock since the first quarter of 1996. The cumulative amount of undeclared dividends as of August 26, 1997 was $1,174,000. Under accounting rules, such dividends are not accrued until declared, however, for financial reporting purposes the amount of such dividends are shown on the face of the income statement as a deduction to arrive at net earnings (loss) applicable to common stockholders.

                                KERR GROUP, INC.

                                  (UNAUDITED)



3) ACQUISITION



    The acquisition has been accounted for using the purchase method of accounting, and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the estimated fair values at the date of acquisition. Management is presently obtaining appraisals and conducting various studies related to the acquisition. The estimated fair values of the assets acquired and liabilities assumed are expected to change as these appraisals are obtained and these studies are completed. The excess of the purchase price over the fair values of the net assets acquired was $47.6 million and has been recorded as goodwill, which is being amortized on a straight-line basis over 35 years. The amount of goodwill amortization for the one month period ended September 30, 1997 was $.1 million.



    The net purchase price was allocated as follows:



                                                                                       (IN
                                                                                   THOUSANDS)
                                                                                   -----------
Working capital, other than cash.................................................  $    26,245
Property, plant and equipment....................................................  $    38,895
Other assets.....................................................................  $    41,318
Goodwill.........................................................................  $    47,642
Other liabilities................................................................  $  (104,100)
                                                                                   -----------
Purchase price, net of cash received.............................................  $    50,000
                                                                                   -----------
                                                                                   -----------



4) FINANCING



    In connection with the Merger and the consummation of the Offer, the Company entered into a Loan and Security Agreement, dated as of August 26, 1997 (the "Loan and Security Agreement"), for an aggregate amount of $62 million. The credit facilities were used, among other things, (i) to refinance the outstanding principal balance of funded indebtedness (including premium, and accrued and unpaid interest) of the Company at the time of the consummation of the Tender Offer, (ii) to pay a portion of the fees and expenses incurred in connection with the Offer and (iii) to provide for working capital and general corporate purposes of the Company after the consummation of the Offer. The credit facilities are guaranteed by the tangible and intangible assets of the Company.



    Pursuant to the Loan and Security Agreement the credit facilities consisted of a $20 million revolving credit facility (which includes a sublimit for the issuance of standby and commercial letters of credit) (the "Revolving Credit Facility"), a $32 million term loan facility (the"Term Loan Facility") and a $10 million equipment acquisition facility (the "CAPEX Facility" and together with the Revolving Credit Facility and the Term Loan Facility, the "Senior Credit Facilities").



    The Revolving Credit Facility bears interest at a rate equal to LIBOR plus 225 basis points or the Base Rate (defined as the higher of (i) the bank's prime rate and (ii) the Federal Funds rate), at all times subject to applicable maximum legal interest rates. The Term Loan Facility and the CAPEX Facility bear interest at a rate equal to LIBOR plus 275 basis points or the Base Rate plus 50 basis points, in each case at all times subject to applicable maximum legal interest rates. The Company may select interest periods of 1, 2, 3 or 6 months for LIBOR loans, subject to availability. A default rate of interest applies on all loans in the event of default at a rate per annum of 2% above the applicable interest rate.



    The Revolving Credit Facility terminates and all amounts outstanding thereunder will be due and payable in full five years from the closing of the Offer (the "Closing"). The Term Loan Facility is subject to repayment according to scheduled amortization, with the final payment of all amounts outstanding, plus

                                KERR GROUP, INC.

                                  (UNAUDITED)



4) FINANCING (CONTINUED)


accrued interest, due five years from the Closing or upon termination of the Revolving Credit Facility, whichever is earlier. The CAPEX Facility also is subject to amortization, with the final payment of all amounts outstanding, plus accrued interest, due five years from the Closing or upon termination of the Revolving Credit Facility, whichever is earlier. The Loan and Security Agreement provides for prepayment of the Senior Credit Facilities provided that the Company pays liquidated damages.



    On August 26, 1997, the Company refinanced all of its existing indebtedness, including its 9.45% Senior Series A and 8.99% Series B Notes and its credit facility with Madeleine L.C.C., through a secured credit facility with NationsBank.



5) PENSION BENEFIT GUARANTY CORPORATION



    On August 24, 1997, the Company and the Pension Benefit Guaranty Corporation (the "PBGC") entered into a definitive agreement pursuant to which the PBGC agreed to dismiss its lawsuit now pending before the United States District Court for the Eastern District of Pennsylvania seeking to terminate the Company's pension plan, withdraw its Notice of Determination and forbear from instituting new proceedings with respect to the acquisition. Pursuant to the terms of the definitive agreement, the Company agreed to (i) future enhanced pension plan contributions, (ii) grant to the PBGC a second lien in the amount of $40.7 million secured by substantially all of the assets of the Company,
(iii) various restrictions on future secured indebtedness and (iv) provisions regarding notice of certain events. The definitive agreement became effective upon the consummation of the Offer.



6) RECEIVABLES



    Receivables as of December 31, 1996, as shown on the accompanying Condensed Balance Sheets, have been reduced by net proceeds of $3,861,000, from advances pursuant to the sale of receivables under the Company's 1996 Accounts Receivable Agreement.



7) INCOME TAXES



    During the two month and eight month periods ended August 26, 1997, the Company recorded charges of $826,000 and $2,065,000 respectively, to provide a valuation reserve against its deferred income tax asset. The increase in the valuation reserve eliminated the tax benefit the Company would have generated during the first eight months of 1997, and was required because of the continuing unwaived covenant defaults under loan agreements governing the Company's $50,900,000 principal amount of unsecured debt. Due to the acquisition and refinancing of the debt, the Company will no longer record a valuation allowance.



    During the third and fourth quarters of 1996, a valuation reserve was provided to eliminate the tax benefit recorded during the first and second quarters of 1996.



8) RESTRUCTURING



    During the first quarter of 1996, the Company recorded a pretax loss of $7,500,000 for certain costs associated with the restructuring of the Company, which included moving the corporate headquarters from Los Angeles, California to Lancaster, Pennsylvania and relocating the wide-mouth jar operations from Santa Fe Springs, California to Bowling Green, Kentucky. The pretax loss consisted of reserves for i) severance, workers' compensation and insurance continuation costs of $3,000,000, ii) costs associated

                                KERR GROUP, INC.

                                  (UNAUDITED)



8) RESTRUCTURING (CONTINUED)


with subleasing the two facilities of $2,300,000, iii) asset retirements of $1,600,000 and iv) other costs of $600,000.



    During the eight month period ended August 26, 1997 and the one month period ended September 30, 1997, the Company made cash payments related to such reserves for i) costs associated with terminating the leases of facilities of $618,000 and $0, respectively, ii) severance pay and related costs of $454,000 and $34,000, respectively, and iii) other costs of $58,000 and $0, respectively. During the nine month period ended September 30, 1996, the Company made cash payments related to such reserves for i) severance pay and related costs of $1,431,000 and ii) other costs of $8,000.



    In addition, during the three months and nine months ended September 30, 1996, the Company incurred an unusual pre-tax loss of $1,280,000 and $1,936,000, respectively, for restructuring costs primarily related to relocation of personnel and equipment.



    The relocation of the corporate headquarters and the wide-mouth jar manufacturing operation have been completed. Cash expenditures related to the relocation are expected to be completed in early 1998. The ultimate required amount of the reserves related to the restructuring is expected to approximate the original estimate.



9) DISCONTINUED OPERATIONS



    During the first quarter of 1996, the Company sold the manufacturing assets of the Consumer Products Business for a purchase price of $14,417,000. The Company recorded a pretax gain of $2,607,000 ($1,564,000 after-tax) in connection with this sale. This pretax gain has been reduced by $5,800,000 of reserves for i) retiree health care and pension expenses of $3,800,000, ii) severance pay, workers' compensation claims and insurance continuation costs of $1,000,000, iii) professional fees of $500,000, iv) asset retirements of $300,000, and v) other costs of $200,000.



    The ultimate required amount of the reserves related to the disposal of the Consumer Products Business is expected to approximate the original estimate.



    The gain on the sale and the results of the Consumer Products Business have been reported separately as a component of discontinued operations in the Condensed Statements of Earnings (Loss).



10) RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS



    In the first quarter of 1997, the Financial Accounting Standards Board adopted Statement No. 128, Earnings per Share (FASB No. 128) and Statement No. 129, Disclosure of Information about Capital Structure (FASB No. 129). FASB No. 128 simplifies the computation of earnings per common share by replacing primary and fully diluted presentations with the new basic and diluted disclosures. FASB No. 129 establishes standards for disclosing information about an entity's capital structure. These statements will be adopted by the Company effective December 31, 1997.



11) ADJUSTMENTS



    The unaudited financial statements furnished herein reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the financial position, the results of operations and cash flow for the periods presented. All of such adjustments are of a normal recurring nature.

                                                                         ANNEX I

                               KERR GROUP, INC.,
                        FREMONT ACQUISITION COMPANY, LLC
                                      AND
                          KERR ACQUISITION CORPORATION
                          AGREEMENT AND PLAN OF MERGER
                            DATED AS OF JULY 1, 1997

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----

                                              ARTICLE I. THE TENDER OFFER

SECTION 1.1.        THE OFFER..............................................................................           1
SECTION 1.2.        COMPANY ACTION.........................................................................           3
SECTION 1.3.        DIRECTORS..............................................................................           4

                                                 ARTICLE II. THE MERGER

SECTION 2.1.        THE MERGER.............................................................................           5
SECTION 2.2.        EFFECTIVE TIME.........................................................................           5
SECTION 2.3.        CLOSING................................................................................           5
SECTION 2.4.        EFFECT OF THE MERGER...................................................................           5
SECTION 2.5.        SUBSEQUENT ACTIONS.....................................................................           5
SECTION 2.6.        CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS..........................           5
SECTION 2.7.        STOCKHOLDERS' MEETING..................................................................           6
SECTION 2.8.        MERGER WITHOUT MEETING OF STOCKHOLDERS.................................................           6
SECTION 2.9.        CONVERSION OF SECURITIES...............................................................           6
SECTION 2.10.       DISSENTING SHARES......................................................................           7
SECTION 2.11.       SURRENDER OF SHARES; STOCK TRANSFER BOOKS..............................................           7
SECTION 2.12.       STOCK PLANS............................................................................           8

                        ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

SECTION 3.1.        CORPORATE ORGANIZATION.................................................................           9
SECTION 3.2.        AUTHORITY RELATIVE TO THIS AGREEMENT...................................................           9
SECTION 3.3.        NO CONFLICT; REQUIRED FILINGS AND CONSENTS.............................................          10
SECTION 3.4.        FINANCING ARRANGEMENTS.................................................................          10
SECTION 3.5.        NO PRIOR ACTIVITIES....................................................................          10
SECTION 3.6.        BROKERS................................................................................          10
SECTION 3.7.        PROXY STATEMENT........................................................................          10
SECTION 3.8.        EMPLOYEE BENEFIT PLANS.................................................................          11

                               ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.1.        ORGANIZATION AND QUALIFICATION; SUBSIDIARIES...........................................          11
SECTION 4.2.        CAPITALIZATION.........................................................................          11
SECTION 4.3.        AUTHORITY RELATIVE TO THIS AGREEMENT...................................................          12
SECTION 4.4.        NO CONFLICT; REQUIRED FILINGS AND CONSENTS.............................................          12
SECTION 4.5.        SEC FILINGS; FINANCIAL STATEMENTS......................................................          13
SECTION 4.6.        UNDISCLOSED LIABILITIES................................................................          13
SECTION 4.7.        ABSENCE OF CERTAIN CHANGES OR EVENTS...................................................          13
SECTION 4.8.        LITIGATION.............................................................................          13
SECTION 4.9.        EMPLOYEE BENEFIT PLANS.................................................................          14
SECTION 4.10.       PROXY STATEMENT........................................................................          15
SECTION 4.11.       BROKERS................................................................................          15
SECTION 4.12.       CONTROL SHARE ACQUISITION..............................................................          15
SECTION 4.13.       CONDUCT OF BUSINESS....................................................................          15
SECTION 4.14.       TAXES..................................................................................          15
SECTION 4.15.       INTELLECTUAL PROPERTY..................................................................          16
SECTION 4.16.       EMPLOYMENT MATTERS.....................................................................          18
SECTION 4.17.       VOTE REQUIRED..........................................................................          18
SECTION 4.18.       ENVIRONMENTAL MATTERS..................................................................          18
SECTION 4.19.       REAL PROPERTY..........................................................................          19
SECTION 4.20.       TITLE AND CONDITION OF PROPERTIES......................................................          19
SECTION 4.21.       CONTRACTS..............................................................................          19

                                                                                                                PAGE
                                                                                                                -----
SECTION 4.22.       POTENTIAL CONFLICTS OF INTEREST........................................................          20
SECTION 4.23.       SUPPLIERS AND CUSTOMERS................................................................          20
SECTION 4.24.       INSURANCE..............................................................................          20
SECTION 4.25.       ACCOUNTS RECEIVABLE; INVENTORY.........................................................          20
SECTION 4.26.       OPINION OF FINANCIAL ADVISOR...........................................................          20

                                   ARTICLE V. CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.1.        ACQUISITION PROPOSALS..................................................................          20
SECTION 5.2.        CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER..................................          21
SECTION 5.3.        NO SHOPPING............................................................................          22

                                           ARTICLE VI. ADDITIONAL AGREEMENTS

SECTION 6.1.        PROXY STATEMENT........................................................................          23
SECTION 6.2.        MEETING OF STOCKHOLDERS OF THE COMPANY.................................................          23
SECTION 6.3.        ADDITIONAL AGREEMENTS..................................................................          24
SECTION 6.4.        NOTIFICATION OF CERTAIN MATTERS........................................................          24
SECTION 6.5.        ACCESS TO INFORMATION..................................................................          24
SECTION 6.6.        PUBLIC ANNOUNCEMENTS...................................................................          25
SECTION 6.7.        BEST EFFORTS; COOPERATION..............................................................          25
SECTION 6.8.        AGREEMENT TO DEFEND AND INDEMNIFY......................................................          25
SECTION 6.9.        EMPLOYEE BENEFITS......................................................................          26
SECTION 6.10.       PENDING LITIGATION.....................................................................          26

                                           ARTICLE VII. CONDITIONS OF MERGER

SECTION 7.1.        OFFER..................................................................................          26
SECTION 7.2.        STOCKHOLDER APPROVAL...................................................................          26
SECTION 7.3.        NO CHALLENGE...........................................................................          27

                                    ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1.        TERMINATION............................................................................          27
SECTION 8.2.        EFFECT OF TERMINATION..................................................................          28

                                             ARTICLE IX. GENERAL PROVISIONS

SECTION 9.1.        NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.............................          28
SECTION 9.2.        NOTICES................................................................................          28
SECTION 9.3.        EXPENSES...............................................................................          29
SECTION 9.4.        CERTAIN DEFINITIONS....................................................................          29
SECTION 9.5.        HEADINGS...............................................................................          30
SECTION 9.6.        SEVERABILITY...........................................................................          30
SECTION 9.7.        ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.........................................          30
SECTION 9.8.        ASSIGNMENT.............................................................................          30
SECTION 9.9.        GOVERNING LAW..........................................................................          30
SECTION 9.10.       AMENDMENT..............................................................................          30
SECTION 9.11.       WAIVER.................................................................................          30
SECTION 9.12.       COUNTERPARTS...........................................................................          30

ANNEX I                                             Conditions to the Offer

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of July 1, 1997 (the "Agreement"), among Kerr Group, Inc., a Delaware corporation (the "Company"), Fremont Acquisition Company, LLC, a Delaware limited liability company (the "Parent"), and Kerr Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent ("Purchaser").

                                   WITNESSETH

    WHEREAS, the Boards of Directors of each of the Company, Parent and the Purchaser have determined that it is in the best interests of their respective stockholders for the Parent to acquire the Company upon the terms and subject to the conditions set forth herein; and

    WHEREAS, in furtherance thereof, it is proposed that the Purchaser will make a cash tender offer (the "Offer") to acquire all shares of the issued and outstanding common stock, $.50 par value, of the Company (the "Company Common Stock"), including the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement dated as of July 25, 1995, between the Company and The First National Bank of Boston (the "Rights Agreement"), and all shares of the issued and outstanding $1.70 Class B Cumulative Convertible Preferred Stock, Series D, par value $.50 per share (the "Series D Shares"; the Company Common Stock and the Series D Shares being collectively referred to herein as the "Shares"), for $5.40 per share of Company Common Stock (the "Common Per Share Amount") and $12.50 per Series D Shares (the "Series D Per Share Amount"), or such higher price as may be paid in the Offer, in each case net to the seller in cash; and

    WHEREAS, also in furtherance of such acquisition, the Boards of Directors of the Company, Parent and the Purchaser have each approved the merger (the "Merger") of the Purchaser with and into the Company following the Offer in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and upon the terms and subject to the conditions set forth herein;

    WHEREAS, the Board of Directors of the Company (the "Board of Directors") has resolved to recommend acceptance of the Offer and the Merger to the holders of Shares and has determined that the consideration to be paid for each share of Company Common Stock and each of the Series D Preferred Shares in the Offer and the Merger is fair to the holders of such Shares and to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

    WHEREAS, as a condition and inducement to Parent's and the Purchaser's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Purchaser and the Company are entering into an Option Agreement in the form of Exhibit A hereto (the "Option Agreement"), pursuant to which, among other things, the Company has granted the Purchaser an option to purchase certain newly-issued shares of Company Common Stock, subject to certain conditions;

    NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and the Purchaser hereby agree as follows:

                                   ARTICLE I.
                                THE TENDER OFFER

    SECTION 1.1. THE OFFER.

    (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 hereof and none of the events set forth in Annex I hereto shall have occurred and be existing, the Purchaser or a direct or indirect subsidiary thereof shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") the Offer as promptly as practicable, but in no event later than five business days following the execution of this Agreement, and shall use all reasonable efforts to consummate the Offer. The obligation of the Purchaser to accept for payment any Shares tendered shall be subject to the satisfaction of only those conditions set forth in Annex I. The Purchaser expressly reserves the right to waive any such condition or to increase the Common Per Share Amount and the Series D Per Share Amount. The Common Per Share Amount and the Series D Per Share Amount shall be net to the seller in cash. The Company agrees that no Shares held by the Company will be tendered pursuant to the Offer.

    (b) Without the prior written consent of the Company, the Purchaser shall not (i) decrease the Common Per Share Amount or the Series D Per Share Amount or change the form of consideration payable in the Offer, (ii) decrease the number of Shares sought, (iii) amend or waive satisfaction of the Minimum Condition (as defined in Annex I) or (iv) impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of Shares; PROVIDED HOWEVER, that if on the initial scheduled expiration date of the Offer which shall be twenty (20) business days after the date the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the expiration date. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and purchase, as soon as permitted under the terms of the Offer, all Shares validly tendered and not withdrawn prior to the expiration of the Offer; PROVIDED, HOWEVER, that if, immediately prior to the initial expiration date of the Offer (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding Company Common Stock or the outstanding Series D Shares, the Purchaser may extend the Offer for a period not to exceed five (5) business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer, so long as the Purchaser expressly irrevocably waives any condition (other than the Minimum Condition (as defined in Annex I hereto)) that subsequently may not be satisfied during such extension of the Offer.

    (c) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") having only the conditions set forth in Annex I hereto. As soon as practicable on the date the Offer is commenced, the Purchaser shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on
Schedule 14D-1 (together with all amendments and supplements thereto, and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will contain (including as an exhibit) or incorporate by reference the Offer to Purchase and forms of the related letter of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, and any other SEC schedule or form which is filed in connection with the Offer and related transactions, are referred to collectively herein as the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions of applicable Federal securities laws and, on the date filed with the SEC and on the date first published, mailed or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Purchaser with respect to information furnished by the Company to the Purchaser, in writing, expressly for inclusion in the Offer Documents. The information supplied by the Company to the Purchaser, in writing, expressly for inclusion in the Schedule 14D-1 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (d) The Purchaser agrees to take all steps necessary to cause the Schedule 14D-1 to be filed with the SEC and the Offer Documents to be disseminated to holders of Shares, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on any Offer Documents before they are filed with the SEC. Each of Parent, the Purchaser and the Company agrees promptly (i) to correct any information provided by it for use in the Schedule 14D-1 or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and
(ii) to supplement the information provided by it specifically for use in the
Schedule 14D-1 or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchaser further agrees to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and to be disseminated to the Company's stockholders in each case and as to the extent required by applicable Federal securities laws.

    SECTION 1.2. COMPANY ACTION.

    (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Board of Directors, at a meeting duly called and held on June 30, 1997, at which a majority of the Directors were present: (i) duly approved and adopted this Agreement, the Option Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, recommended that the stockholders of the Company accept the Offer, tender their Shares pursuant to the Offer and approve this Agreement and the transactions contemplated hereby, including the Merger, and determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the holders of both the Company Common Stock and the Series D Shares; and (ii) with respect to the Rights Agreement, duly amended the Rights Agreement to provide that (1) neither this Agreement nor any of the transactions contemplated hereby, including the Offer and the Merger, will result in the occurrence of a "Distribution Date" (as such term is defined in the Rights Agreement) or otherwise cause the Rights to become exercisable by the holders thereof and (2) the Rights shall automatically on and as of the Effective Time (as hereinafter defined) be void and of no further force or effect.

    (b) The Company shall file with the SEC, as promptly as practicable after the filing by the Purchaser of the Schedule 14D-1 with respect to the Offer, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any and all amendments or supplements thereto, and including the exhibits thereto, the "Schedule 14D-9"). The Schedule 14D-9 will comply in all material respects with the provisions of all applicable Federal securities law and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or the Purchaser for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case and as and to the extent required by applicable Federal securities laws. The Company shall mail, or cause to be mailed, such Schedule 14D-9 to the stockholders of the Company at the same time the Offer Documents are first mailed to the Stockholders of the Company together with such Offer Documents. The Schedule 14D-9 and the Offer Documents shall contain the recommendations of the Board of Directors described in Section 1.2(a) hereof. The Company agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect (and each of the Parent and the Purchaser, with respect to written information supplied by it specifically for use in the Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the Company's stockholders in each case as and to the extent required by applicable Federal securities laws. The Purchaser and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide the Purchaser and its counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or communications.

    (c) In connection with the Offer, the Company, promptly upon execution of this Agreement, shall furnish or cause to be furnished to the Purchaser mailing labels containing the names and addresses of all record holders of Shares and security position listings of Shares held in stock depositories, each as of a recent date, and shall promptly furnish the Purchaser with such additional information (including, but not limited to, updated lists of stockholders and their addresses, mailing labels and security position listings) and such other information and assistance as the Purchaser or its agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Shares.

    SECTION 1.3. DIRECTORS.

    (a) Promptly upon the purchase by the Purchaser of any Shares pursuant to the Offer, and from time to time thereafter as Shares are acquired by the Purchaser, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors as will give Parent, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser or any affiliate of the Purchaser (including for purposes of this Section 1.3 such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company) bears to the number of Shares outstanding. At such times, the Company will also cause (i) each committee of the Board of Directors and (ii) if requested by the Purchaser, each committee of such board to include persons designated by the Purchaser constituting the same percentage of each such committee or board as Parent's designees are of the Board of Directors. The Company shall, upon request by the Purchaser, promptly increase the size of the Board of Directors or exercise its best efforts to secure the resignations of such number of incumbent directors as is necessary to enable Parent's designees to be elected to the Board of Directors in accordance with the terms of this Section 1.3 and shall cause Parent's designees to be so elected; PROVIDED, HOWEVER, that, in the event that Parent's designees are appointed or elected to the Board of Directors, until the Effective Time (as defined in Section 2.2 hereof) the Board of Directors shall have at least one director who is a director on the date hereof and who is neither an officer of the Company nor a designee, stockholder, affiliate or associate (within the meaning of the Federal securities laws) of Parent (one or more of such directors, the "Independent Directors"); PROVIDED FURTHER, that if no Independent Directors remain, the other directors shall designate one person to fill one of the vacancies who shall not be either an officer of the Company or a designee, shareholder, affiliate or associate of the Purchaser, and such person shall be deemed to be an Independent Director for purposes of this Agreement.

    (b) Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section
1.3 hereof and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if the Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3. Parent will supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company's Board of Directors, after the acceptance of payment of Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (i) amend or terminate this Agreement on behalf of the Company, (ii) exercise or waive any of the Company's rights or remedies hereunder, (iii) extend the time for performance of the Purchaser's obligations hereunder or (iv) take any other action by the Company in connection with this Agreement required to be taken by the Board of Directors.

                                  ARTICLE II.
                                   THE MERGER

    SECTION 2.1. THE MERGER. At the Effective Time (as defined in Section 2.2, hereof) and subject to and upon the terms and conditions of this Agreement and Delaware Law, the Purchaser shall be merged with and into the Company the separate corporate existence of the Purchaser shall cease, (b) and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger hereinafter sometimes is referred to as the "Surviving Corporation."

    SECTION 2.2. EFFECTIVE TIME. The parties hereto shall cause a Certificate of Merger to be executed and filed on the Closing Date (as defined in Section 2.3) (or on such other date as the Purchaser and the Company may agree) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the Delaware Law. The Merger shall become effective on the date on which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

    SECTION 2.3. CLOSING. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Embarcadero Center, Suite 3800, San Francisco, California, unless another date or place is agreed to in writing by the parties hereto.

    SECTION 2.4. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 2.5. SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Purchaser, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

    SECTION 2.6. CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS.

    (a) Unless otherwise determined by the Purchaser before the Effective Time, at the Effective Time the Certificate of Incorporation of the Company, as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

    (b) The By-Laws of the Purchaser, as in effect immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

    (c) The directors of the Purchaser immediately before the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

    SECTION 2.7. STOCKHOLDERS' MEETING.

    (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

        (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

        (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts
    (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

        (iii) include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

    (b) Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

    SECTION 2.8. MERGER WITHOUT MEETING OF STOCKHOLDERS.  Notwithstanding
Section 2.7 hereof, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto shall, at the request of Parent and subject to Article VII hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of Delaware Law.

    SECTION 2.9. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Purchaser, the Company or the holder of any of the following securities:

    (a) Each share of Company Common Stock issued and outstanding immediately before the Effective Time (other than any Shares to be cancelled pursuant to Section 2.9(b) and any Dissenting Shares (as defined in Section 2.10(a)) shall be cancelled and extinguished and be converted into the right to receive the Common Per Share Amount in cash payable to the holder thereof, without interest (the "Common Stock Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.11 hereof. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.11 hereof, without interest.

    (b) Each share of Company Common Stock held in the treasury of the Company and each Share owned by the Purchaser or any direct or indirect wholly owned subsidiary of the Purchaser immediately before the Effective Time shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto.

    (c) Each Series D Share issued and outstanding immediately before the Effective Time (other than any Dissenting Shares) shall be cancelled and extinguished and be converted into the right to receive the Series D Per Share Amount in cash payable to the holder thereof, without interest (the "Series D Merger Consideration and together with the Common Stock Merger Consideration, the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.11 hereof. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Series D Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 2.11 hereof, without interest.

    (d) Each share of common stock, par value $.01 per share, of the Purchaser issued and outstanding immediately before the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

    SECTION 2.10. DISSENTING SHARES.

    (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Delaware Law (including but not limited to Section 262 thereof) and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive cash pursuant to Section 2.9, but the holder thereof shall be entitled to only such rights as are granted by Delaware Law.

    (b) Notwithstanding the provisions of Section 2.7(a), if any holder of Shares who demands appraisal of his Shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the Common Stock Merger Consideration or the Series D Merger Consideration as provided in Section 2.9(a) or (c), as the case may be, without interest thereon, upon surrender of the certificate or certificates representing such Shares pursuant to Section 2.11 hereof.

    (c) The Company shall give the Purchaser (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to Delaware Law received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of the Purchaser, settle or offer to settle any such demands.

    SECTION 2.11. SURRENDER OF SHARES; STOCK TRANSFER BOOKS.

    (a) Before the Effective Time, the Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger(the "Exchange Agent") to receive the funds necessary to make the payments contemplated by Section 2.9. At the Effective Time, the Purchaser shall deposit, or cause to be deposited, in trust with the Exchange Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.9.

    (b) Each holder representing any Shares cancelled upon the Merger, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose Shares were converted pursuant to Section 2.9(a) or (c) may thereafter surrender such Certificate or Certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate or Certificates on such holder's behalf for a period ending six months after the Effective Time. The Purchaser agrees that promptly after the Effective Time it shall cause the distribution to holders of record of Shares as of the Effective Time of appropriate materials to facilitate such surrender. Upon the surrender of Certificates, the Purchaser shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor cash in an amount equal to the Common Stock Merger Consideration or Series D Merger Consideration, as the case may be, multiplied by the number of Shares represented by such Certificate. Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by the Purchaser or in the treasury of the Company) shall represent solely the right to receive the aggregate Common Stock Merger Consideration or Series D Merger Consideration, as the case may be, relating thereto.

    (c) If payment of the Merger Consideration in respect of cancelled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate or instrument is registered, it shall be a condition to such payment that the Certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of the Purchaser or the Exchange Agent that such tax either has been paid or is not applicable.

    (d) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of shares of any shares of capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash as provided in this Article II. No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares.

    (e) Promptly following the date which is six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any cash (including any interest received with respect thereto), Certificates and other documents in its possession relating to the transactions contemplated hereby, which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) The Merger Consideration paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable Federal backup withholding or, as set forth in Section 2.8(c), stock transfer taxes payable by such holder.

    SECTION 2.12. STOCK PLANS.

    (a) The Company shall use reasonable efforts (without incurring any liability in connection therewith) to provide that, at the Effective Time, (i) each then outstanding option to purchase shares of

Company Common Stock (the "Options") granted under any of the Company's stock option plans referred to in Section 4.2 hereof, each as amended (collectively, the "Option Plans"), whether or not then exercisable or vested, shall be cancelled and (ii) in consideration of such cancellation, such holders of Options shall receive for each Share subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the product of (A) the excess, if any, of the Common Per Share Amount over the per share exercise price of such Option and (B) the number of Shares subject to such Option (such amount being herein referred to as, the "Option Price"); PROVIDED that the Company shall obtain all necessary consents or releases from holders of Options to effect the foregoing. Upon receipt of the Option Price, the Option shall be cancelled. The surrender of an Option to the Company shall be deemed a release of any and all rights the holder had or may have had in respect of such Option. As promptly as practicable following the consummation of the Merger, the Purchaser shall provide the Company with the funds necessary to satisfy its obligations under this Section 2.12(a).

    (b) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Option Plans, (i) the Company shall cause the Option Plans to terminate as of the Effective Time and provide for the payment of the Option Price pursuant to Section 2.12(a) hereof, and (ii) the Company shall take all action necessary to ensure that following the Effective Time no holder of Options or any participant in the Option Plans shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

    (c) None of the parties to this Agreement shall take any action to deprive any employee or director of the Company of the benefits of (i) the consideration payable with respect to Options in accordance with Section 2.12(a) or (ii) the consideration that would have been payable with respect to any other equity-based compensation in accordance with the terms and conditions of the applicable Other Stock Plan, but for the amendment set forth in Section 2.12(b) above, such consideration to be determined by valuing any right to equity-based compensation by reference to the Common Per Share Amount. Without limiting the generality of the foregoing, if any of the transactions contemplated hereby would cause any individual subject to Section 16 of the Exchange Act to become subject to the profit recovery provisions thereof, to the extent permitted by applicable law neither the Surviving Corporation nor the Purchaser (nor any affiliate of the Purchaser) shall assert any claims against any such individual arising out of the foregoing or relating thereto, based directly or indirectly, on Section 16.

                                  ARTICLE III.
           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

    Parent and the Purchaser represent and warrant to the Company as follows:

    SECTION 3.1. CORPORATE ORGANIZATION. Each of Parent and the Purchaser is, respectively, a limited liability company and a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and any necessary governmental approvals to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on the Parent or on the ability of Parent or the Purchaser to consummate any transactions contemplated by this Agreement or to perform either of their respective obligations under this Agreement.

    SECTION 3.2. AUTHORITY RELATIVE TO THIS AGREEMENT. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the Merger and the transactions hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent and the Purchaser and no other corporate proceeding is necessary for the execution and delivery of this Agreement by Parent and the Purchaser, the performance by Parent or the Purchaser or of their respective obligations hereunder and the consummation by each of Parent or the Purchaser or of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each such corporation, enforceable against each of them in accordance with its terms.

    SECTION 3.3. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by Parent and the Purchaser do not, and the performance of this Agreement by Parent and the Purchaser will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to Parent or the Purchaser or by which any of their respective property is bound or affected, (ii) violate or conflict with either the Certificate of Formation of Parent or the Certificate of Incorporation or By-Laws of the Purchaser, or (iii) result in a violation or breach of or constitute a default under (with or without due notice or lapse of time, or both), or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or the Purchaser pursuant to, any contract, instrument, permit, license or franchise to which Parent or the Purchaser is a party or by which Parent or the Purchaser or any of their respective property is bound or affected.

    (b) Except for applicable requirements, if any, of the Exchange Act, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), filing and recordation of appropriate merger documents as required by Delaware Law, neither Parent nor the Purchaser is required to submit any notice, report or other filing with any court, arbitrable tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign (a "Governmental Authority"), in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of any Governmental Authority is required to be obtained or made by either Parent or the Purchaser in connection with its execution, delivery or performance of this Agreement.

    SECTION 3.4. FINANCING ARRANGEMENTS. The Purchaser has funds available to it sufficient to purchase the Shares in accordance with the terms of this Agreement and to pay all amounts due (or which will, as a result of the transactions contemplated hereby, become due) in respect of any indebtedness of the Company for money borrowed outstanding as of the date of the consummation of the Offer, a schedule of which is attached hereto as Schedule 3.4 of the Disclosure Schedule.

    SECTION 3.5. NO PRIOR ACTIVITIES. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing), the Purchaser has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity.

    SECTION 3.6. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or the Purchaser.

    SECTION 3.7. PROXY STATEMENT. None of the information supplied by the Purchaser, its officers, directors, representatives, agents or employees (the "Purchaser Information"), for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement is mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of material fact or contain or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and the Purchaser do not make any representation or warranty with respect to any information that has been supplied by the Company or its accountants, counsel or other authorized representatives for use in any of the foregoing documents.

    SECTION 3.8. EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 3.8 of the Disclosure Schedule, (i) neither the Purchaser nor any person or entity which is treated as part of Purchaser's "controlled group" for purposes of
Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each an "ERISA Affiliate), maintains or contributes to any employee benefit plan which is subject to the requirements of Title IV of ERISA (other than a multiemployer plan within the meaning of Section 3(37) of ERISA), and (ii) if any plans are listed on such Schedule, the unfunded accrued liability for each such plan, determined on the basis of the latest actuarial valuation for such plan and on the actuarial methods and assumptions employed for that valuation, is also set forth on such schedule for each such plan and copies of such valuations have been provided to the Company. No such employee benefit plan has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither the Purchaser nor any of its ERISA Affiliates contributes, or has within the six-year period ending on the date hereof contributed or been obligated to contribute, to any pension or retirement plan which is a "multiemployer plan" (as defined in Section 3(37) of ERISA).

                                  ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth on the Disclosure Schedule delivered to Parent prior to the execution of this Agreement (the "Disclosure Schedule"), the Company hereby represents and warrants to Parent and the Purchaser as follows:

    SECTION 4.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and any necessary governmental approvals to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not have a Material Adverse Effect (as defined below in this Section 4.1). The Company does not own any Subsidiaries. The Company does not have an equity interest in any other Person. The term "Subsidiary" means any corporation or other legal entity of which the Company (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. The term "Material Adverse Effect" means any change in or effect on the business of the Company that is or could reasonably be expected to be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities, regulatory status or prospects of the Company or (y) the ability of the Company to consummate any transactions contemplated by this Agreement or the Option Agreement or to perform its obligations under this Agreement.

    SECTION 4.2. CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 1,302,300 shares of Class B Preferred Stock, par value $.50 per share ("Company Preferred Stock"). As of June 23, 1997, (i) 3,933,095 shares of Company Common Stock were issued and outstanding, (ii) 293,450 shares of Company Common Stock were held in the treasury of the Company, (iii) 487,400 Series D Shares were issued and outstanding, (iv) 708,923 shares of Company Common Stock were reserved for issuance upon conversion of the Series D Shares, (v) 70,000 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options under the Company's 1988 and 1993 Stock Option Plans for Non-Employee Directors,
(vi) 284,500 shares of Company Common Stock were reserved for issuance under the Company's employee stock option plans listed on Schedule 4.2(a) of the Disclosure Schedule in the amounts stated in such schedule and (vii) 94,735 shares of Company Common Stock were reserved for issuance upon the exercise of currently outstanding warrants. All of the issued and outstanding shares of the Company's capital stock are, and all

Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company issued and outstanding. There are no voting trusts in other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company. Except as disclosed on Schedule 4.2 of the Disclosure Schedule, there are no other options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company obligating the Company to issue or sell any shares of capital stock or Voting Debt of, or other equity interests, in the Company.

    SECTION 4.3. AUTHORITY RELATIVE TO THIS AGREEMENT.

    (a) The Company has the necessary corporate power and authority to enter into this Agreement and the Option Agreement and, subject to obtaining any necessary stockholder approval of the Merger, to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby by the Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger by the Company's stockholders in accordance with Delaware Law. Each of this Agreement and the Option Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

    (b) The Company has taken all action which may be necessary under the Rights Agreement, so that (x) the execution of this Agreement and the Option Agreement and any amendments thereto by the parties hereto and thereto and the consummation of the transactions contemplated hereby and thereby shall not cause
(i) the Parent and/or the Purchaser to become an Acquiring Person (as defined in the Rights Agreement) or (ii) a Distribution Date, a Stock Acquisition Date or a Trigger Event (as such terms are defined in the Rights Agreement) to occur, irrespective of the number of Shares acquired pursuant to the Offer or exercise of the option granted under the Option Agreement, and (y) the Rights (as defined in the Rights Agreement) shall expire upon the acceptance of Shares for payment pursuant to the Offer.

    SECTION 4.4. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any law, order, writ, injunction, decree, statute, rule or regulation, court order or judgment applicable to the Company or by which its property is bound or affected, (ii) violate or conflict with the Certificate of Incorporation or By-Laws of the Company, or (iii) result in a violation or breach of or constitute a default under (with or without due notice or lapse of time or both) or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any contract, instrument, permit, license or franchise to which the Company is a party or by which the Company or its property is bound or affected, excluding from the foregoing clauses (i) and
(iii) such violations, breaches or defaults which, in the aggregate, would not have a Material Adverse Effect.

    (b) Except for applicable requirements of the Exchange Act, the pre-merger notification requirements of the HSR Act, and the filing and recordation of appropriate merger or other documents as required by Delaware Law, or "blue sky" laws of various states, the Company is not required to submit any notice, report, permit, authorization or other filing with any Governmental Authority, in connection with the execution, delivery or performance of this Agreement. No waiver, consent, approval or authorization of any Governmental Authority, is required to be obtained or made by the Company in connection with its execution, delivery or performance of this Agreement.

    SECTION 4.5. SEC FILINGS; FINANCIAL STATEMENTS.

    (a) The Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 1994, and has heretofore delivered to the Purchaser, in the form filed with the SEC, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and 1996 (including all amendments prior to the date hereof), (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1994 and (iv) all other forms, reports, registrations, schedules, statements and other documents required to be (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company since January 1, 1994 with the SEC pursuant to the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents referred to herein have been amended since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, or, if amended, as of the date of the last such amendment, the SEC Reports, including without limitation, any financial statements or schedules included therein (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) The consolidated financial statements of the Company contained in the SEC Reports (the "Financial Statements") have been prepared from, and are in accordance with the books and records of the Company, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and the consolidated results of operation, cash flows and changes in financial position of the Company as of and for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring yearend adjustments.

    SECTION 4.6. UNDISCLOSED LIABILITIES.

    (a) Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since March 31, 1997, (ii) pursuant to the terms of this Agreement, or (iii) as set forth in Schedule 4.6 of the Disclosure Schedule, the Company has no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected in, reserved against or otherwise described in the balance sheet of the Company (including the notes thereto) or which would have a Material Adverse Effect.

    SECTION 4.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as disclosed in Schedule 4.7 of the Disclosure Schedule or in the SEC Reports filed prior to the date hereof, the Company has conducted its business only in the ordinary and usual course, and:

    (a) there have not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Material Adverse Effect; and

    (b) the Company has not taken any action which would have been prohibited under Section 5.2 hereof.

    SECTION 4.8. LITIGATION. Except as disclosed in the SEC Reports filed prior to the date hereof, there are no claims, actions, suits, proceedings, (including, without limitation, arbitration proceedings) or other alternative dispute resolution proceedings, or investigations pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, before any Governmental

Authority that, either individually or in the aggregate would be reasonably likely to have a Material Adverse Effect. As of the date hereof, the Company is not subject to any outstanding order, judgment, injunction or decree.

    SECTION 4.9. EMPLOYEE BENEFIT PLANS.

    (a) Schedule 4.9(a) of the Disclosure Schedule sets forth a list of all material employee welfare benefit plans (as defined in Section 3(1) of ERISA, employee pension benefit plans (as defined in Section 3(2) of ERISA), employment agreements and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, the Company (together, the "Employee Plans"). The Company has delivered to the Purchaser true and complete copies of all Employee Plans, as in effect, and will make available all other employee plans, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letters obtained with respect to any Employee Plan intended to be qualified under Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"). True and complete copies of the (i) three (3) most recent annual actuarial valuation report, if any, (ii) last filed Form 5500 together with Schedule A and/or B thereto, if any, (iii) summary plan description (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (iv) most recent annual and periodic accounting of related plan assets, if any, in each case, relating to the Employee Plans, have been, or will be, delivered to the Purchaser and are, or will be, correct in all material respects. Neither the Company nor any of its directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by
Section 4975 of the Code, in each case applicable to the Company or any Employee Plan. All Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code (except for such requirements that are not required to be adopted as of the effective date of the applicable requirement) and, to the knowledge of the Company, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits), relating to any of the Employee Plans, which have been asserted or instituted against the Company, any Employee Plan or the assets of any trust for any Employee Plan. Each Employee Plan intended to qualify under
Section 401(a) of the Code, and the trusts created thereunder intended to be exempt from tax under the provisions of Section 501(a) of the Code, either (i) has received a favorable determination letter from the Internal Revenue Service to such effect or (ii) is still within the "remedial amendment period," as described in Section 401(b) of the Code and the regulations thereunder. Each Employee Plan that has been terminated by the Company which was intended to qualify under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such termination did not adversely affect its qualified status. No Employee Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. The Company does not contribute and has not within the six-year period ending on the date hereof contributed or been obligated to contribute, to any pension or retirement plan which is a "multiemployer plan" (as defined in Section 3(37) of ERISA).

    (b) Except as set forth on Schedule 4.9 of the Disclosure Schedule, and as provided in Sections 2.12 and 6.9(i) no amounts payable under the Employee Plans will fail to be deductible for Federal income tax purposes by virtue of section 280G of the Code (ii)(b)(i) the consummation of the transactions contemplated by this Agreement will not either alone or in combination with another event (A) entitle any current or former employee or officer of the Company or any ERISA affiliate to severance pay, unemployment compensation or any other payment, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer or (C) result in any liability under Title IV of ERISA and (ii) no unfunded liability exists with respect to the Employee Plans, as of the date of and determined in the manner set forth in the consolidated financial statements contained in the SEC Reports, which is not set forth on such statements.

    SECTION 4.10. PROXY STATEMENT. The Proxy Statement, if any (or any amendment thereof or supplement thereto, to be sent to the stockholders of the Company in connection with the Special Meeting or the information statement, if any, to be sent to such stockholders, as appropriate, will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Proxy Statement will not, at the time the Proxy Statement at the date mailed to stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is being made by the Company with respect to any information supplied to the Company by Parent or the Purchaser specifically for inclusion in the Proxy Statement.

    SECTION 4.11. BROKERS. Except as disclosed on Schedule 4.11 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to the Purchaser true and complete information concerning the financial arrangements between the Company and the financial advisors set forth on such schedule pursuant to which such firms may be entitled to any payment as a result of the transactions contemplated hereunder.

    SECTION 4.12. CONTROL SHARE ACQUISITION. The provisions of Section 203 of Delaware Law are not applicable to any of the transactions contemplated by this Agreement or the Option Agreement, including the Merger and the purchase of Shares in the Offer or pursuant to the exercise of the option granted under the Option Agreement.

    SECTION 4.13. CONDUCT OF BUSINESS. Except as disclosed in the SEC Reports filed prior to the date hereof, the business of the Company is not being conducted in default or violation of (with or without due notice and lapse of time or both) any term, condition or provision of (i) its Certificate of Incorporation or By-Laws, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which the Company is a party or by which the Company or any of its properties or assets may be bound (each, a "Company Agreement"), or (iii) any Federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company, and no notice, charge, claim, action or assertion has been received by the Company or has been filed commenced or, to the Company's knowledge, threatened against the Company alleging any such violation except, with respect to the foregoing clauses (ii) and (iii), defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

    SECTION 4.14. TAXES.

    (a) Except as would not, either individually or in the aggregate, have a Material Adverse Effect, (i) the Company has timely filed with the appropriate Tax Authority (as hereinafter defined) all Tax Returns (as hereinafter defined) required to be filed by or with respect to the Company, and such Tax Returns are true, correct and complete in all material respects, (ii) all Taxes (as hereinafter defined) due and payable by the Company, with respect to the taxable years or other taxable periods ending on or prior to the Effective Time have been or on or prior to the Effective Time will be, paid or adequately disclosed and fully provided for, (iii) no Audits (as hereinafter defined) are pending or threatened with regard to any Taxes or Tax Returns of the Company and there are no outstanding deficiencies or assessments asserted or proposed, (iv) no issue has been raised by any Taxing Authority in any Audit of the Company that if raised with respect to any other period not so audited could be expected to result in a proposed deficiency of any period not so audited, (v) there are no outstanding agreements, consents or waivers extending the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company, and the Company is not a party to any agreement providing for the allocation or sharing of Taxes and (vi) no powers of attorney with respect to Taxes of the Company have been executed that will be outstanding as of the Effective Time.

    (b) The Company has not filed a consent to the application of Section 341(f) of the Code.

    (c) The Company is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

    (d) No indebtedness of the Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

    (e) Except as would not, either individually or in the aggregate, have a Material Adverse Effect, the Company has not entered into any agreements that would result in the disallowance of any tax deductions pursuant to section 280G of the Code.

    (f) Except as would not, either individually or in the aggregate, have a Material Adverse Effect, there are no Liens (as hereinafter defined) for Taxes upon any of the assets of the Company, except for Liens for Taxes not yet due and payable for which adequate reserves have been established on the Company's balance sheet at March 31, 1997 included in the Company's Quarterly Report on Form 10-Q filed with the SEC prior to the date hereof (the "Balance Sheet") in accordance with GAAP.

    (g) The Company has disclosed all material Tax elections to the Purchaser.

    (h) For purposes of this Agreement, "Taxes" means any Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority (as hereinafter defined); "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes; and "Audit" means any audit, assessment or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes.

    (i) For purposes of this Agreement, "Tax Return" means any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.

    SECTION 4.15. INTELLECTUAL PROPERTY.

    (a) Schedule 4.15 of the Disclosure Schedule contains a true and complete list of all material (i) patents and patent applications, (ii) trademark registrations and applications, (iii) service mark registrations and applications, (iv) Computer Software (as hereinafter defined)(excluding Computer Software generally available for purchase by the public), (v) copyright registrations and applications, (vi) unregistered trademarks, service marks, and copyrights, and (vii) Internet domain names used or held for use in connection with the business of the Company, together with all licenses related to the foregoing.

    (b) The term "Computer Software" shall mean (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device,
(iv) all descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and all Internet domain names and content contained on all World Wide Web sites of the Company or any Subsidiary.

    (c) The Company owns or has the valid right to use all of the material Intellectual Property used by it or held for use by it in connection with its business. The Company is the sole and exclusive owners of all patents, patent applications, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights, and service marks, and all goodwill of the business associated therewith, trade secrets, registrations for and applications for registration of trademarks, service marks and copyrights, technology and know-how, Computer Software other than off-the-shelf applications and other confidential or proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used or held for use anywhere in the world in connection with the businesses of the Company as currently conducted (collectively, the "Intellectual Property"), free and clear of all material Liens, except where the failure to own such Intellectual Property would not have a Material Adverse Effect.

    (d) All grants, registrations and applications for Intellectual Property that are used in and are material to the conduct of the businesses of the Company as currently conducted (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no application or registration therefor is the subject of any legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction, except to the extent where the absence of such Intellectual Property would not have a Material Adverse Effect.

    (e) To the knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party, except for conflicts or infringements which would not have a Material Adverse Effect. The conduct of the businesses of the Company as currently conducted does not conflict with or infringe in any way on any proprietary right of any third party, which conflict or infringement would have a Material Adverse Effect. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property, except for claims, suits, actions or proceedings which would not have a Material Adverse Effect.

    (f) All consents, filings and authorizations by or with governmental authorities or third parties necessary with respect to the consummation of the transactions contemplated hereby as they may affect the Intellectual Property have been obtained, except where the failure to have obtained such consents, filings or authorizations would not have a Material Adverse Effect.

    (g) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property, except for breaches which would not have a Material Adverse Effect.

    (h) No former or present employees, officers or directors of the Company hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

    SECTION 4.16. EMPLOYMENT MATTERS. The Company has not experienced any strikes, collective labor grievances, other collective bargaining disputes or claims of unfair labor practices in the last five years, except for such strikes, grievances, disputes or claims which have not and would not have a Material Adverse Effect. To the Company's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

    SECTION 4.17. VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock which is necessary to approve this Agreement and the transactions contemplated hereby, including the Merger.

    SECTION 4.18. ENVIRONMENTAL MATTERS.

    (a) Except for matters disclosed in the SEC Reports or matters that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, to the Company's knowledge: (i) the Company is in compliance with all applicable laws, rules, regulations, ordinances, decrees, orders or other legal or regulatory requirements relating to pollution of the environment or the impact of the environment on human health or preservation of the environment (including without limitation the treatment, storage and disposal of wastes and the remediation of releases and threatened releases of hazardous or toxic substances, wastes, pollutants, contaminants or similar materials) (collectively "Environmental Laws"), and the Company has not received written notice of any outstanding allegations by any person or entity that the Company is not or has not been in compliance (unless such non-compliance has been cured) with any Environmental Laws, and (ii) the Company currently holds all permits, licenses, registrations and other governmental authorizations and financial assurance required under any Environmental Laws for the Company to operate its business.

    (b) Except for matters disclosed in the SEC Reports or matters that would not individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (i) there is no asbestos or asbestos-containing materials in or on any real property, buildings, structures or components thereof currently owned, leased or operated by the Company, and (ii) there are and have been no underground or aboveground storage tanks (whether or not required to be registered under any applicable law), dumps, landfills, lagoons, surface impoundments, sumps, injection wells or other disposal or storage sites or locations in or on any property currently owned, leased or operated by the Company.

    (c) Except for matters disclosed in the SEC Reports or matters that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (i) the Company has not received (x) any communication from any person stating or alleging that it is or may be a potentially responsible party under any Environmental Law (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any state analog thereto) with respect to any actual or alleged environmental contamination or (y) any request for information under any Environmental Law from any governmental agency or authority or any other person or entity with respect to any active or alleged environmental contamination or violation, (ii) the Company is not party to any pending judicial or administrative proceedings alleging that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and any state analog thereto) or otherwise liable or responsible with respect to any actual or alleged environmental contamination, or (iii) the Company, any governmental agency or authority, or any other person or entity is not conducting and has not conducted (nor is proposing or threatening to conduct) any environmental remediation or investigation.

    (d) This Section 4.18 contains the sole and exclusive representations of the Company with respect to Environmental Laws.

    SECTION 4.19. REAL PROPERTY.

    (a) Schedule 4.19 of the Disclosure Schedule sets forth a complete list of all real property owned by the Company (the "Real Property"). Copies of (i) all deeds, title insurance policies and surveys of the Real Property and (ii) all documents evidencing all Liens upon the Real Property have been furnished to Parent. Except for matters disclosed in the SEC Reports or matters that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, there are no proceedings, claims, disputes or conditions affecting any Real Property that might curtail or interfere with the use of such property, nor is an action of eminent domain pending or to the knowledge of the Company, threatened for all or any portion of the Real Property. Except as disclosed in Schedule 4.20 hereto, the Company is not a party to any lease, assignment or similar arrangement under which the Company is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

    (b) As of the date hereof, to the knowledge of the Company, the Company has not, within the past two years, received any written notice of or other writing referring to any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property except for any requirements or recommendations that would not individually or in the aggregate have a Material Adverse Effect. The plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the buildings upon the Real Property are in good working order and working condition, so as to be adequate for the operation of the business of the Company as heretofore conducted, and the roof, basement and foundation walls of all buildings on the Real Property are free of leaks and other material defects, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Material Adverse Effect.

    (c) The Company has obtained all appropriate licenses, permits, easements and rights of way, including proofs of dedication, required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated, except for such licenses, permits or rights of way the failure of which to have obtained does not have, individually or in the aggregate, a Material Adverse Effect.

    SECTION 4.20. TITLE AND CONDITION OF PROPERTIES. The Company owns good and marketable title, free and clear of all Liens, to all of the personal property and assets shown on Balance Sheet or acquired after March 31, 1997, except for
(A) assets which have been disposed of to nonaffiliated third parties since March 31, 1997 in the ordinary course of business, (B) Liens reflected in the Balance Sheet, (C) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) Liens for current Taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Material Adverse Effect.

    SECTION 4.21. CONTRACTS. Each Company Agreement is legally valid and binding and in full force and effect, except where failure to be legally valid and binding and in full force and effect would not have a Material Adverse Effect. Schedule 4.21 of the Disclosure Schedule sets forth a true and complete list of (i) all material Company Agreements entered into by the Company since December 31, 1996 and all amendments to any Company Agreements included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) all non-competition agreements imposing restrictions on the ability of the Company to conduct business in any jurisdiction or territory.

    SECTION 4.22. POTENTIAL CONFLICTS OF INTEREST.  Except as set forth in
Schedule 4.22 of the Disclosure Schedule or in the SEC Reports filed prior to the date hereof, since December 31, 1996, there have been no transactions, agreements, arrangements or understandings between the Company and its affiliates that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

    SECTION 4.23. SUPPLIERS AND CUSTOMERS. Since December 31, 1996, no material licensor, vendor, supplier, licensee or customer of the Company has cancelled or otherwise modified its relationship with the Company and, to the knowledge of the Company (i) no such person has given the Company notice of any intention to do so and (ii) the consummation of the transactions contemplated hereby will not adversely affect the Company's relationship with any such person.

    SECTION 4.24. INSURANCE. There is no material claim pending under any of the Company's policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

    SECTION 4.25. ACCOUNTS RECEIVABLE; INVENTORY. Subject to any reserves set forth in the Balance Sheet, the accounts receivable shown in the Balance Sheet arose in the ordinary course of business; were not, as of the date of the Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim; and represented, as of the date of the Balance Sheet, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of the Company arising after the date of the Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice, The amount carried for doubtful accounts and allowances disclosed in the Balance Sheet is believed by the Company as of the date of this Agreement to be sufficient to provide for any losses which may be sustained or realization of the accounts receivable shown in the Balance Sheet. As of the date of the Balance Sheet, the inventories shown on the Balance Sheet consisted in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business. All of such inventories were acquired in the ordinary course of business and, as of the date of this Agreement, have been replenished in all material respects in the ordinary course of business consistent with past practices. All such inventories are valued on the Balance Sheet in accordance with GAAP applied on a basis consistent with the Company's past practices, and provision has been made or reserves have been established on the Balance Sheet, in each case in an amount believed by the Company as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

    SECTION 4.26. OPINION OF FINANCIAL ADVISOR. The Company has received an opinion from CIBC Wood Gundy Securities Corp. ("CIBC"), financial advisor to the Company, to the effect that the consideration to be received in the Offer and the Merger by the holders of the Company Common Stock and the Series D Shares is fair to both the holders of the Company Common Stock and the holders of the Series D Shares from a financial point of view, a draft copy of which opinion has been delivered to Parent (the "Draft Opinion").

                                   ARTICLE V.
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 5.1. ACQUISITION PROPOSALS. The Company will notify the Purchaser immediately if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its representatives, in each case in connection with any Takeover Proposal (as defined below) or the possibility or consideration of making a Takeover Proposal

("Takeover Proposal Interest") indicating, in connection with such notice, the name of the Person indicating such Takeover Proposal Interest and the terms and conditions of any proposals or offers. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal Interest. The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any Takeover Proposal Interest. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to this Agreement.

    SECTION 5.2. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, (i) except as expressly contemplated by this Agreement or the Option Agreement, or (ii) as set forth in Schedule 5.2 of the Disclosure Schedule, or (iii) agreed in writing by Parent, after the date hereof, and prior to the time the directors of the Purchaser have been elected to, and shall constitute a majority of the Board of Directors of the Company pursuant to Section 1.3 (the "Appointment Date"):

    (a) the business of the Company shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, the Company shall use its best reasonable efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

    (b) the Company will not, directly or indirectly, (i) except upon exercise of stock options or other rights to purchase shares of Company Common Stock pursuant to the Option Plans outstanding on the date hereof or upon exercise of outstanding warrants or conversion of outstanding Series D Shares, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company beneficially owned by it, (ii) amend its Certificate of Incorporation or By-Laws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares;

    (c) the Company shall not: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company, other than Shares reserved for issuance on the date hereof pursuant to the exercise of Options or warrants outstanding on the date hereof or upon the conversion of the Series D Shares;
(iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary and usual course of business and consistent with past practice, or incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

    (d) the Company shall not: (i) grant any increase in the compensation payable or to become payable by the Company to any of its executive officers or
(ii)(A) adopt any new, or (B) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company;

    (e) the Company shall not modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

    (f) the Company shall (i) not permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice unless the Company shall have obtained a comparable replacement policy; the Company shall not incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice except for borrowings under the Company's existing credit facility with Madeleine LLC in the ordinary course of business and consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; (iii) make any loans, advances (other than travel and expense advances to employees in the ordinary course of business and consistent with past practice) or capital contributions to, or investments in, any other person; or (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, or purchase, sale or lease of assets or real estate);

    (g) the Company shall not (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any material Tax election change any material Tax election already made, adopt any material Tax accounting method, change any material Tax accounting method unless required by GAAP, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment; and

    (h) the Company shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

    (i) the Company shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

    (j) the Company shall not take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied, or would make many representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

    (k) the Company shall not redeem the Rights or terminate, amend or otherwise modify the Rights Plan prior to the consummation of the Offer unless required to do so by order of a court of competent jurisdiction; and

    (l) except as expressly provided herein, the Company shall not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

    SECTION 5.3. NO SHOPPING.

    (a) The Company will not, and will use its reasonable best efforts to ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal, or (iii) in the event of an unsolicited written Takeover Proposal for the Company engage in negotiations or discussions with, or provide any information or data to, any Person

(other than Parent, any of its affiliates or representatives and except for information which has been previously publicly disseminated by the Company) relating to any Takeover Proposal; PROVIDED HOWEVER, that nothing contained in this Section 5.3 or any other provision hereof shall prohibit the Company or the Company's Board from (i) taking and disclosing to the Company's stockholders or position with respect to tender or exchange offer by a third party pursuant to Rules 14D-9 and 14e2 promulgated under the Exchange Act or (ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the Board after receiving advice from outside counsel, is required under applicable law.

    (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such Person concerning a Takeover Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Board determines in good faith, after receiving advice from a nationally recognized investment banking firm, represents a superior transaction to the Offer and the Merger and which is not conditioned upon obtaining additional financing and (y) in the opinion of the Board of Directors of the Company, only after receipt of advice from outside legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations would create a reasonable possibility of a breach of the fiduciary duties of the Board of Directors to the Company's shareholders under applicable law (a Takeover Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company shall within two business days following receipt of a Superior Proposal notify Parent of the receipt of the same. The Company shall promptly provide to Parent any material nonpublic information regarding the Company provided to any other party which was not previously provided to Parent. At any time after two business days following notification to Parent of the Company's intent to do so (which notification shall include the identity of the bidder and the material terms and conditions of the proposal) and if the Company has otherwise complied with the terms of this Section 5.3(b), the Board of Directors may terminate this Agreement pursuant to clause (ii) of Section 8.1(f) and enter into an agreement with respect to a Superior Proposal, PROVIDED that the Company shall, concurrently with entering into such agreement, pay or cause to be paid to Parent the Termination Fee (as defined in Section 8.2(b) hereof), plus any amount payable at the time for reimbursement of expenses pursuant to Section 8.2(b) hereof.

    (c) Except as set forth in Section 5.3(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Takeover Proposal.

                                  ARTICLE VI.
                             ADDITIONAL AGREEMENTS

    SECTION 6.1. PROXY STATEMENT. As promptly as practicable after the consummation of the Offer and if required by the Exchange Act, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to stockholders, the Proxy Statement. The Proxy Statement shall contain the recommendation of the Board of Directors in favor of the Merger.

    SECTION 6.2. MEETING OF STOCKHOLDERS OF THE COMPANY. At the Special Meeting, if any, the Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of the Purchaser, advisable to secure any vote or consent of stockholders required by Delaware Law to effect the Merger. The Purchaser agrees that it shall vote, or cause to be voted, in favor of the Merger all Shares directly or indirectly beneficially owned by it.

    SECTION 6.3. ADDITIONAL AGREEMENTS. Subject to the terms and condition is herein provided, the Company, Parent and Purchaser will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex I attached hereto and
Article VII hereof, and to consummate and make effective the Merger and the other transactions contemplated hereby. Each of the parties hereto agrees to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and the Purchaser shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

    SECTION 6.4. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Purchaser and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence of any event whose occurrence, or nonoccurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) any condition set forth in Annex I to be unsatisfied in any material respect at any time from the date hereof to the date the Purchaser purchases Shares pursuant to the Offer and (ii) any material failure of the Company, the Purchaser, or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 6.5. ACCESS TO INFORMATION.

    (a) From the date hereof to the Effective Time, the Company shall, and shall cause its officers, directors, employees, auditors and agents to, afford the officers, employees and agents of Parent and the Purchaser reasonable access at all reasonable times to its officers, employees, agents, properties, offices and other facilities and to all books and records, and shall furnish Parent and the Purchaser with all financial, operating and other data and information as Parent and the Purchaser, through its officers, employees or agents, may reasonably request.

    (b) Unless otherwise required by law and until the Appointment Date, the Purchaser agrees that it shall, and shall cause its affiliates and each of their respective officers, directors, employees, financial advisors and agents (the "Purchaser Representatives"), to hold in strict confidence all data and information obtained by them from the Company (unless such information is or becomes publicly available without the fault of any of the Purchaser Representatives or public disclosure of such information is required by law in the opinion of counsel to the Purchaser) and shall insure that the Purchaser Representatives do not disclose such information to others without the prior written consent of the Company. Notwithstanding anything herein to the contrary, the terms of the Confidentiality Agreement, dated November 6, 1995 (the "Confidentiality Agreement"), executed by the Purchaser shall remain in full force and effect.

    (c) In the event of the termination of this Agreement, the Purchaser shall, and shall cause its affiliates to, return promptly every document furnished to them by the Company or any of its representatives in connection with the transactions contemplated hereby and any copies thereof which may have been made, and shall cause the Purchaser Representatives to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, other than documents filed with the SEC or otherwise publicly available.

    SECTION 6.6. PUBLIC ANNOUNCEMENTS. The Purchaser and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement before such consultation, except as may be required by law.

    SECTION 6.7. BEST EFFORTS; COOPERATION. Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use its reasonable best efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the Exchange Act and the HSR Act. The parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

    SECTION 6.8. AGREEMENT TO DEFEND AND INDEMNIFY.

    (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of five years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who as of the date hereof were directors, officers, employees, fiduciary, agents or otherwise entitled to indemnification under the Certificate of Incorporation, By-Laws or indemnification agreements (the "Indemnified Parties"). It is understood and agreed that the Company shall, to the fullest extent permitted under Delaware Law and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and after the Effective Time, the Parent, Purchaser and the Surviving Corporation shall jointly and severally, to the fullest extent permitted under Delaware Law, indemnify, defend and hold harmless, each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, including without limitation liabilities arising out of this transaction, under the Exchange Act in connection with the Offer or the Merger, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received, and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and FURTHER, PROVIDED, that neither the Company nor the Surviving Corporation shall be obliged pursuant to this Section
6.8 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. For six years after the Effective Time, the Surviving Corporation shall be required to maintain or obtain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered by the Company's officers and directors liability insurance policy with respect to matters existing or occurring at or prior to the Effective Time on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts; PROVIDED, HOWEVER, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium currently paid by the Company for such insurance on the date of this Agreement, which amount is set forth in Section 6.8 of the Disclosure Schedule, then Parent shall cause the Company (or the Surviving Corporation if after the Effective Time) to, and the Company (or the Surviving Corporation if after the Effective Time) shall, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate. This Section 6.8 shall survive the consummation of the Merger. Purchaser shall cause Surviving Corporation to reimburse all expenses, including reasonable attorney's fees and expenses, incurred by any person to enforce the obligations of the Purchaser and the Surviving Corporation under this Section 6.8. Notwithstanding Section 9.7 hereof, this Section 6.8 is intended to be for the benefit of and to grant third party rights to Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

    (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.8.

    SECTION 6.9. EMPLOYEE BENEFITS.

    (a) At the Effective Time, the Surviving Corporation shall continue as the Plan Sponsor of each Employee Plan. Subject to Section 6.9(b) hereof, each of the parties hereto agrees that participants' rights to the employer-provided benefits for nonunion employees under the Employee Plans as in effect as of the Effective Time shall be continued under the same or an equivalent plan and shall not be reduced for at least one year following the Effective Time, except (i) to the extent provided in Section 2.12 hereof, or (ii) as required by applicable law (including as required to preserve any favorable tax treatment afforded such benefits as of the Effective Time). Thereafter, such participants shall in any event be credited with their service with the Company in determining their right to participate and vesting under any successor Employee Plans.

    (b) The Company's 1985 and 1987 Employee Stock Ownership Plans (the "ESOPs") shall be terminated effective as of the Effective Time. As soon as practicable following the receipt of favorable determination letters from the Internal Revenue Service confirming that the termination of the ESOPs and elimination of the right to receive distributions in the form of employer securities does not adversely affect their prior qualified and tax-exempt status, the assets held in the trusts related thereto (consisting of the proceeds of the sale of Company Common Stock held therein in the Offer or the Merger) shall be either (i) to the extent allowable under applicable law, distributed to participants in single lump sums, or (ii) to the extent not allowable under applicable law (particularly Treasury regulation 1.411(a)11(e)(1)), transferred to another qualified defined contribution plan maintained by the Company, the Purchaser or an affiliate of either of them.

    SECTION 6.10. PENDING LITIGATION. Promptly following the consummation of the Offer, the Purchaser shall join with the defendants in the action entitled KUPFERBERG V. NORIAN, ET AL. (Del. Ch. Civ. Act. No. 12709) in a motion to dismiss or withdraw such action with prejudice, and will not assert or permit the Company to assert any claim against the defendants thereunder relating to the subject matter thereof.

                                  ARTICLE VII.
                              CONDITIONS OF MERGER

    The respective obligations of each party to effect the Merger shall be subject to the following conditions:

    SECTION 7.1. OFFER. The Purchaser shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, the Shares pursuant to the Offer; PROVIDED, that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and the Purchaser to effect the Merger if the Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement.

    SECTION 7.2. STOCKHOLDER APPROVAL. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company, if required by Delaware Law.

    SECTION 7.3. NO CHALLENGE. No statute, rule, regulation, judgment, writ, decree, order or injunction shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any government or governmental, administrative or regulatory authority or by any court of competent jurisdiction, that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger.

                                 ARTICLE VIII.
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.1. TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time before the Effective Time, whether before or after stockholder approval:

    (a) By mutual written consent of the Boards of Directors of Parent and the Company; or

    (b) By Parent (i) if the Offer shall have expired or been terminated without any Shares being purchased thereunder by the Purchaser as a result of the occurrence of any of the events set forth in Annex I or (ii) if the Company shall have failed to deliver to Parent by July 3, 1997 an executed copy of the fairness opinion of CIBC referred to in Section 4.26, substantially in the form of the Draft Opinion; or

    (c) By either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

    (d) By Parent if, without any material breach by the Purchaser of its obligations under this Agreement, the purchase of Shares pursuant to the Offer shall not have occurred on or before 120 days from the date hereof; or

    (e) By the Company if, without any material breach by the Company of its obligations under this Agreement, the purchase of Shares pursuant to the Offer shall not have occurred on or before 120 days from the date hereof; or

    (f) By the Company (i) if there shall be a material breach of any of Parent or the Purchaser's representations, warranties or covenants hereunder, which breach cannot be or has not been cured within ten (10) days of the receipt of written notice thereof or (ii) to allow the Company to enter into an agreement in accordance with Section 5.3(b) with respect to a Superior Proposal which the Board of Directors has determined is more favorable to the stockholders of the Company than the transactions contemplated hereby; PROVIDED that it has complied with all provisions thereof, including the notice provision therein, and that it makes simultaneous payment of the Termination Fee, plus any amounts then due as a reimbursement of expenses; or

    (g) By Parent, if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty or covenant or other agreement contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in paragraph (d) or (e) of Annex I hereto and
(ii) cannot be or has not been cured within ten (10) days of the receipt of written notice thereof; or

    (h) By Parent, at any time prior to the purchase of the Shares pursuant to the Offer, if (i) the Board of Directors of the Company shall withdraw, modify, or change its recommendation or approval in respect of this Agreement or the Offer in a manner adverse to the Purchaser, (ii) the Board of Directors of the Company shall have recommended any proposal other than by Parent or the Purchaser in respect of a Takeover Proposal, (iii) the Company shall have exercised a right with respect to Takeover Proposal referenced in Section 5.3(b) and shall, directly or through its representatives, continue discussions with any third party concerning a Takeover Proposal for more than twenty (20) business days after the date of receipt of such Takeover Proposal, (iv) a Takeover Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected such proposal within twenty (20) business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed, or (v) any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent or the Purchaser or any of their respective subsidiaries or affiliates shall have become the beneficial owner of more than 15% (or in the case of the Gabelli Funds, Inc. and its affiliates and associates, 32%) of the outstanding Shares (either on a primary or a fully diluted basis); provided, however, that this provision shall not apply to any Person that owns more than 15% of the outstanding Shares on the date hereof.

    SECTION 8.2. EFFECT OF TERMINATION.

    (a) In the event of termination of this Agreement as provided in Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such terminations is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, the Purchaser or the Company, except (i) as set forth in Sections 6.5 and 9.3 hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

    (b) If (i) Parent shall have terminated this Agreement pursuant to Section 8.1(h)(i) or 8.1(h)(ii), (ii) (A) the Parent shall have terminated this Agreement pursuant to Section 8.1(g) or pursuant to Section 8.1(h)(iii), 8.1(h)(iv) or 8.1(h)(v) and (B) within eighteen (18) months of any such termination the Company shall have entered into a definitive agreement with respect to a Takeover Proposal or a Takeover Proposal with respect to the Company shall have been consummated with such Person, or (iii) the Company shall have terminated this Agreement pursuant to Section 8.1(f)(ii), then in either such case the Company shall pay simultaneously with such termination if pursuant to Section 8.1(f)(ii) and promptly, but in no event later than two business days after the date of such termination or event if pursuant to Section 8.1(h) or 8.1(g), to Parent a termination fee (the "Termination Fee") of $2,000,000 plus an amount, not in excess of $1,500,000, equal to the Purchaser's actual and reasonably documented reasonable out-of-pocket expenses incurred by Parent and the Purchaser in connection with the Offer, the Merger, this Agreement and the consummation of the transactions contemplated hereby, which amount shall be payable by wire transfer to such account as the Purchaser may designate in writing to the Company. No fee or expense reimbursement shall be paid pursuant to this Section 8.2(b) if the Purchaser shall be in material breach of its obligations hereunder.

                                  ARTICLE IX.
                               GENERAL PROVISIONS

    SECTION 9.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. The representations, warranties and agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article II and Section 6.8 shall survive the Effective Time indefinitely and those set forth in Sections 6.4(b), 6.4(c), 8.2 and 9.3 shall survive termination indefinitely.

    SECTION 9.2. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

            (a) if to Parent or the Purchaser
Fremont Acquisition Company, LLC
               c/o Fremont Partners, L.L.C.
               50 Fremont Street, Suite 3700
               San Francisco, California 94105
               Attention: Robert Jaunich II
               Facsimile: (415) 284-8191
               With a copy to:

               Fremont Partners, L.L.C.
               50 Fremont Street, Suite 3700
               San Francisco, California 94105
               Attention: General Counsel
               Facsimile: (415) 512-7121

    And a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Embarcadero Center, Suite 3800
               San Francisco, California 94111
               Attention: Kenton J. King, Esq.
               Facsimile: (415) 984-2698

            (b) if to the Company:

               Kerr Group, Inc.
               500 New Holland Avenue
               Lancaster, PA 176022104
               Attention: D. Gordon Strickland
               Facsimile: (717) 394-6398
               With a copy to:

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York 10022
               Attention: Harvey L. Sperry, Esq.
               Facsimile: (212) 821-8111

    SECTION 9.3. EXPENSES. Except as expressly set forth in Section 8.2(b), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

    SECTION 9.4. CERTAIN DEFINITIONS.  For purposes of this Agreement, the term:

    (a) "affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

    (b) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

    (c) "Lien" means any mortgage, pledge, hypothecation, assignment for security purposes, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever

(including without limitation any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing); PROVIDED, HOWEVER, that liens for Taxes not yet due and payable but for which adequate reserves have been established and other statutory liens shall not be Liens for the purposes of this Agreement.

    (d) "Person" means an individual, corporation, partnership, limited liability company, association, trust or any unincorporated organization.

    SECTION 9.5. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.6. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

    SECTION 9.7. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

    SECTION 9.8. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and the Purchaser may assign all or any of their rights hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder.

    SECTION 9.9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

    SECTION 9.10. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by Parent and the Purchaser, and by action taken by or on behalf of the Company's Board of Directors at any time before the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share or Series D Share will be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 9.11. WAIVER. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

    SECTION 9.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

    IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          Very truly yours,

                                          KERR GROUP, INC.

                                          By       /s/ D. GORDON STRICKLAND

                                            ------------------------------------

                                             Nane: D. Gordon Strickland
                                            Title: PRESIDENT AND CEO

                                          FREMONT ACQUISITION COMPANY, LLC

                                          By           /s/ GIL LAMPHERE

                                            ------------------------------------

                                             Name: Gil Lamphere
                                            Title: PRESIDENT

                                          KERR ACQUISITION CORPORATION

                                          By         /s/ GREGORY P. SPIVY

                                            ------------------------------------

                                             Name: Gregory P. Spivy
                                            Title: VICE PRESIDENT

                                    ANNEX I

    CONDITIONS TO THE OFFER. Notwithstanding any other provision of the Offer, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and (subject to any such rules or regulations) may delay the acceptance for payment of any tendered Shares and (except as provided in this Agreement) amend or terminate the Offer as to any Shares not then paid for if (i) the condition that there shall be validly tendered and not withdrawn prior to the expiration of the Offer a number of shares of Company Common Stock and Series D Shares (assuming the conversion of all such Series D Shares into shares of the Company Common Stock) which represents at least 51% of the number of shares of Company Common Stock then outstanding on a fully diluted basis (after giving effect to the conversion or exercise of all outstanding Series D Shares, options, warrants and other rights and securities exercisable or convertible into shares of Company Common Stock) shall not have been satisfied (the "Minimum Condition") or (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer or (iii) at any time after the date of this Merger Agreement and before the time of acceptance of payment for any such Shares (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer,) any of the following conditions exists:

        (a) there shall be pending in effect an injunction or other order, decree, judgment or ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission of competent jurisdiction or a statute, rule, regulation, executive order or other action shall have been promulgated, enacted, taken or threatened by a governmental authority or a governmental, regulatory or administrative agency or commission of competent jurisdiction which in any such case (i) restrains or prohibits the making or consummation of the Offer or the consummation of the Merger, (ii) prohibits or restricts the ownership or operation by the Purchaser (or any of its affiliates or subsidiaries) of any portion of its or the Company's business or assets which is material to the business of all such entities taken as a whole, or compels the Purchaser (or any of its affiliates or subsidiaries) to dispose of or hold separate any portion of its or the Company's business or assets which is material to the business of all such entities taken as a whole, (iii) imposes material limitations on the ability of the Purchaser effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by the Purchaser on all matters properly presented to the stockholders of the Company, (iv) imposes any material limitations on the ability of the Purchaser or any of their respective affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company; or

        (b) this Agreement shall have been terminated by the Company or the Purchaser in accordance with its terms; or

        (c) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or the over-the-counter market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit generally by banks or other financial institutions, (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans or
    (vi) in the case of any of the foregoing existing at the time of the execution of this Agreement, a material acceleration or worsening thereof;

        (d) the representations and warranties of the Company set forth in this Agreement shall not be true and correct in all material respects, in each case (i) as of the date referred to in any representation or warranty which addresses matters as of a particular date, or (ii) as to all other representations and warranties as of the date of this Agreement and as of the scheduled expiration of the Offer, (without giving effect to any materiality qualification or standard contained in any such representations and warranties); or

        (e) the Company shall have failed to perform in all material respects any obligation or to comply with any agreement or covenant to be performed or complied with by it under this Agreement (without giving effect to any materiality qualification or standard contained in any such agreements or covenants); or

        (f) the Purchaser shall have failed to receive a certificate executed by the President or a Vice President of the Company, dated as of the scheduled expiration of the Offer, to the effect that the conditions set forth in paragraphs (d) and (e) of this Annex I have not occurred; or

        (g) there shall have occurred any change (or any development that, insofar as reasonably can be foreseen, reasonably likely to result in any change) that constitutes a Material Adverse Effect; or

        (h) person (other than the Gabelli Funds, Inc. and its affiliates and associates) acquires beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), of at least 15% of the outstanding Company Common Stock.

    The foregoing conditions are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances (including any action or inaction by the Purchaser) giving rise to any such conditions and may be waived by the Purchaser in whole or in part at any time and from time to time, in each case, in the exercise of the good faith judgment of the Purchaser and subject to the terms of this Agreement. The failure by the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                              TABLE OF DEFINITIONS

                                                                                                          PAGE
                                                                                                      ------------
Affiliate...........................................................................................  9.4(a)
Agreement...........................................................................................  Recitals
Appointment Date....................................................................................  5.2
Audit...............................................................................................  4.14(h)
Balance Sheet.......................................................................................  4.14(b)
Blue Sky............................................................................................  4.4(b)
Board of Directors..................................................................................  Recitals
Certificates........................................................................................  2.11(b)
CIBC................................................................................................  4.26
Closing.............................................................................................  2.3
Closing Date........................................................................................  2.3
Code................................................................................................  4.9(a)
Common Per Share Amount.............................................................................  Recitals
Common Stock Merger Consideration...................................................................  2.9(a)
Company.............................................................................................  Recitals
Company Agreement...................................................................................  4.13
Company Common Stock................................................................................  Recitals
Company Preferred Stock.............................................................................  4.2
Computer Software...................................................................................  4.15(a)
Confidentiality Agreement...........................................................................  6.5(b)
Control.............................................................................................  9.4(b)
Delaware Law........................................................................................  Recitals
Disclosure Schedule.................................................................................  3.7
Dissenting Shares...................................................................................  2.10(a)
Distribution Date...................................................................................  1.2(a)
Draft Opinion.......................................................................................  4.26
Effective Time......................................................................................  2.2
Employee Plans......................................................................................  4.9(a)
Environmental Laws..................................................................................  4.19(a)
ERISA...............................................................................................  4.9(a)
ESOPs...............................................................................................  6.9(b)
Exchange Act........................................................................................  1.1(a)
Exchange Agent......................................................................................  2.11(a)
Financial Statements................................................................................  4.5(b)
GAAP................................................................................................  4.5(b)
Governmental Authority..............................................................................  3.3(b)
HSR Act.............................................................................................  3.3(b)
Indemnified Parties.................................................................................  6.8(a)
Independent Directors...............................................................................  1.3(a)
Intellectual Property...............................................................................  4.15(b)
Lien................................................................................................  9.4(c)
Material Adverse Effect.............................................................................  4.1
Merger..............................................................................................  Recitals
Merger Consideration................................................................................  2.9(c)
Offer...............................................................................................  Recitals
Offer Documents.....................................................................................  1.1(c)
Offer to Purchase...................................................................................  1.1(c)
Option Agreement....................................................................................  Recitals
Option Plans........................................................................................  2.12(a)
Option Price........................................................................................  2.12(a)

                                                                                                          PAGE
                                                                                                      ------------
Options.............................................................................................  2.11(b)
Other Stock Plan....................................................................................  2.12(a)
Person..............................................................................................  9.4(d)
Proxy Statement.....................................................................................  2.7(a)(ii)
Proxy Statement.....................................................................................  4.10
Purchaser Information...............................................................................  3.3(b)
Purchaser Representatives...........................................................................  6.5(b)
Real Property.......................................................................................  4.20(a)
Rights..............................................................................................  Recitals
Rights Agreement....................................................................................  Recitals
Schedule 14D-1......................................................................................  1.1(c)
Schedule 14D-9......................................................................................  1.2(b)
SEC.................................................................................................  1.1(c)
SEC Reports.........................................................................................  4.5(a)
Securities Act......................................................................................  4.5(a)
Series D Per Share Amount...........................................................................  Recitals
Series D Shares.....................................................................................  Recitals
Shares..............................................................................................  Recitals
Special Meeting.....................................................................................  2.7(a)(i)
Stockholders' Meeting...............................................................................  4.10
Subsidiary..........................................................................................  4
Superior Proposal...................................................................................  5.3(b)
Surviving Corporation...............................................................................  2.1
Takeover Proposal...................................................................................  5.1
Takeover Proposal Interest..........................................................................  5.1
Tax Authority.......................................................................................  4.14(h)
Tax Return..........................................................................................  4.14(i)
Taxes...............................................................................................  4.14(h)
Termination Fee.....................................................................................  8.2(b)
Voting Debt.........................................................................................  4.4(b)

                                                                       EXHIBIT A

                            COMPANY OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of July 1, 1997 (this "Agreement"), between Fremont Acquisition Company, LLC, a Delaware limited liability company ("Parent"), and Kerr Group, Inc., a Delaware corporation (the "Company").

    WHEREAS, Parent, Kerr Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, concurrently with the execution and delivery of this Agreement, will enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger of Sub with and into the Company (the "Merger"); and

    WHEREAS, as a condition to the willingness of Parent and Sub to enter into the Merger Agreement, Parent and Sub have required that the Company agree, and in order to induce Parent and Sub to enter into the Merger Agreement the Company has agreed, to grant Parent the option (as hereinafter defined) upon the terms and subject to the conditions of this Agreement.

    NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE OPTION

    SECTION 1.1 GRANT OF OPTION. The Company hereby grants to Parent an irrevocable option (the "Option") to purchase up to 782,685 newly-issued shares (the "Shares") of the Common Stock, par value $.50 per share ("Company Common Stock"), of the Company at a purchase price per share of $5.40 (the "Exercise Price"), in the manner set forth in Sections 1.2 and 1.3 of this Agreement; PROVIDED, HOWEVER, that in no event shall the number of Shares for which the Option is exercisable exceed 19.9% of the Company's issued and outstanding shares of Company Common Stock. The number of Shares that may be received upon the exercise of the Option and the Exercise Price are subject to adjustment as herein set forth. This Agreement shall terminate, and the Option hereby granted expire, on the earliest of (i) the Effective Time (as defined in the Merger Agreement) and (ii) to the extent that no Option Notice (as defined below) has theretofore been given by Parent, six (6) months after any termination of the Merger Agreement pursuant to Article VIII thereof.

    SECTION 1.2 EXERCISE OF OPTION. At any time or from time to time prior to the termination of the option granted hereunder in accordance with the terms of this Agreement, Parent (or its designee) may exercise the option, in whole or in part, if on or after the date hereof:

    (a) any corporation, partnership, individual, trust, unincorporated association, or other entity or "person" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Parent or any of its "affiliates" (as defined in the Exchange Act) (a "Third Party"), shall have:

        (i) commenced a BONA FIDE tender offer or exchange offer for any shares of Company Common Stock, the consummation of which would result in "beneficial ownership" (as defined under the Exchange Act) by such Third Party (together with all such Third Party's affiliates and "associates" (as such term is defined in the Exchange Act)) of 15% or more of the then outstanding voting equity of the Company (either on a primary or a fully diluted basis);

        (ii) acquired beneficial ownership of shares of Company Stock which, when aggregated with any shares of Company Stock already owned by such Third Party, its affiliates and associates, would result in the aggregate beneficial ownership by such Third Party its affiliates and associates of 15% (or, in the case of The Gabelli Funds, Inc. and its affiliates and associates, 32%), or more of the then outstanding voting equity of the Company (either on a primary or a fully diluted basis), PROVIDED, HOWEVER, that "Third Party" for purposes of this clause (ii) shall not include any corporation, partnership, person, other entity or group which beneficially owns more than 15% of the outstanding voting equity of the Company (either on a primary or a fully diluted basis) as of the date hereof and that does not, after the date hereof, increase such ownership percentage by more than an additional 1% of the outstanding voting equity of the Company (either on a primary or a fully diluted basis);

        (iii) solicited "proxies" in a "solicitation" subject to the proxy rules under the Exchange Act, executed any written consent or become a "participant" in any "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act), in each case with respect to the Company Stock;

    (b) any of the events described in Section 8.1(g) or (h) of the Merger Agreement that would allow Parent to terminate the Merger Agreement has occurred (but without the necessity of Parent having terminated the Merger Agreement).

    In the event that Parent wishes to exercise all or any part of the Option, Parent shall give written notice (the "Option Notice," with the date of the Option Notice being hereinafter called the "Notice Date") to the Company specifying the number of Shares it will purchase and a place and date (not earlier than three (3) nor later than twenty (20) business days from the Notice
Date) for closing such purchase (a "Closing"). Parent's obligation to purchase Shares upon any exercise of the option is subject (at its election) to the conditions that (i) no preliminary or permanent injunction or other order against the purchase, issuance or delivery of the Shares issued by any federal, state or foreign court of competent jurisdiction shall be in effect (and no action or proceeding shall have been commenced or threatened for purposes of obtaining such an injunction or order) and (ii) any applicable waiting period under the HSR Act shall have expired and (iii) there shall have been no material breach of the representations, warranties, covenants or agreements of the Company contained in this Agreement or the Merger Agreement; PROVIDED, HOWEVER, that any failure by Parent to purchase Shares upon exercise of the Option at any Closing as a result of the nonsatisfaction of any of such conditions shall not affect or prejudice Parent's right to purchase such Shares upon the subsequent satisfaction of such conditions. Upon request by Parent, the Company will promptly take all action required to effect all necessary filings by the Company under the HSR Act.

    SECTION 1.3 PURCHASE OF SHARES. At any Closing, (i) the Company will deliver to Parent the certificate or certificates representing the number of Shares being purchased in proper form for transfer upon exercise of the Option in the denominations designated by Parent in the Option Notice, and, if the Option has been exercised in part, a new Option evidencing the rights of Parent to purchase the balance of the Shares subject thereto, and (ii) Parent shall pay the aggregate purchase price for the Shares to be purchased by delivery to the Company of a certified or bank cashier's check payable in New York Clearing House funds to the order of the Company in the amount of the Exercise Price times the number of shares to be purchased.

    SECTION 1.4 ADJUSTMENTS UPON SHARE ISSUANCES, CHANGES IN CAPITALIZATION, ETC. (a)In the event of any change in Company Common Stock or in the number of outstanding shares of Company Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), the type and number of the Shares to be issued by the Company upon exercise of the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Parent shall receive upon exercise of the Option the number and class of shares or other securities or property that Parent would have received in respect to the Company Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable, and such

Company Common Stock had elected to the fullest extent it would have been permitted to elect, to receive such securities, cash or other property.

    (b) In the event that the Company shall enter into an agreement (i) to consolidate with or merge into any person, other than Parent or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Parent or one of its subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Company Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or then outstanding shares of Company Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Parent or one of its subsidiaries, then, and in each such case, proper provision shall be made in the agreements governing such transaction so that Parent shall receive upon exercise of the Option the number and class of shares or other securities or property that Parent would have received in respect of Company Common Stock if the Option had been exercised immediately prior to such transaction, or the record date therefor, as applicable, and such Company Common Stock had elected to the fullest extent it would have been permitted to elect, to receive such securities, cash or other property.

    (c) The rights of Parent under this Section 1.4 shall be in addition to, and shall in no way limit, its rights against the Company for any breach of the Merger Agreement.

    (d) The provisions of this Agreement shall apply with appropriate adjustments to any securities for which the Option becomes exercisable pursuant to this Section 1.4.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent as follows:

    SECTION 2.1 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has all necessary power and authority (corporate and otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or for the Company to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    SECTION 2.2 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the certificate of incorporation or by-laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which the Company is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance of any kind on any of the Shares pursuant to, any agreement, contract, indenture, notice or instrument to which the Company is a party or by which the Company is bound or affected, or (iv) except for applicable requirements, if any, of the HSR Act, the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), require any filing by the Company with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, domestic or foreign.

    SECTION 2.3 OPTION SHARES. The Company has taken all necessary corporate action to authorize and reserve for issuance upon exercise of the Option a total of 782,685 Shares, and the Shares, when issued and delivered by the Company to Parent upon exercise of the Option, will be duly authorized, validly issued, fully paid and nonassessable shares of Company Common Stock, and will be free and clear of any security interests, liens, claims, pledges, charges or encumbrances of any kind.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent hereby represents and warrants to the Company as follows:

    SECTION 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Parent is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Parent has all necessary power and authority (corporate and otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent, and no other corporate proceeding on the part of Parent is necessary to authorize this Agreement or for Parent to consummate such transactions. This Agreement has been duly executed and delivered by Parent and, assuming its due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

    SECTION 3.2 NO CONFLICT, REQUIRED FILING AND CONSENTS. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the certificate of formation of Parent, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which Parent is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, contract, indenture, note or instrument to which Parent is a party or by which it is bound or affected or (iv) except for applicable requirements, if any, of the HSR Act, the Exchange Act, and the Securities Act, require any filing by Parent with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, domestic or foreign, except in the case of each of the foregoing clauses (i) through (iv) for any such conflicts, violations, breaches, defaults, failures to file or obtain the consent or approval of, or other occurrences that would not cause or create a material risk of non-performance or delayed performance by Parent of its obligations under this Agreement.

    SECTION 3.3 INVESTMENT INTENT. The purchase of Shares pursuant to this Agreement is for the account of Parent for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

                                   ARTICLE IV
                             ADDITIONAL AGREEMENTS

    SECTION 4.1 REGISTRATION RIGHTS; LISTING OF SHARES. (a) Upon the written request of Parent, the Company agrees to effect up to two registrations under the Securities Act and any applicable state securities laws covering any part or all of the Option (provided that only Shares will be distributed to the public) and any part or all of the Shares purchased under this Agreement, which registration shall be continued in effect for 90 days, unless, in the written opinion of counsel to the Company, addressed to Parent and reasonably satisfactory in form and substance to counsel for Parent, such registration is not required for the sale and distribution of such Shares in the manner contemplated by Parent. The registration effected under this paragraph shall be effected at the Company's expense except for any underwriting commissions. If Shares are offered in a firm commitment underwriting, the Company will provide reasonable and customary indemnification to the underwriters. In the event of any demand for registration pursuant to this paragraph, the Company may delay the filing of the registration statement for a period of up to 90 days if, in the good faith judgment of the Board of Directors of the Company, such delay is necessary in order to avoid interference with a planned material transaction involving the Company. In the event the Company effects a registration of Company Common Stock for its own account or for any other stockholder of the Company (other than on Form S-4 or Form S-8, or any successor or similar form), it shall allow Parent to participate in such registration; PROVIDED, HOWEVER,that if the managing underwriters in such offering advise the Company in writing that in their opinion the number of shares of Company Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include the securities requested to be included therein pro rata among the holders requesting to be included.

    (b) The Company shall, at its expense, use its best efforts to cause the Shares to be approved for quotation on the New York Stock Exchange, Inc. (the "NYSE") subject to notice of issuance, as promptly as practicable following the date of this Agreement, and will provide prompt notice to the NYSE of the issuance of each Share pursuant to any exercise of the Option.

    SECTION 4.2 LIMITATION ON PROFIT. (a) Notwithstanding any other provision of this Agreement, in no event shall Parent's Total Profit (as hereinafter defined) exceed $1,000,000 and, if it otherwise would exceed such amount, Parent, at its sole election, shall either (a) reduce the number of shares of Company Common Stock subject to the Company Option, (b) deliver to Company for cancellation Company Shares previously purchased by Parent, (c) pay cash to Company, or (d) any combination thereof, so that Parent's actually realized Total Profit shall not exceed $1,000,000 after taking into account the foregoing actions.

    (b) As used herein, the term "TOTAL PROFIT" shall mean the aggregate amount (before taxes) of the following: (i) (x) the net cash amounts received by Parent pursuant to the sale of Company Shares (or any other securities into which such Company Shares are converted or exchanged) to any unaffiliated party, less (y) Parent's purchase price of such Company Shares, and (ii) any Notional Total Profit (as defined below).

    (c) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Parent may propose to exercise the Company Option shall be the Total Profit determined as of the date of such proposal assuming that the Company Option were exercised on such date for such number of shares and assuming that such shares, together with all other Company Shares held by Parent and its affiliates as of such date, were sold for cash at the closing market price for the Company Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

    SECTION 4.3 TRANSFER OF SHARES; RESTRICTIVE LEGEND. Parent agrees not to transfer or otherwise dispose of the Shares, or any interest therein, without first providing to the Company an opinion of counsel for Parent, reasonably satisfactory in form and substance to counsel for the Company, to the effect that such transfer or disposition will not violate the Securities Act or any applicable state law governing the offer and sale of securities, and the rules and regulations thereunder. Parent further agrees to the placement on the certificate(s) representing the Shares of the following legend:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

provided that upon provision to the Company of any opinion of counsel for Parent, reasonably satisfactory in form and substance to counsel for the Company, to the effect that such legend is no longer required under the provisions of the Securities Act or applicable state securities laws, the Company shall promptly cause new unlegended certificates representing such Shares to be issued to Parent against surrender of such legended certificates.

    SECTION 4.4 BEST EFFORTS. Subject to the terms and conditions of this Agreement, Parent and the Company shall each use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any governmental or regulatory authority in connection with this Agreement or the transactions contemplated hereby.

    SECTION 4.5 FURTHER ASSURANCES. The Company shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out the provisions of this Agreement. If Parent shall exercise the Option, or any portion thereof, in accordance with the terms of this Agreement, the Company shall, without additional consideration, execute and deliver all such further documents and instruments and take all such further action as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

    SECTION 4.6 SURVIVAL. All of the representations, warranties and covenants contained herein shall survive a Closing and shall be deemed to have been made as of the date hereof and as of the date of each Closing.

                                   ARTICLE V
                                 MISCELLANEOUS

    SECTION 5.1 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, without any requirement for securing or posting any bond, in addition to any other remedy at law or equity.

    SECTION 5.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

    SECTION 5.3 AMENDMENT; ASSIGNMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and specifically referencing this Agreement. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the rights and obligations of Parent hereunder may, upon written notice to the Company prior to or promptly following such action, be assigned by Parent to any of its corporate affiliates, but no such transfer shall relieve Parent of its obligations hereunder if such transferee does not perform such obligations.

    SECTION 5.4 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provisions hereof or thereof shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstances, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    SECTION 5.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

    SECTION 5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

    SECTION 5.7 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice): (i) if to Parent, to its address set forth in Section 9.2(a) of the Merger Agreement; and (ii) if to the Company, to the Company's address set forth in Section 9.2(b) of the Merger Agreement.

    SECTION 5.8 BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

    IN WITNESS WHEREOF, each of the Company and Parent have caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                KERR GROUP, INC.

                                By:  -----------------------------------------
                                             Name: D. Gordon Strickland
                                              TITLE: PRESIDENT AND CEO

                                FREMONT ACQUISITION COMPANY, LLC

                                By:  -----------------------------------------
                                                 Name: Gil Lamphere
                                                  TITLE: PRESIDENT

                                    ANNEX II
                               SECTION 262 OF THE
                         GENERAL CORPORATION LAW OF THE
                               STATE OF DELAWARE

                               SECTION 262 OF THE
                         GENERAL CORPORATION LAW OF THE
                               STATE OF DELAWARE

    262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 349, L. '96, eff. 7-1-96.)

                                   ANNEX III
                                    OPINION
                                       OF
                                CIBC WOOD GUNDY
                                SECURITIES CORP

June 30, 1997

The Board of Directors
Kerr Group, Inc.
500 New Holland Avenue
Lancaster, PA 17602-2104

Dear Members of the Board:


    You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of Common Stock, par value $0.50 per share ("Common Stock"), and to the holders of Class B Cumulative Convertible Preferred Stock, Series D (the "Preferred Stock"), of Kerr Group, Inc. (the "Company") of the consideration to be received by each class of such securities in a series of transactions (collectively, the "Transactions") pursuant to the Agreement and Plan of Merger among the Company, Fremont Acquisition Company, LLC ("Fremont") and Kerr Acquisition Corporation ("Purchaser"), dated as of July 1, 1997 (collectively the "Merger Agreement"). Pursuant to the Merger Agreement, Purchaser is required to commence a tender offer to purchase, subject to certain conditions (the "Offer"), any and all of the outstanding shares of Common Stock of the Company at a price of $5.40 per share, net to the seller in cash, and any and all of the outstanding shares of Preferred Stock of the Company at a price of $12.50 per share, net to the seller in cash (collectively, the "Offer Consideration"). Following consummation of the Offer, subject to, among other things, the favorable required vote of holders of shares of Common Stock (if necessary), pursuant to the Merger (as defined in the Merger Agreement), each remaining outstanding share (other than shares of Common Stock owned by the Company as treasury stock or owned by Purchaser or any other subsidiary of Fremont and other than shares of Common Stock held by holders who properly exercise and perfect dissenter's rights, if any) will be converted into the right to receive $5.40 per share, net to the seller in cash, and each remaining outstanding share of Preferred Stock (other than shares of Preferred Stock owned by the Company as treasury stock or owned by Purchaser or any other subsidiary of Fremont and other than shares of Preferred Stock held by holders who properly exercise and perfect dissenter's rights, if any) will be converted into the right to receive $12.50 per share, net to the seller in cash (collectively, the "Merger Consideration" and together with the Offer Consideration, the "Consideration").


    In connection with the rendering of this opinion, we have:

    (i) Reviewed the terms and conditions of the Merger Agreement and the financial terms of the Transactions, all as set forth in the Merger Agreement, and the option agreement dated July 1, 1997 between the Company and Fremont pursuant to which Fremont was granted the right to purchase shares of Common Stock;

    (ii) Analyzed certain historical business and financial information relating to the Company;

   (iii) Reviewed certain financial forecasts and other data provided to us by the Company relating to the business of the Company, including the most recent business plan for the Company prepared by the Company's senior management, in the form furnished to us:

    (iv) Conducted discussions with members of the senior management of the Company with respect to the businesses and prospects of the Company, the strategic objectives of the Company and possible benefits which might be realized following the Merger;

    (v) Reviewed public information with respect to certain other companies in the lines of businesses we believe to be generally comparable in whole or in part to businesses of the Company and reviewed the financial terms of certain other business combinations involving companies in lines

                                     III-1
        of businesses we believe to be generally comparable in whole or in part to businesses of the Company that have recently been effected;


    (vi) Reviewed the historical stock prices and trading volumes of the Common Stock and Preferred Stock;

   (vii) Reviewed the trading prices and yields of selected publicly traded distressed securities which we deemed comparable to the Company's;

  (viii) Conducted discussions with numerous third parties regarding their potential interest in making an investment in the Company or acquiring it as a whole; and

    (ix) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

    We have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed any responsibility for independent verification of such information or conducted any independent valuation or appraisal of any of the assets of the Company, nor have we been furnished with any such appraisals. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for, and express no view as to, such forecasts or the assumptions on which they are based.


    Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. In rendering our opinion, we have assumed that the Transactions will be consummated substantially on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by any party thereto. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion to reflect such developments.



    This opinion does not address the business decision of the Board of Directors of the Company to engage in the Transactions. No opinion is expressed herein nor should one be implied as to the fair market value of Common Stock or Preferred Stock. We have advised the Board of Directors of the Company that, based on the terms of our engagement by the Company, we do not believe that any person (including any common or preferred stockholder of the Company), other than the Company and the Board of Directors of the Company, has the legal right to rely upon this letter to support any claim against us arising under applicable state law and that, should any such claim be brought against us by any such person, this assertion would be raised as a defense. In the absence of applicable state law, the availability of such a defense would be resolved by a court of competent jurisdiction. Resolution of the question of the availability of such a defense, however, would have no effect on the rights and responsibilities of the Board of Directors of the Company under applicable state law. Furthermore, the availability of such a defense to us would have no effect on the rights and responsibilities of either us or the Board of Directors of the Company under the federal securities laws.



    Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors, and our opinion is rendered in connection with its consideration of the Transactions. This opinion is not intended to and does not constitute a recommendation to any holder of Common Stock or Preferred Stock as to whether such holder should tender shares pursuant to the Offer or vote to approve the Merger Agreement and the transactions contemplated thereby. It is understood that, except for inclusion of this letter in its entirety in a proxy statement, information statement or tender offer recommendation statement of
Schedule 14D-9 from the Company to holders of Common Stock or Preferred Stock relating to the Transactions, this letter may not be disclosed or otherwise referred to or used for any other purpose without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.


                                     III-2

    In connection with the rendering of this opinion, we have assumed that under applicable provisions of the General Corporation Law of the State of Delaware, controlling legal precedent and the Certificate of Designations of the Preferred Stock, the holders of such Preferred Stock are not entitled to receive amounts at least equal to the liquidation preference of the Preferred Stock plus accrued and unpaid dividends or any other amount in connection with the Transactions.

    Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of Common Stock, on the one hand, and Preferred Stock, on the other, pursuant to the Offer and under the terms of the Merger Agreement, is fair to such holders (other than Purchaser or any other subsidiary of Fremont), from a financial point of view.

                                Very truly yours,

                                By:     /s/ CIBC WOOD GUNDY SECURITIES CORP.
                                     -----------------------------------------
                                          CIBC Wood Gundy Securities Corp.

                                     III-3